Filed Pursuant to Rule 424(b)(3)
Registration No. 333-223022

PROSPECTUS

Oaktree Real Estate Income Trust, Inc.

Maximum Offering of $2,000,000,000

Oaktree Real Estate Income Trust, Inc. is a corporation formed to invest in commercial real estate assets, primarily office, multifamily and industrial assets. We are externally managed by our adviser, Oaktree Fund Advisors, LLC (the “Adviser”). The Adviser is an affiliate of our sponsor, Oaktree Capital Management, L.P. (together with its affiliates, “Oaktree”), a leader among global investment managers. We conduct our operations as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We have only made limited investments to date and thus are considered a blind pool.

We are offering on a continuous basis up to $2,000,000,000 in shares of common stock, consisting of up to $1,600,000,000 in shares in our primary offering and up to $400,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We may, but are not obligated to, offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments” for examples of valuation adjustment events that may cause a material change to our NAV per share. This is a “best efforts” offering, which means that Independent Brokerage Solutions LLC, the dealer manager for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

Although we do not intend to list our shares of common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share repurchase plan whereby, subject to certain limitations, stockholders may request on a monthly basis that we repurchase all or any portion of their shares. We may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any particular month, in our discretion, subject to any limitations in the share repurchase plan. Subject to deductions for early repurchase, the repurchase price per share for each class of common stock would be equal to the then-current offering price before applicable selling commissions and dealer manager fees (the “transaction price”), as determined monthly, for such class.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 37 for risks to consider before buying our shares, including:

•	We have a limited prior operating history and there is no assurance that we will achieve our investment objectives.

•	This is a “blind pool” offering. We have only made limited investments to date and you will not have the opportunity to evaluate our future investments before we make them.

•	Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. We believe that the likelihood that we pay distributions from sources other than cash flow from operations, such as offering proceeds, borrowings and return of capital, will be higher in the early stages of the offering.
•	The purchase and repurchase price for shares of our common stock will generally be based on our prior month’s NAV (subject to material changes as described herein) and will not be based on any public trading market. While there will be independent appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•	We have no employees and are dependent on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and other Real Estate Accounts (as defined herein), the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•	Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

•	There are limits on the ownership and transferability of our shares.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease as a result of being subject to corporate income tax.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have also not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards including the ‘Regulation Best Interest’ standard to any or all purchasers.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.

	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Offering(4)	$1,600,000,000	$31,032,103	$1,932,363	$1,567,035,530
Class T Shares, per Share	$11.1063	$0.3219	$0.0537	$10.7307
Class S Shares, per Share	$10.9853	$0.3715	—	$10.6138
Class D Shares, per Share	$10.7844	$0.0537	—	$10.7307
Class I Shares, per Share	$10.7307	—	—	$10.7307
Maximum Distribution Reinvestment Plan	$400,000,000	—	—	$400,000,000

(1)

The price per share shown for each of our classes of shares is the May 1, 2021 transaction price, which is equal to such class’s NAV as of March 31, 2021, plus applicable upfront selling commissions and dealer manager fees. Shares of each class will be issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. The transaction price is the then-current offering price per share before applicable selling commissions and dealer manager fees and is generally the prior month’s NAV per share for such class.

(2)

The table assumes that all shares are sold in the primary offering, with 1/4 of the gross offering proceeds from the sale at Class T shares, 1/4 of the gross offering proceeds from the sale of Class S shares, 1/4 of the gross offering proceeds from the sale of Class D shares and 1/4 of the gross offering proceeds from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; provided, however, that such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.5% of the transaction price. For Class D shares sold in the primary offering, investors will pay upfront selling commissions of up to 0.5% of the transaction price. We will also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; provided, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. No stockholder servicing fees will be paid with respect to the Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)	Proceeds are calculated before deducting stockholder servicing fees or organization and offering expenses payable by us, which are paid over time.
(4)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

Under no circumstances may total underwriting compensation and total organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) exceed 10% and 15%, respectively, of the gross proceeds from this offering.

The date of this prospectus is May 4, 2021

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our Class T, Class S and Class D common stock that we will accept is $2,500. The minimum initial investment in shares of our Class I common stock that we will accept is $1,000,000, unless waived by the dealer manager.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.

Alabama Investors. Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

California Investors. Purchasers residing in California may not invest more than 10% of their liquid net worth in us.

Idaho Investors. Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa Investors. Purchasers residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

Kansas Investors. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

Kentucky Investors. Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated non-publicly traded REITs.

Maine Investors. The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

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Massachusetts Investors. Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

Missouri Investors. No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered with the Securities Division.

Nebraska Investors. Purchasers residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth.

New Jersey Investors. New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico Investors. Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.

North Dakota Investors. Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.

Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that comprises cash, cash equivalents, and readily marketable securities.

Oregon Investors. Purchasers residing in Oregon may not invest more than 10% of their liquid net worth in us and our affiliates.

Pennsylvania Investors. Purchasers residing in Pennsylvania may not invest more than 10% of their liquid net worth in us.

Puerto Rico Investors. Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Tennessee Investors. Purchasers residing in Tennessee must have a liquid net worth of at least ten times their investment in us.

Vermont Investors. In addition to meeting the applicable suitability standards set forth above, each investor who is not an “accredited investor” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investor’s liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph.

For the purpose of these suitability standards “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

•	meet the minimum income and net worth standards established in your state;

•	are or will be in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and

•	are able to bear the economic risk of the investment based on your overall financial situation.

Commencing June 30, 2020, broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and establishes a “best interest” obligation for broker-dealers and their associated persons when making recommendations of any securities transaction or investment strategy involving securities to a retail customer. The obligations of Regulation Best Interest are in addition to, and may be more restrictive than, the suitability requirements listed above. When making such a recommendation to a retail customer, a broker-dealer must, among other things, act in the best interest of the retail customer at the time a recommendation is made, without placing its interests ahead of its retail customer’s interests. A broker-dealer may satisfy the best interest standard imposed by Regulation Best Interest by meeting disclosure, care, conflict of interest and compliance obligations. Regulation Best Interest also requires registered investment advisers and registered broker-dealers to provide a brief relationship summary to retail investors. This relationship summary, referred to as Form CRS, is not a prospectus. Investors should refer to the Prospectus for detailed information about this offering before deciding to purchase shares of our common stock. Currently, there is no administrative or case law interpreting Regulation Best Interest and the full scope of its applicability on broker-dealers participating in our offering cannot be determined at this time.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing, either manually or by electronic signature (except where use of such electronic signature has not been approved), the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and that all investors meet our suitability standards. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

The words “we,” “us,” “our,” the “Company” and “Oaktree REIT” refer to Oaktree Real Estate Income Trust, Inc., together with its consolidated subsidiaries, unless the context requires otherwise. The words “each class of common stock” or “each class of shares” refer to each class of our common stock, unless the context requires otherwise.

Unless otherwise noted, numerical information relating to Oaktree and its real estate group (“Oaktree Real Estate” or the “Real Estate group”) is approximate, is as of December 31, 2020, and includes activities of Oaktree Real Estate’s public and private portfolio companies, and information for Oaktree’s prior programs in the “Prior Performance” section of this prospectus is as of December 31, 2020.

Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that are not historical facts are based on our current expectations, estimates, projections, opinions, and/or beliefs. Such statements are not facts and involve known and unknown risks, uncertainties, and other factors. Prospective investors should not rely on these statements as if they were fact. Certain information contained in this prospectus constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” “forecast,” or “believe” or the negatives thereof or other variations thereon or other comparable terminology. Due to various risks and uncertainties, including those described in this prospectus, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and accompanying answers related to our structure, our management, our business and an offering of this type. They are not a substitute for disclosures elsewhere in this prospectus. You are encouraged to read “Prospectus Summary,” “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

Q:	What is Oaktree Real Estate Income Trust, Inc.?

A:

We are a Maryland corporation formed on July 27, 2017. We are externally managed by our adviser, Oaktree Fund Advisors, LLC (the “Adviser”), a Delaware limited liability company. The Adviser is an affiliate of Oaktree, our sponsor.

Q:	Who is Oaktree?

A:

Oaktree, our sponsor, is a leader among global investment managers specializing in alternative investments, with $148.0 billion in assets under management as of December 31, 2020. Oaktree’s mission is to deliver superior investment results with risk under control and to conduct its business with the highest integrity. Oaktree emphasizes an opportunistic, value-oriented and risk-controlled approach to investing across real assets (including real estate), credit strategies, private equity and listed equities. Over more than two decades, Oaktree has developed a large and growing client base through its ability to identify and capitalize on opportunities for attractive investment returns in less efficient markets.

Oaktree operates according to a unifying investment philosophy, which consists of six tenets—risk control, consistency, market inefficiency, specialization, bottom-up analysis and disavowal of market timing—and is complemented by a set of core business principles that articulate Oaktree’s commitment to excellence in investing, commonality of interests with clients, a collaborative and cooperative culture, and a disciplined, opportunistic approach to the expansion of products. Oaktree’s defining characteristics include specialized investment strategies, seasoned investment professionals, disciplined portfolio management and research techniques, sincere commitment to clients and an emphasis on seeking a high batting average rather than a mix of brilliant successes and dismal failures. The firm has a long-term track record of generating consistent, attractive risk-adjusted performance for its investors. In fact, Oaktree has generated positive net returns across nearly all of its 60 U.S.-focused closed-end funds with greater than 24 months of performance.

On September 30, 2019, Brookfield Asset Management Inc. (“Brookfield”) acquired 61.2% of Oaktree’s business in a stock and cash transaction. See “Management—Acquisition by Brookfield.”

Q:	Who is the Oaktree Real Estate group?

A:

Oaktree’s Real Estate group has managed dedicated real estate vehicles since its inception in 1995 and has organized 24 real estate funds and separate accounts and six co-investment vehicles that, as of December 31, 2020, had total gross invested capital of approximately $27.1 billion (excluding TCW Special Credit Fund VI, L.P. and its related separate accounts). The Real Estate group consists of three strategies: Real Estate Income, Real Estate Opportunities and Real Estate Debt. For us, Oaktree Real Estate employs the approaches pursued by both the Real Estate Income (which focuses on investments in well located, high-quality commercial real estate that generates strong current cash flows and offers the potential for appreciation through moderate leasing and repositioning strategies, including core-plus and value-add strategies) and Real Estate Debt strategies. Oaktree’s Real Estate group has generated positive net returns in each of its funds since its inception in 1995.

The Real Estate group comprises 59 investment professionals located in seven offices worldwide with combined industry experience of over 800 years. The team is led by John Brady, Managing Director and head of the Real Estate group, who joined Oaktree in 2007. In addition, the team consists of 23 managing directors individually averaging 22 years of investment experience. The Real Estate group has built its business around accessing high-quality real estate where longstanding relationships, limited competition and market inefficiencies have enabled the group to make below-market purchases. The team’s experience in resolving issues and adding value has created a tremendous breadth of deal flow with partners that depend on the Real Estate group’s reliability and trustworthy reputation and seek its capital and expertise on an ongoing basis.

We seek to acquire assets at discounts to market prices by generally sourcing deals on a proprietary basis through relationships with joint venture partners. In today’s market environment, the Real Estate group focuses on investing in primarily high-growth, non-gateway markets in the U.S. where it believes assets can be purchased at much more attractive yields than in the gateway markets (Boston, Chicago, Los Angeles, New York, San Francisco, and Washington D.C.).

Q:	What are your investment objectives?

A:	Our primary investment objectives are to:

•	Invest in a diversified portfolio of income-producing real estate and real estate-related debt investments;

•	Generate an attractive, stable level of current income for regular distributions to our stockholders; and

•	Invest in assets with long-term growth potential to achieve attractive risk-adjusted total returns, with an emphasis on downside protection.

We cannot assure you that we will achieve our investment objectives. See “Risk Factors.”

Q:	What is your investment strategy?

A:	Our investment strategy is to invest in a diversified portfolio of:

•	Income-producing real estate: U.S. commercial real estate with upside potential through modest management and asset-enhancement strategies;

•	Private loans: performing real estate debt, primarily commercial first mortgages and mezzanine loans; and

•	Traded securities: real estate-related securities, structured products and cash equivalents to help manage liquidity.

We expect 65-95% of the portfolio will be invested in income-producing real estate and 5-35% of the portfolio in private loans and traded securities. We expect that our commercial real property investments will primarily be office, multifamily and industrial assets, although we may selectively invest in retail, hotel and other income-producing assets. We expect that our real property investments will generally be fee simple interests, but may also include net leases and ground leases. Importantly, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, availability of attractive investment opportunities or an increase in anticipated cash requirements for repurchase requests.

We seek to achieve attractive risk-adjusted returns through investments in commercial real estate assets with an emphasis on stable current income and long-term growth potential. Consistent with Oaktree’s investment philosophy, we seek to achieve attractive returns and mitigate downside risk by identifying price discounts relative to intrinsic value and replacement cost. Our real estate-related private loan strategy seeks to achieve high current income and superior risk-adjusted returns. Lastly, our investments in traded securities, in addition to serving our investment purposes, will also provide a source of liquidity for our share repurchase plan and cash management.

Q:	What potential competitive strengths do you offer?

A:	We believe that investing in Oaktree REIT offers investors four primary benefits:

1.

Access to an institutional investment team with experience over multiple market cycles: The Oaktree Real Estate group has a 20-plus year track record of real estate investing across 24 real estate funds and separate accounts and six co-investment vehicles (excluding TCW Special Credit Fund VI, L.P. and its related separate accounts). The Real Estate group has generated positive net returns in all vehicles to date. Since 2008, the team has deployed $29.8 billion of gross invested capital across all Oaktree-managed funds, including $381 million of invested capital deployed in non Real Estate-led transactions.

2.

An actively-managed, diversified portfolio of income-oriented assets: The Oaktree Real Estate group has a history of building diversified portfolios across a significant number of small- to medium-sized transactions, across both income-producing equity and debt investments. As of December 31, 2020, the Real Estate group had invested $17.1 billion of gross invested capital across 147 commercial real estate transactions (average equity value of $48 million). Similarly, the group has invested $10.5 billion in performing real estate debt across 358 transactions. We believe that the flexible mandate and deep experience of the Real Estate group will allow it to opportunistically pivot among property types and throughout the capital structure. We believe that the high degree of diversification in the Real Estate group’s portfolios is unique among large real estate managers. Oaktree expects to employ this same diversified manner of investing for us to pursue the real estate equity and debt investments that Oaktree believes offer the most attractive risk-return profile.

3.

A team with the ability to access deal flow that is proprietary and less competitive: The Real Estate group has spent considerable effort developing relationships and evaluating opportunities across the top 50 U.S. real estate markets. Through these relationships with over 120 real estate operators, which include public companies, large developers and local operators, the Real Estate group has been able to access less competitive and sometimes harder-to-find real estate opportunities. Approximately 65% of the group’s investment activity represents repeat business with existing operating partners.

4.

Opportunistic approach to performing debt investing: We believe that the flexible mandate and experience of the Real Estate group will allow the Adviser to opportunistically pivot among investments across public and private debt categories to maximize risk-adjusted return potential.

Q:	What is the Oaktree Real Estate group’s experience?

A:

From January 1, 2008 through December 31, 2020, the Real Estate group led 147 separate U.S. commercial real estate equity transactions, representing $7.1 billion of gross invested capital, across various Oaktree funds and accounts. In total, the group has acquired:

•	37.5 million square feet of office space;

•	33,546 multifamily units;

•	12,778 hotel rooms;

•	18.9 million square feet of industrial space; and

•	2.3 million square feet of retail space.

Additionally, the Real Estate group has invested $10.5 billion in performing real estate debt, consisting of:

•	198 commercial mortgage-backed security (“CMBS”) bonds;

•	35 mezzanine loans;

•	32 commercial first mortgages; and

•	33 real estate-related corporate debt bonds.

Q:	Who will direct your investment program?

A:	The Adviser will have the authority to implement our investment strategy, as determined by, and subject to the direction of, our board of directors.

Q:	Do you currently own any investments?

A:	Yes, see “Investments” for information about our investments in real properties and real estate-related debt.

Q:	What is a real estate investment trust, or REIT?

A:	We elected to be taxed as a REIT beginning with our taxable year ended December 31, 2019, and intend to continue to qualify as a REIT.

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•

satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year; and

•

is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

Q:	What is a non-exchange traded, perpetual-life REIT?

A:

A non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake such consideration until seven years after we launch our investment program and we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•

Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. Our board of directors, rather than the “market,” determined the initial offering price of our shares in its sole discretion after considering the initial public offering prices per share of other blind pool non-traded REITs. The estimated value of our real estate assets and liabilities will be used to determine our NAV rather than the trading market.

•

An investment in our shares has limited or no liquidity and our share repurchase plan may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•	Listed REITs are often self-managed, whereas our investment operations are managed by the Adviser, which is part of Oaktree Real Estate.

•

Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to the Adviser and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, the Adviser and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

Q:	How is an investment in shares of your stock different from traditional non-traded REITs?

A:	As compared to the majority of non-traded REITs available to the public in the market today, an investment in shares of our stock generally differs from such REITs in the following ways:

•

Shares of traditional non-traded REITs are typically not valued until two years and 150 days after the time they break escrow, whereas our shares are valued on a monthly basis. Changes in our monthly NAV will reflect factors including, but not limited to, our portfolio income, interest expense, unrealized/realized gains (losses) on assets and accruals for fees, thereby enabling investors to invest in our shares at a price that reflects market conditions and asset values of the most recently completed month. See “Net Asset Value Calculation and Valuation Guidelines.”

•

Traditional non-traded REITs are generally illiquid, often for periods of eight years or more, with only very limited liquidity provided through share repurchase plans that have significant restrictions on the number of shares that can be repurchased each year and the sources of funding available for these repurchases. In contrast, our stockholders may request, on a monthly basis, that we repurchase all or any portion of their shares, subject to our discretion and limitations that are less restrictive than the repurchase plans of most traditional non-listed REITs. See “Share Repurchases.”

•

Most traditional non-traded REITs charge investors property acquisition, disposition, financing or development fees in addition to their base management and incentive fees. We will not charge these additional fees. See “Compensation.”

Q:	What type of person might benefit from an investment in your shares?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•

seek to allocate a portion of your investment portfolio to a direct investment vehicle with a portfolio of real estate and real estate-related investments primarily located in the United States capable of delivering a regular income stream with the potential for appreciation;

•	seek to receive current income through regular distribution payments; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases—Repurchase Limitations.”

Q:	What is the difference between the classes of shares of common stock being offered?

A:

We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees. No upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to Class I shares. We are also offering Class C shares of our common stock pursuant to a private offering. The Class C shares are not being offered pursuant to this prospectus. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences among the classes of shares of our common stock.

Before making your investment decision, consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	What is the per share purchase price?

A:

Each class of shares will be sold at the then-current transaction price, which will generally be the prior month’s NAV per share for such class, plus any applicable upfront selling commissions and dealer manager fees. Although the offering price for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may, but are not obligated to, offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share. See “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments” for examples of valuation adjustment events that may cause a material change to our NAV per share.

Q:	Will I be charged selling commissions?

A:

Investors in Class T shares will pay upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering. Investors in Class S shares will pay upfront selling commissions of up to 3.5%. Investors in Class D shares will pay upfront selling commissions of up to 0.5%. The Dealer Manager (as defined below) anticipates that all of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers. Stockholders will not pay selling commissions on Class I shares, or when purchasing shares under our distribution reinvestment plan. See “Plan of Distribution.”

Q:	What is the expected term or expected life of this offering?

A:

We have registered $1,600,000,000 in shares of our common stock, in any combination of our share classes, to be sold in our primary offering and up to $400,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Q:	What are the risks associated with this offering?

A:

Investing in our common stock involves a high degree of risk. These risks include, among others, that (1) we have a limited operating history and there is no assurance we will be able to successfully achieve our investment objectives; (2) there is no public trading market for shares of our common stock and your ability to dispose of your shares will therefore likely be limited to repurchase by us; (3) the amount and frequency of distributions we make is uncertain, and we may pay distributions from sources such as borrowings or offering proceeds, particularly in the earlier part of this offering, which means we would have less cash available for investments and your overall returns may be reduced; (4) you will not have the opportunity to evaluate future investments we will make prior to purchasing shares of our common stock; and (5) we will pay substantial fees and expenses to the Adviser and its affiliates, which were not negotiated at arm’s length and may be higher than fees we could achieve from unaffiliated third parties. See “Risk Factors.”

Q:	Is there any minimum investment required?

A:

The minimum initial investment in Class T, Class S or Class D shares is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum initial investment in Class I shares is $1,000,000, and the minimum subsequent investment in such shares is $500 per transaction, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

Q:	What is a “best efforts” offering?

A:

This is our initial public offering of common stock on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	How will your NAV per share be calculated?

A:

Our NAV is calculated monthly based on the net asset values of our investments (including real-estate related investments), the addition of any other assets (such as cash on hand) and the deduction of any other liabilities. Altus Group U.S. Inc., a valuation firm, was selected by the Adviser and approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation advisor.

For the purposes of calculating our monthly NAV, our properties will initially be valued at cost, which we expect to represent fair value at that time. Thereafter, the calculation of our monthly NAV will be determined by the Adviser based in part on annual appraisals of each of our properties by independent third-party appraisal firms that are reviewed by our independent valuation advisor and monthly update appraisals by our independent valuation advisor (where an independent third-party appraisal firm does not provide an appraisal) in accordance with valuation guidelines approved by our board of directors. Our investments in traded real estate securities will initially be valued at cost, and thereafter will be valued monthly by the Adviser using quotations from third party pricing vendors. The independent valuation advisor will prepare monthly appraisals of our real estate related debt investments and property-level debt liabilities.

Our NAV per share is calculated by State Street Bank and Trust Company (“State Street”), a third-party firm that provides us with certain administrative and accounting services, and such calculation will be reviewed and confirmed by the Adviser. The Adviser is ultimately responsible for the determination of our NAV. Our independent valuation advisor is not responsible for, and does not calculate, our NAV.

NAV is not a measure used under generally accepted accounting principles in the U.S. (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related investments will be valued.

Q:	When may I make purchases of shares?

A:

Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus any applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Q:	When will the transaction price be available?

A:

Generally, within 15 days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at www.oaktreeREIT.com and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q:	May I withdraw my subscription request once I have made it?

A:

Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 833-OAK-REIT (625-7348).

Q:	When will my subscription be accepted?

A:

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.oaktreeREIT.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q:	Will I receive distributions and how often?

A:

We have declared, and intend to continue to declare, monthly distributions as authorized by our board of directors (or a duly authorized committee of the board of directors) and have paid, and intend to continue to pay, such distributions to stockholders of record on a monthly basis. We commenced paying distributions in December 2019 and have paid distributions each month since such date. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Prospectus Summary—Distributions,” “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares and Class C shares will likely differ because of different allocations of class-specific stockholder servicing fees. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I shares because we are required to pay higher ongoing stockholder servicing fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing stockholder servicing fees with respect to Class D shares (compared to Class I shares).

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common stock), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in Class I shares, how quickly we invest the proceeds from this offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Generally, distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower U.S. federal income tax rates applicable to individuals for “qualified dividends” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). However, under the Tax Cuts and Jobs Act, commencing with taxable years beginning on or after January 1, 2018 and continuing through 2025, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which temporarily reduces the effective tax rate on such dividends.

We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:

Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. See “Prospectus Summary—Distribution Reinvestment Plan” and “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix A to this prospectus.

Q:	Can I request that my shares be repurchased?

A:

Yes. However, while stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death or qualified disability of the holder. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. The Early Repurchase Deduction will not apply to shares acquired through our distribution investment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

The total amount of aggregate repurchases of shares of our common stock will be limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets will consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for share repurchases, we intend to, subject to any limitations and requirements relating to our intention to qualify as a REIT, generally maintain under normal circumstances an allocation to traded securities, cash, cash equivalents and other short-term investments, which may be up to 35% of our overall NAV. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. We believe that the likelihood that we pay distributions from sources other than cash flow from operations, such as offering proceeds, borrowings and return of capital, will be higher in the early stages of the offering. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of us as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases—Repurchase Limitations.”

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports and investor statements;

•	an annual report;

•

in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

•

a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website, www.oaktreeREIT.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.

In addition, our monthly NAV per share for each class will be posted on our website promptly after it has become available.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.

Q:	Where can I find updated information regarding the Company?

A:

You may find updated information on our website, www.oaktreeREIT.com. Information contained on our website is not incorporated by reference in or otherwise a part of this prospectus. In addition, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. See “Where You Can Find More Information; Incorporation by Reference” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC.

Q:	What is the impact of being an “emerging growth company”?

A:

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies and we intend to take advantage of these exemptions. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•

disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We intend to take advantage of the extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.07 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be for so long as our shares of common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial adviser or our transfer agent:

DST Systems, Inc.

PO Box 219663

Kansas City, MO 64121

Overnight Address:

DST Systems, Inc.

430 W 7th St. Suite 219349

Kansas City, MO 64105

Toll Free Number: 833-OAK-REIT (625-7348)

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Oaktree Real Estate Income Trust, Inc.

We are a Maryland corporation formed on July 27, 2017 to invest in commercial real estate assets. We seek to acquire well-located, high-quality commercial assets that generate strong current cash flow and could further appreciate in value through moderate leasing and repositioning strategies. We expect that our commercial real property investments will primarily be office, multifamily and industrial assets, although we may selectively invest in retail, hotel and other income-producing assets. We anticipate our investments will be geographically diversified across the top 50 markets in the United States. In today’s market environment, the Real Estate group focuses on investing in primarily high-growth, non-gateway markets in the U.S. where it believes assets can be purchased at much more attractive yields than in the gateway markets (Boston, Chicago, Los Angeles, New York, San Francisco, and Washington D.C.).

Moreover, to a lesser extent, we plan to invest in real estate-related investments, including private loans and traded real estate-related securities. Our real estate-related private loan and securities strategy seeks to achieve high current income and superior risk-adjusted returns. In addition, we believe that our investments in traded real estate-related securities will help maintain liquidity for our share repurchase plan and limit cash drag before investing subscription proceeds into properties. Our real estate-related investments will focus on performing real estate-related debt that is not anticipated to result in real estate ownership. Investments are anticipated to include mezzanine loans, commercial first mortgages, residential mortgages and subordinated secured debt, CMBS and real estate-related corporate debt.

Our office is located at 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 and our telephone number is (213) 830-6300. You may find additional information about us at our website, www.oaktreeREIT.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

Our REIT Status

We elected to be taxed as a REIT beginning with our taxable year ended December 31, 2019, and intend to continue to make such an election. For additional discussion regarding REITs and REIT qualification, see “Material U.S. Federal Income Tax Considerations.”

Classes of Shares of Common Stock

We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees. No upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to Class I shares. We are also offering Class C shares pursuant to a private offering. The Class C shares are not being offered pursuant to this prospectus. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences among the classes of shares of our common stock.

Assuming a constant net asset value per share of $10.00 and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation—Stockholder Servicing Fee” is reached, we expect that a one-time investment in 1,000 shares of each class of our shares offered pursuant to this prospectus (representing an aggregate net asset value of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class T	$300	$50	$85	$556 (7 years)	$906 (7 years)
Class S	$350	$—	$85	$556 (7 years)	$906 (7 years)
Class D	$50	$—	$25	$829 (33 years)	$879 (33 years)
Class I	$—	$—	$—	—	—

Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Oaktree or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and stockholder servicing fee to reach 8.75% of gross proceeds. In the case of Class T shares sold through certain participating broker-dealers, a lower limit than 8.75% of gross proceeds may be used, as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

If you are eligible to purchase all four classes of shares offered pursuant to this prospectus, then in most cases you should purchase Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or stockholder servicing fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive stockholder services. If you are eligible to purchase Class T, Class S and Class D shares but not Class I shares, in most cases you should purchase Class D shares because Class D shares have lower upfront selling commissions and lower annual stockholder servicing fees. Please note your financial adviser may charge you separate wrap account or similar fees with respect to investments in Class I shares or Class D shares.

The Adviser

We are externally managed by our adviser, Oaktree Fund Advisors, LLC, a Delaware limited liability company. The Adviser is an affiliate of Oaktree, our sponsor. Pursuant to an advisory agreement between us and the Adviser (the “Advisory Agreement”), the Adviser is responsible for implementing our investment strategy, which includes making investment decisions in constructing our portfolio and providing related portfolio management services, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors. The Adviser will also be responsible for oversight over our other service providers.

Our Sponsor

Oaktree is a leading global alternative investment management firm with expertise in credit strategies. The firm was formed in 1995 by a group of individuals who had been investing together since the mid-1980s in high yield bonds, convertible securities and distressed debt. From those roots, the firm has developed an array of specialized real estate, credit and equity-oriented strategies. Oaktree comprises over 1,000 employees in Los Angeles (headquarters), New York, Stamford, Houston, London, Paris, Frankfurt, Amsterdam*, Dublin*, Luxembourg*, Dubai, Hong Kong, Tokyo, Singapore, Seoul, Beijing, Shanghai and Sydney. Oaktree has 39 portfolio managers with an average experience of 25 years as of December 31, 2020.

The firm’s competitive advantages include its experienced team of investment professionals, a global platform and a unifying investment philosophy. This investment philosophy, which consists of six tenets—risk control, consistency, market inefficiency, specialization, bottom-up analysis and disavowal of market timing—is complemented by a set of core business principles that articulate Oaktree’s commitment to excellence in investing, commonality of interests with clients, a collaborative and cooperative culture, and a disciplined, opportunistic approach to the expansion of products.

As a result of consistent application of our philosophy and principles, Oaktree’s global clients include 67 of the 100 largest U.S. pension plans, over 475 corporations around the world, 40 of the 50 primary state retirement plans in the United States, over 325 endowments and foundations globally, and over 15 sovereign wealth funds.

Oaktree’s expertise investing across the capital structure has allowed it to cultivate a diversified mix of global investment strategies in six categories: real estate, distressed debt, corporate debt, control investing, convertible securities, and listed equities. Importantly, the expansion of Oaktree’s strategies has been achieved primarily through “step-outs” into highly related fields, based on identifying markets that (a) Oaktree believes to have the potential for attractive returns and (b) can be exploited in a manner consistent with the firm’s risk-controlled philosophy.

On September 30, 2019, Brookfield acquired 61.2% of Oaktree’s business in a stock and cash transaction. See “Management—Acquisition by Brookfield.”

Our Sponsor’s Investment Philosophy

Oaktree provides investment management within a limited number of specialized niche markets where it believes the potential for reward outweighs the risk entailed. All of Oaktree’s investment activities operate according to the following unifying philosophies:

The primacy of risk control

Superior investment performance is not Oaktree’s primary goal, but rather superior performance with less-than-commensurate risk. Above-average gains in good times are not proof of a manager’s skill; it takes superior performance in bad times to prove that those good-time gains were earned through skill, not simply the acceptance of above average risk. Thus, rather than merely searching for prospective profits, Oaktree places the highest priority on preventing losses. It is Oaktree’s overriding belief that “if we avoid the losers, the winners will take care of themselves.”

*	Office of affiliates of Oaktree-managed funds

Emphasis on consistency

Oscillating between top-quartile results in good years and bottom-quartile results in bad years is not acceptable to Oaktree. It is Oaktree’s belief that a superior record is best built on a high batting average rather than a mix of brilliant successes and dismal failures.

The importance of market inefficiencies

Oaktree believes that skill and hard work can lead to a “knowledge advantage,” and thus to potentially superior investment results, but not in so-called efficient markets where large numbers of participants share roughly equal access to information and act in an unbiased fashion to incorporate that information into asset prices. Oaktree believes less efficient markets exist in which dispassionate application of skill and effort should pay off for Oaktree’s clients, and it is only in such markets that we plan to invest.

The benefits of specialization

Specialization offers the surest path to the results Oaktree, and its clients, seek. Thus, Oaktree insists that each of its research teams do just one thing – practice a single investment specialty – and do it absolutely as well as it can be done. Oaktree establishes the charter for each investment specialty as explicitly as possible and does not deviate. In this way, there are no surprises; Oaktree’s actions and performance always follow directly from the job it is hired to do. The availability of specialized strategies enables Oaktree clients interested in a single asset class to get exactly what they want; clients interested in more than one class can combine our portfolios for the mix they desire.

The belief that macro-forecasting is not critical to investing

Oaktree believes consistently excellent performance can only be achieved through superior knowledge of companies and the terms of their debt, not through attempts at predicting what is in store for the economy, interest rates or the securities markets. Therefore, Oaktree’s investment process is entirely bottom-up, based upon proprietary, company-specific research. Oaktree uses overall portfolio structuring as a defensive tool to help avoid dangerous concentration, rather than as an aggressive weapon expected to enable us to hold more of the things that do best.

Disavowal of market timing

Because Oaktree does not believe in the predictive ability required to correctly time markets, Oaktree keeps portfolios fully invested whenever attractively priced assets can be bought. Concern about the market climate may cause Oaktree to tilt toward more defensive investments, increase selectivity or act more deliberately, but Oaktree will actively pursue investment opportunities throughout the market cycle and irrespective of market conditions. Clients hire Oaktree to invest in specific market niches, and Oaktree must never fail to do its job. Holding investments that decline in price is unpleasant, but missing out on returns because Oaktree failed to buy what it was hired to buy is inexcusable.

See “Questions and Answers About This Offering—Who is Oaktree” for more information about Oaktree and the Real Estate group.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven directors, four of whom have been determined to be independent of us, the Adviser, Oaktree and its affiliates. Our independent directors are responsible for reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates. Our directors are elected annually by our stockholders. See “Management—Directors and Executive Officers” for the names and biographical information of our directors.

Our Dealer Manager

Independent Brokerage Solutions LLC, Member: FINRA/SIPC, our dealer manager (the “Dealer Manager”), is a subsidiary in the SDDco Group of companies located in midtown Manhattan, New York. The Dealer Manager is distributing shares of our common stock in this offering on a “best efforts” basis. The Dealer Manager manages our relationships with participating broker dealers and financial advisors, and coordinates marketing and distribution efforts with participating broker dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. For its services, we compensate the Dealer Manager $25,000 per month. Such fees will be paid to the Dealer Manager after the commencement of this offering. The Dealer Manager is not affiliated with Oaktree or the Adviser.

Investment Objectives and Strategies

Our primary investment objectives are to:

•	Invest in a diversified portfolio of income-producing real estate and real estate-related debt investments;

•	Generate an attractive, stable level of current income for regular distributions to our stockholders; and

•	Invest in assets with long-term growth potential to achieve attractive risk-adjusted total returns, with an emphasis on downside protection.

We cannot assure you that we will achieve our investment objectives. See “Risk Factors.”

Our investment strategy is to invest in a diversified portfolio of:

•	Income-producing real estate: U.S. commercial real estate with upside potential through modest management and asset-enhancement strategies;

•	Private loans: performing real estate debt, primarily commercial first mortgages and mezzanine loans; and

•	Traded securities: real estate-related securities, structured products and cash equivalents to help manage liquidity.

We expect 65-95% of the portfolio will be invested in income-producing real estate and 5-35% of the portfolio in private loans and traded securities. We expect that our commercial real property investments will primarily be office, multifamily and industrial assets, although we may selectively invest in retail, hotel and other income producing assets. We expect that our real property investments will generally be fee simple interests, but may also include net leases and ground leases. Importantly, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements for repurchase requests.

We seek to achieve attractive risk-adjusted returns through investments in commercial real estate assets with an emphasis on stable current income and long-term growth potential. Consistent with Oaktree’s investment philosophy, we seek to achieve attractive returns and mitigate downside risk by identifying price discounts relative to intrinsic value and replacement cost. Our real estate-related private loan strategy seeks to achieve high current income and superior risk-adjusted returns. Lastly, our investments in traded securities, in addition to serving our investment purposes, will also provide a source of liquidity for our share repurchase plan and cash management.

The Adviser will have the authority to implement our investment strategy, as determined by, and subject to the direction of, our board of directors. See the “Investment Objectives and Strategies” section of this prospectus for a more detailed discussion of the types of investments we may make.

Allocation of Investment Opportunities

We expect there will be sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. There will, however, be overlap of real property and real estate-related investment opportunities with certain other Real Estate Accounts that are actively investing and similar overlap with future Real Estate Accounts. This overlap could create conflicts of interest. Additionally, certain investment opportunities that may be appropriate for us may be subject to priority rights granted to other existing or future Real Estate Accounts or other funds and accounts managed by Oaktree and its affiliates (collectively, the “Other Oaktree Accounts”), including certain existing and future funds that invest primarily in opportunistic real estate investments (the “Real Estate Opportunities Funds”).

The Real Estate Opportunities Funds have priority over us with respect to opportunistic equity investments in real estate. While this could potentially result in fewer investment opportunities being made available to us, we do not expect this priority to meaningfully impact the investment opportunities available to us as our investment strategy focuses on Real Estate Income (including core-plus and value-add assets) and not opportunistic real estate. No Other Oaktree Accounts other than the current vintage of the Real Estate Opportunities Funds currently have priority over us with respect to investment opportunities; however, future Other Oaktree Accounts may be granted allocation priorities over us (including with respect to specific sectors or geographies).

Our investment strategy will overlap with certain Other Oaktree Accounts that have investment strategies similar to ours, including Other Oaktree Accounts with Real Estate Income (including core-plus and value-add assets) investment strategies and performing real estate debt strategies. Currently, there is only one actively investing Other Oaktree Account with a Real Estate Income investment strategy that will overlap with our investment strategy. As of December 31, 2020, this Other Oaktree Account had approximately zero unused capital commitments. Additionally, there are three Other Oaktree Accounts with a performing real estate debt strategy that have approximately $738 million of cumulative unused capital commitments. There may also be additional Other Oaktree Accounts with investment strategies that overlap with ours in the future.

Oaktree will allocate investments among us and other Real Estate Accounts in accordance with its internal policies and procedures, which are intended to ensure fair and consistent access to appropriate investment opportunities, as interpreted by Oaktree in furtherance of that purpose. These policies and procedures provide that Real Estate Income opportunities (which include both core-plus and value-add assets) will generally be allocated on a rotational basis and real estate-related debt investment opportunities will generally be allocated pro rata based on available capital, in each case, subject to consideration for the size and type of investment, diversification of the applicable accounts’ portfolios, the investment objectives, strategies and limitations of the applicable accounts, available capital, legal, tax, accounting and regulatory considerations, and other equitable considerations.

Currently, other Real Estate Accounts invest in Real Estate Income and real estate-related loan and securities opportunities similar to our target assets, however, we believe there is sufficient opportunity in the these strategies for Oaktree to provide investments for both us and such other Real Estate Accounts, though investments in real estate-related loans may not be a material part of the portfolio in the current market.

“Real Estate Accounts” means investment funds, accounts, vehicles, products and/or other similar arrangements sponsored, advised, and/or managed by Oaktree or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative investment vehicles, over-flow funds and co-investment vehicles) which are organized to invest in, among other assets, (i) real estate, real estate-related debt and corporate securities, distressed mortgages and properties and other real estate-related investments; (ii) performing real estate-related debt, including commercial mortgage-backed securities; and (iii) well-located, high-quality commercial real estate that generates strong current cash flows and offers the potential for appreciation through moderate leasing and repositioning strategies.

Leverage

Subject to maintaining our REIT qualification, we expect that we will use leverage. Our target leverage ratio after our ramp-up period is approximately 50-60% of our gross real estate assets (measured using the greater of fair market value and purchase price, including equity in our securities portfolio), inclusive of property-level and entity-level debt net of cash, but excluding debt on our securities portfolio. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio.

We have also placed limits in our charter prohibiting us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.

Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion of the purchase price is not free from risk, however. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating rate and the effective interest rates on such debt will increase when the relevant interest benchmark (e.g., LIBOR) increases.

Our Structure

The following chart shows our current ownership structure and our relationship with Oaktree, the Adviser, the Dealer Manager and their respective affiliates as of the commencement of this offering. See “Stock Ownership of Certain Beneficial Owners and Management” for information on shares of our common stock held by Oaktree affiliates.

Credit Agreement

On June 5, 2020, the Company entered into a line of credit (the “Credit Agreement”) with Oaktree Fund GP I, L.P. (the “Oaktree Investor”), an affiliate of Oaktree, providing for a discretionary, unsecured, uncommitted credit facility in a maximum aggregate principal amount of $125 million. The Credit Agreement expires on June 30, 2021, subject to one-year extension options requiring approval of the Oaktree Investor. Borrowings under the Credit Agreement will bear interest at a rate of the then-current rate offered by a third-party lender, or, if no such rate is available, LIBOR plus 2.25%. We may draw down on the Credit Agreement for any business purpose, including to pay distributions or fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow and/or net proceeds from this offering, however, there can be no assurances that we will be able to borrow under the Credit Agreement. Because the Credit Agreement is with an affiliate of Oaktree, the terms of the agreement were not negotiated at arm’s-length. Oaktree may face conflicts of interest in connection with any borrowings or disputes under the Credit Agreement.

Summary Risk Factors

An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. Some of the more significant risks relating to an investment in shares of our common stock include:

•	We have a limited operating history and there is no assurance that we will achieve our investment objectives.

•

We have held our current investments for a short period of time and you will not have the opportunity to evaluate our future investments before we make them, which makes an investment in our common stock more speculative.

•

Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•

We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•

The purchase and repurchase price for shares of our common stock will generally be based on our prior month’s NAV (subject to material changes as described herein) and will not be based on any public trading market. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•

We have no employees and are dependent on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and other Real Estate Accounts (as defined below), the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•

Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets. Borrowing also increases our risk of loss and exposure to negative economic effects.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

•

Investing in commercial real estate assets involves certain risks, including but not limited to: tenants’ inability to pay rent; increases in interest rates and lack of availability of financing; tenant turnover and vacancies; and changes in supply of or demand for similar properties in a given market.

•

Our operating results will be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located, including changes with respect to rising vacancy rates or decreasing market rental rates; fluctuations in the average occupancy; inability to lease space on favorable terms; bankruptcies, financial difficulties or lease defaults by our tenants; and changes in government rules, regulations and fiscal policies, such as property taxes, zoning laws, limitations on rental rates, and compliance costs with respect to environmental and other laws.

•

The novel coronavirus (“COVID-19”) may have an adverse impact on our NAV, results of operations, cash flows and fundraising, ability to source new investments, obtain financing, fund distributions to stockholders and satisfy repurchase requests, among other factors.

•

If we fail to maintain our qualifications as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease as a result of being subject to corporate income tax.

See “Risk Factors.”

Conflicts of Interest

Oaktree, the Adviser and their affiliates, officers and directors will experience conflicts of interest in connection with the management of our business, including those listed below:

•	Fees of the Adviser;

•	Allocation of investment opportunities;

•	Investments where other Real Estate Accounts hold related investments;

•	Engaging affiliated service providers;

•	Allocation of personnel; and

•	Other conflicts.

Our charter contains provisions, and the Adviser will adopt policies and procedures, that are designed to mitigate many of the various conflicts of interest that exist or may arise, including the requirement that a majority of our board of directors (including a majority of independent directors) not otherwise interested in the transaction approve any transactions with the Adviser or an affiliate of the Adviser. See “Conflicts of Interest.”

Fees and Expenses

We will pay the Adviser and the Dealer Manager the fees and expense reimbursements described below in connection with performing services for us. We do not intend to pay the Adviser or its affiliates any separate fees for property acquisitions, dispositions, financings or development (except interest and other payments to the lender in cases where the lender is an affiliate of the Adviser), or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We will, however, reimburse the Adviser for out-of-pocket expenses related to the foregoing activities to the extent such expenses are paid by the Adviser.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees— The Dealer Manager	The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; provided, however, that such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary	The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T, Class S and Class D share. Aggregate upfront selling commissions and dealer manager fees will equal approximately $29.0 million if we sell the maximum amount, in each case, in our primary offering, assuming payment of the full upfront selling commissions and upfront dealer manager fees, that 1/4 of our offering proceeds are from the sale of each of Class T, Class S and

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

offering and up to 0.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront or other selling commissions or dealer manager fees will be paid with respect to Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

Class D shares and that the transaction price of each of our Class T, Class S and Class D shares remains constant at $10.00.

Stockholder Servicing Fees—The Dealer Manager

Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; provided, however, that with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For each of Class T and Class S shares, the stockholder servicing fees will equal approximately $3.3 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $1.0 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 1/4 of our offering proceeds are from the sale of Class T shares, 1/4 of our offering proceeds are from the sale of Class S shares and 1/4 of our offering proceeds are from the sale of Class D shares, and that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•  with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We will not pay a stockholder servicing fee with respect to our outstanding Class I shares or shares of any class sold pursuant to our distribution reinvestment plan. The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on the NAV for our Class T, Class S and Class D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable dealer agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (excluding the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our distribution reinvestment plan with respect thereto) held in such stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately seven years from the date of purchase and with respect to a Class D share held in a stockholder’s account over approximately 33 years from the date of purchase, assuming a limit of 8.75% of gross proceeds, payment of the full upfront selling commissions and dealer manager fees (as applicable) and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.88.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Retainer of the Dealer Manager—The Dealer Manager	We and/or the Adviser pay the Dealer Manager, quarterly in arrears, a fee equal to $25,000 per month. The fees began to accrue beginning on August 1, 2017 (accruing at $10,000 per month prior to the initial effectiveness date of this registration statement).	This retainer will equal $300,000 per annum.

Organization and Offering Expense Reimbursement—The Adviser	The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through July 6, 2022 (which date reflects the Adviser’s agreement to extend the period during which it will advance such expenses	We estimate our organization and offering expenses to be approximately $16 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

from the previously agreed date of December 6, 2020). We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following July 6, 2022. We will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred until July 6, 2022. Our organization and offering expenses may include the organization and offering expenses of feeder vehicles primarily created to hold our shares.

After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Investment Activities

Acquisition Expense Reimbursement—The Adviser	We do not intend to pay the Adviser any acquisition, financing or other similar fees in connection with making investments, though our charter authorizes us to do so. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the acquisition, origination, financing and development of properties and real estate-related investments, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments, as described in “—Fees from Other Services” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Management Fee, Performance Fee and Expense Reimbursements—The Adviser	We will pay the Adviser (1) a management fee equal to 1.00% of NAV per annum payable monthly and (2) a performance fee equal to 12.5%	Actual amounts of the management fee depend upon our aggregate NAV. The management fee will equal approximately $16 million per annum

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

of our Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein) payable annually.

For a detailed explanation of the performance fees and a hypothetical calculation, see “Compensation.”

The management fee and performance fee may be paid, at the Adviser’s election, in cash or Class I shares. If the Adviser elects to receive any portion of its management fee and performance fee in Class I shares, we may repurchase such Class I shares from the Adviser at a later date. We expect to repurchase any such Class I shares as of a Repurchase Date at the transaction price in effect for repurchases made on such Repurchase Date under our share repurchase plan. Shares of our Class I common stock obtained by the Adviser will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. The Adviser will have the option of exchanging Class I shares for an equivalent aggregate NAV amount of Class T, Class S or Class D shares.

if we sell the maximum amount, in each case, in our primary offering, assuming that the NAV per share of each class of our common stock remains constant at $10.00 and before giving effect to any shares issued under our distribution reinvestment plan.

Actual amounts of the performance fee depend upon our actual annual total return and, therefore, cannot be calculated at this time.

Actual amounts of out-of-pocket expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

The Adviser agreed to waive its management fee for the first six months following December 6, 2019, the day the initial proceeds from the Offering were released from escrow. During the years ended December 31, 2019 and 2020, the Adviser earned performance fees of $200,649 and $2,215,134.

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person. See “Management—The Advisory Agreement—Management Fee, Performance Fee and Expense Reimbursements.”
Fees from Other Services—Affiliates of the Adviser	We may retain third parties, including certain of the Adviser’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, consulting services, valuation, construction, servicing, leasing, development, operating, loan origination, property oversight, reporting and other property management services. Any fees paid to the Adviser’s affiliates for any such services will not reduce the management fee or performance fee. Any such arrangements will be on arm’s-length terms and subject to approval by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction.	Actual amounts depend on whether affiliates of the Adviser are actually engaged to perform such services.

In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance fee, stockholder servicing fees or distributions payable on our shares. In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares.

Our Total Operating Expenses, including the Adviser’s management fee and performance fee and any operating expenses of feeder vehicles primarily created to hold our shares advanced by us, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets and (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

•

“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and performance fee and any operating expenses of feeder vehicles primarily created to hold our shares advanced by us, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management—The Advisory Agreement—Management Fee, Performance Fee and Expense Reimbursements.”

Share Repurchase Plan

We expect that there will be no regular trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. Our share repurchase plan limits the total amount of shares that we will repurchase, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV as of the last day of the previous calendar quarter.

If the full amount of all shares of our common stock requested to be repurchased in any given month is not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable. See “Share Repurchase Plan—Repurchase Limitations.”

Oaktree Investor Repurchase Arrangement

On September 11, 2019, our board of directors, including a majority of the independent directors, adopted an arrangement to repurchase any shares of the Company’s Class I common stock that the Oaktree Investor, an affiliate of the Company’s sponsor, acquired prior to the breaking of escrow in the Offering. The board of directors approved the repurchase arrangement in recognition of the Oaktree Investor’s intent to subscribe for shares of the Company’s Class I common stock in an amount such that, together with all other subscriptions for the Company’s common stock, the escrow minimum offering amount was be satisfied.

As of December 6, 2019, the Company satisfied the minimum offering requirement and the Company’s board of directors had authorized the release of proceeds from escrow. As of such date, the escrow agent released gross proceeds of approximately $150.0 million (including approximately $86.9 million that was funded by Oaktree) to the Company in connection with the sale of shares of the Company’s common stock.

Under the repurchase arrangement, subject to certain limitations, on the last calendar day of each month we will offer to repurchase shares of our common stock from the Oaktree Investor in an aggregate dollar amount (the “Monthly Repurchase Amount”) equal to (i) the net proceeds from new subscriptions that month less (ii) the aggregate repurchase price (excluding any amount of the aggregate repurchase price paid using cash flow from operations not used to pay distributions) of shares repurchased by the Company that month from investors pursuant to the Company’s existing share repurchase plan. In addition to the Monthly Repurchase Amount for the applicable month, the Company will offer to repurchase any Monthly Repurchase Amounts from prior months that have not yet been repurchased. The price per share for each repurchase from the Oaktree Investor will be the lesser of (a) the $10.00 per share initial cost of the shares and (b) the transaction price in effect for the Class I shares at the time of repurchase. The repurchase arrangement is not subject to any time limit and will continue until the Company has repurchased all of the Oaktree Investor’s shares.

Other than the Monthly Repurchase Amount limitation, the share repurchase arrangement for the Oaktree Investor is not subject to any volume limitations, including those in the Company’s existing share repurchase plan. Notwithstanding the foregoing, no repurchase offer will be made to the Oaktree Investor for any month in which (1) the 2% monthly or 5% quarterly repurchase limitations in the Company’s existing share repurchase plan have been decreased or (2) the full amount of all shares requested to be repurchased under the Company’s existing share repurchase plan is not repurchased. Additionally, the Company may elect not to offer to repurchase shares from the Oaktree Investor, or may offer to purchase less than the Monthly Repurchase Amount, if, in its judgment, the Company determines that offering to repurchase the full Monthly Repurchase Amount would place an undue burden on its liquidity, adversely affect its operations or risk having an adverse impact on the Company as a whole. Further, the Company’s board of directors may modify, suspend or terminate this share repurchase arrangement if it deems such action to be in the Company’s best interests and the best interests of the Company’s stockholders. The Oaktree Investor will not request that its shares be repurchased under the Company’s existing share repurchase plan. Under the Company’s charter, the Oaktree Investor may not vote on the removal of the Adviser or any of its affiliates, and may not vote regarding any transaction between the Company and Oaktree or any of its affiliates.

Distributions

We elected to be taxed as a REIT beginning with our taxable year ended December 31, 2019, and intend to continue to qualify as a REIT. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

We expect to continue paying regular monthly distributions. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable record date.

Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements.

The per share amount of distributions on our Class T shares, Class S shares, Class D shares, Class I shares and Class C shares will likely differ because of different allocations of class-specific stockholder servicing fees. Specifically, classes with higher stockholder servicing fees will likely receive lower distributions than classes with lower or no stockholder servicing fees.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. We believe that the likelihood that we pay distributions from sources other than cash flow from operations, such as offering proceeds, borrowings and return of capital, will be higher in the early stages of the offering.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby our stockholders (other than Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Stockholders will not pay selling commissions when purchasing shares under our distribution reinvestment plan. For the complete terms of the distribution reinvestment plan, see Appendix A to this prospectus.

Certain ERISA Considerations

The section of this prospectus captioned “Certain ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to ERISA and the Code.

Investment Company Act of 1940 Exemption

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which other Real Estate Accounts may invest. We plan to conduct our businesses primarily through direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor most of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and most of our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. If, however, any of our subsidiaries relies on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act, we intend to limit the amount of assets held by such subsidiaries to the extent necessary to ensure that our and our other subsidiaries’ status as non-investment companies exempt from the Investment Company Act would not be adversely affected. This may require us to forego opportunities to acquire traded securities or certain other assets that we would otherwise want to acquire or sell such assets when we would otherwise wish to retain them.

We will determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we may rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of the Investment Company Act. If we are required to reclassify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more other Real Estate Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.

We also intend to treat as qualifying assets senior mortgage loans, certain B-Notes and certain mezzanine loans that satisfy various conditions as set forth in SEC staff no-action letters and other guidance, and other assets that the SEC staff in various no-action letters and other guidance has determined are the functional equivalent of senior mortgage loans for the purposes of the Investment Company Act. We will treat as real estate-related assets B-Notes and mezzanine loans that do not satisfy the conditions set forth in the relevant SEC staff no-action letters and other guidance, and debt and equity securities of companies primarily engaged in real estate businesses. Unless a relevant SEC no-action letter or other guidance applies, we expect to treat preferred equity interests as real estate-related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exclusion. Unless the SEC or its staff issues guidance with respect to CMBS, we intend to treat CMBS as a real estate-related asset.

Maintaining status as a non-investment company or qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we and our subsidiaries will be able to maintain the exemptions from registration discussed above.

A change in the value of any of our assets could negatively affect our ability to maintain our and our subsidiaries’ exemptions from regulation under the Investment Company Act. To maintain compliance with these exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

RISK FACTORS

An investment in shares of our common stock involves risks. You should carefully consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose all or a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to This Offering and Our Organizational Structure

We have a history of net losses and an accumulated deficit.

We had an accumulated deficit of $15,179,566 as of December 31, 2020. We also had net losses attributable to stockholders under GAAP of $2,437,851 and $4,722,878 for the years ended December 31, 2020 and 2019, respectively, and $367,895 for the period from January 10, 2018 through December 31, 2018. It is possible that we will continue to experience net losses and to accumulate additional deficits, which may negatively affect your investment.

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have a limited operating history and we may not be able to achieve our investment objectives. We cannot assure you that the past experiences of affiliates of the Adviser, which have primarily been focused on opportunistic real estate and real estate debt investments, will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

While the investment programs of other Real Estate Accounts and our investment strategy each involve real estate-related investments and overlapping personnel, each of these accounts and strategies has distinct investment activities. Oaktree’s experience in managing other Real Estate Accounts and Other Oaktree Accounts is not necessarily applicable to us. There can be no assurance that we will be able to successfully identify, make and realize upon any particular investment or generate returns for our investors (or that such returns will be commensurate with the risks associated with an investment in us). Furthermore, there can be no assurance that our investors will receive any distributions from us. Accordingly, an investment in us should only be considered by investors who can afford a loss of their entire investment.

We have held our current investments for a short period of time and you will not have the opportunity to evaluate our future investments before we make them, which makes your investment in our common stock more speculative.

We have held our current investments for a limited period of time and are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related securities that we may acquire in the future, except for investments that may be described in one or more supplements to this prospectus. We will continue to seek to invest substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related investments. However, because you will be unable to evaluate the economic merit of our investments before we make them, you will have to rely entirely on the ability of the Adviser to select suitable and successful investment opportunities. There can be no assurance that the Adviser will be successful in obtaining suitable investments or that, if such investments are made, our investment objectives will be achieved. Furthermore, the Adviser has broad discretion in selecting the properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment in our common stock may not generate returns comparable to other real estate investment alternatives.

The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

Our board of directors has approved very broad investment guidelines that delegate to the Adviser the authority to execute acquisitions and dispositions of real estate properties and real estate-related investments on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. There can be no assurance that the Adviser will be successful in applying any strategy or discretionary approach to our investment activities. Our current investments may not be representative of our future investments. Our board of directors (including our independent directors) will review our investment guidelines on an annual basis (or more often as it deems appropriate) and our investment portfolio periodically. The prior approval of our board of directors or a committee of independent directors will be required only as set forth in our charter (including for transactions with affiliates of the Adviser) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share), and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares repurchased within one year of the date of issuance will be repurchased at 95% of the transaction price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases—Early Repurchase Deduction.”

Repurchases through our share repurchase plan are limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total amount of shares that we will repurchase will be limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV as of the last day of the previous calendar quarter. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If the full amount of all shares of our common stock requested to be repurchased in any given month is not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets will consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of us as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases—Repurchase Limitations.”

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Our board of directors (or a duly authorized committee of our board of directors) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and other tax considerations, Investment Company Act exemption, tax requirements, capital expenditure requirements and applicable law. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our portfolio in the early stages of our development;

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions and fund share repurchases from sources other than our cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders, particularly during the early stages of our operations. Therefore, particularly in the earlier part of this offering, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, return of capital or offering proceeds. Similarly, we may fund share repurchases from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds. The extent to which we pay distributions and fund share repurchases from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, level of share repurchase requests, the extent to which the Adviser elects to receive its management fee in Class I shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments along with tax and Investment Company Act considerations relating thereto.

Funding distributions from the sales of or repayment under our assets, borrowings, return of capital or proceeds of this offering will result in a reduction of assets available to acquire properties or other real estate-related investments. Share repurchases would also result in such a reduction of assets available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment, especially if we sell these securities at prices less than the price you paid for your shares. Funding share repurchases from the sale of additional securities will impact the value of your investment if we sell these securities at prices less than the price at which we repurchase shares. We may be required to continue to fund our regular distributions and share repurchases from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions or repurchases that may be paid from any of these sources. We believe that the likelihood that we pay distributions and fund share repurchases from sources other than cash flow from operations, such as offering proceeds, borrowings and return of capital, will be higher in the early stages of the offering.

To the extent we borrow funds to pay distributions or fund repurchases, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions or fund repurchases in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

In addition, as noted above, we may defer operating expenses or pay expenses (including the fees of the Adviser) with shares of our common stock in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. The payment of expenses in shares of our common stock will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Adviser is under no obligation to receive fees in shares of our common stock and may elect to receive such amounts in cash.

Purchases and repurchases of shares of our common stock may not be made based on the current NAV per share of our common stock.

Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you make your subscription request or repurchase request may be significantly different than the offering price you pay or the repurchase price you receive. In addition, we may, but are not obligated to, offer and repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In such cases, the offering price and repurchase price will not equal our NAV per share as of any time. See “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments” for examples of valuation adjustment events that may cause a material change to our NAV per share.

Valuations and appraisals of our properties and real estate-related investments are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our monthly NAV, our properties will initially be valued at cost, which we expect to represent fair value at that time. Thereafter, the calculation of our monthly NAV will be determined by the Adviser based in part on annual appraisals of each of our properties by independent third-party appraisal firms that are reviewed by our independent valuation advisor and updated appraisals prepared by our independent valuation advisor of our properties in any month that does not include appraisals by an independent third-party appraisal firm for such properties. Our investments in traded real estate securities will initially be valued at cost, and thereafter will be valued monthly by the Adviser using quotations from third party pricing vendors. The independent valuation advisor will prepare monthly appraisals of our real estate related debt investments and property-level debt liabilities. See “Net Asset Value Calculation and Valuation Guidelines.”

Although monthly valuations of each of our real properties will be prepared by our independent valuation advisor, such valuations are based on asset and portfolio level information provided by the Adviser, including historical operating revenues and expenses of the properties, lease agreements on the properties, budgeted revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information will be reviewed and professional skepticism applied as to its reasonableness but will not be independently verified by our independent valuation advisor.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to the Adviser and Independent Brokerage Solutions LLC (the “Dealer Manager”) the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price stockholders will pay for shares of our common stock in our offering, and the price at which their shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, investors may pay more than realizable value or receive less than realizable value for their investments.

Valuations of our portfolio may involve uncertainties and judgmental determinations.

Valuations of our portfolio, which will affect our performance results, may involve uncertainties and judgmental determinations. The process of valuing securities for which reliable market quotations are not available is based on inherent uncertainties and the resulting values may differ from values that would have been determined had a ready market existed for such securities and may differ from the prices at which such securities may ultimately be sold. Further, third-party pricing information may at times not be available regarding certain of our securities, derivatives and other assets. If the valuation of our securities should prove to be incorrect, the net asset value of our investments could be adversely affected.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

We anticipate that appraisals of our properties will be conducted at least once per month. Annual appraisals of our properties will be conducted by an independent third-party appraisal firm on a rolling basis, such that properties may be appraised at different times but each property would be appraised by an independent third-party appraisal firm at least once per year. In any month where an independent third-party appraisal firm does not prepare an appraisal for a property, our independent valuation advisor will prepare an appraisal for such property. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new monthly appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Adviser’s determination of our monthly NAV per share will be based in part on annual appraisals of each of our properties by independent third-party appraisal firms in individual appraisal reports reviewed by our independent valuation advisor or appraisals provided directly by our independent valuation advisor in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Adviser will review appraisal reports and monitor our properties and real estate-related investments, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related investments or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who repurchase their shares, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The methods used by our Adviser and State Street to calculate our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from actual values that could be realized in the event that we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase shares of our common stock and the amount of the Adviser’s management fee. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that the Dealer Manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments, resulting in less diversity in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less diversity in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. Further, our board of directors has approved a share repurchase arrangement whereby we will offer to use net offering proceeds (less any amounts used to repurchase shares under our share repurchase plan) to repurchase shares held by the Oaktree Investor, an affiliate of Oaktree. As a result of this share repurchase arrangement with the Oaktree Investor, it is expected that our aggregate NAV will not grow as quickly as it otherwise might as a result of our continuous offering and we may not have capital to make new investments until the Oaktree Investor’s shares are fully repurchased, which will exacerbate the risks described above.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise capital during this offering, we may have difficulty identifying and purchasing suitable properties on attractive terms. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our results of operations and financial condition may be adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, we may from time to time hold cash pending deployment into investments, which may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments. In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a resolution of its board of directors and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;

•	requiring a two-thirds vote of stockholders to remove directors;

•	providing that only the board of directors can fix the size of the board;

•

providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	providing for a majority requirement for the calling by stockholders of a special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which he would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•

two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if, among other things, our stockholders receive a minimum price (as set forth in the Maryland General Corporation Law (the “MGCL”) for their common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including Oaktree and the Adviser, from the provisions of this law, provided that such business combination is first approved by our board of directors.

Our charter permits our board of directors to authorize us to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws—Control Share Acquisition.”

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter generally limits the personal liability of our directors and officers for monetary damages subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”), and Maryland law. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors or officers, or the Adviser and its affiliates, for any liability or loss suffered by them or hold our directors or officers, the Adviser and its affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, the Adviser and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents.”

Maryland law limits our stockholders’ ability to amend our charter or dissolve us without the approval of our board of directors.

Although the NASAA REIT Guidelines published by the North American Securities Administrators Association (“NASAA”) indicate that stockholders are permitted to amend our charter or terminate us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our company, but only after such action has been declared advisable by our board of directors. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors and also require approval by our stockholders.

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock (of which 250,000,000 shares are classified as Class T shares, 250,000,000 shares are classified as Class S shares, 125,000,000 shares are classified as Class D shares, 125,000,000 shares are classified as Class C shares and 250,000,000 shares are classified as Class I shares) and 50,000,000 shares are classified as preferred stock. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings (including using prices based on our NAV as of a different time than the applicable NAV used in our offering); (2) issue equity interests in private offerings

(including using prices based on our NAV as of a different time than the applicable NAV used in this offering); (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; or (4) issue shares to the Adviser, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional shares, your percentage ownership interest in us will be diluted.

We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of the extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Our results of operations may be adversely affected if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that we are not an investment company under the Investment Company Act. However, there can be no assurance that we will be able to successfully avoid operating as an investment company. See “Prospectus Summary—Investment Company Act of 1940 Exemption”

Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an investment company if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an investment company if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and, thus, we do not expect to own a significant amount of investment securities.

We expect that we and most of our subsidiaries will comply with the requirements of Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of the Investment Company Act. If we are required to reclassify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

Based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more other Real Estate Accounts.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.

Operational risks, including interruption of our information technology, communications systems or data services could disrupt our business, result in losses or limit our growth.

We rely heavily on Oaktree’s financial, accounting, communications and other data processing systems. If such systems do not operate properly, are disabled or are compromised, we could suffer financial loss, a disruption of our business, liability, regulatory intervention or reputational damage. Such information technology and communications systems are vulnerable to damage or disruption from fire, power loss, telecommunications failure, system malfunctions, epidemics or pandemics, natural disasters such as hurricanes, earthquakes and floods, acts of war or terrorism, employee errors or malfeasance, computer viruses, cyber-attacks, or other events which are beyond our and Oaktree’s control.

In addition, we are highly dependent on information systems and technology. Oaktree’s information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Many jurisdictions in which Oaktree operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information. For example, the California Consumer Privacy Act (CCPA), that went into effect on January 1, 2020, requires covered companies to, among other things, provide new disclosures to California consumers, and afford such consumers new abilities to opt-out of certain sales of personal information. Some jurisdictions have also enacted laws requiring companies to notify individuals and government agencies of data security breaches involving certain types of personal data. Breaches in security, whether malicious in nature or through inadvertent transmittal or other loss of data, could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through Oaktree’s information systems and technology or otherwise cause interruptions or malfunctions in our business and operations, which could result in significant financial losses, increased costs, disruption of Oaktree’s business, liability to our investors and other counterparties, regulatory intervention or reputational damage. Furthermore, if Oaktree fails to comply with relevant laws and regulations or fails to make required notifications of a breach in a timely manner, it could result in regulatory investigations and penalties, which could lead to negative publicity and reputational harm and may cause harm to our stockholders.

We depend on Oaktree’s headquarters in Los Angeles, where a substantial portion of Oaktree’s personnel are located, for the continued operation of our business. An earthquake or other disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Insurance and other safeguards might only partially reimburse us for our losses, if at all.

In addition, we rely on third-party service providers for certain aspects of our business, including software vendors for portfolio management and accounting software, outside financial institutions for back office processing and custody of securities and third-party broker-dealers for the execution of trades. An interruption or deterioration in the performance of these third parties or failures of their information systems and technology could cause system interruption, delays, loss, corruption or exposure of critical data or intellectual property and impair the quality of our operations, which could impact our reputation and hence adversely affect our business.

Any such interruption or deterioration in Oaktree’s operations could result in substantial recovery and remediation costs and liability. While Oaktree has implemented disaster recovery plans and backup systems to lessen the risk of any material adverse impact, its disaster recovery planning may not be sufficient to mitigate the harm and cannot account for all eventualities, and a catastrophic event that results in the destruction or disruption of any data or critical business or information technology systems could severely affect our ability to conduct our business operations, and as a result, our future operating results could be materially adversely affected.

Our ability to significantly influence a company or an investment will expose us to additional risks of liability and may subject us to indemnification obligations.

In certain circumstances, we may have controlling interests in or the ability to significantly influence a company or investment. This exercise of control of, or significant influence over, a company or investment may impose additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. Accordingly, we may have a more limited ability to protect our investment in issuers in which a controlling interest or position of significant influence has not been obtained. If these liabilities were to arise, we could suffer a significant loss. To the extent permitted by our charter, we may also be required to indemnify the Adviser and others in connection with litigation relating to such liabilities, as well as other matters arising as a result of the management of us, subject to certain conditions.

Our investment activities subject us to the risks of becoming involved in litigation by third parties.

Our investment activities subject us to the risks of becoming involved in litigation by third parties. This risk is heightened where we exercise control of, or significant influence in, a company or an investment’s direction. Such liabilities may be material and have an adverse effect on the returns from our investments. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent certain conduct by the Adviser, be payable from our assets. The Adviser and its affiliates may, but are not required to, purchase insurance for us, the Adviser and its affiliates, employees, agents and representatives. Additionally, our organizational documents, to the extent permitted by law, limit the circumstances under which the Adviser can be held liable to us and our stockholders. As a result, our stockholders may have a more limited right of action in certain cases than they would in the absence of this provision.

Further, in connection with the disposition of an investment, we may be required to make representations about such investment typical of those made in connection with the sale of similar investments. In the case of equity investments, this may include representations about the business and financial affairs of the issuer. We also may be required to indemnify the purchasers of an investment with respect to certain matters, including the accuracy of such representations. These arrangements may result in contingent liabilities for which the Adviser may establish reserves or escrow accounts, and for which we may suffer a loss.

The Adviser may take actions to comply with anti-money laundering requirements.

The Adviser will be authorized, without the consent of any person, to take such action as the Adviser determines in its discretion to be reasonably necessary or advisable to comply, or to cause us to comply, with any anti-

money laundering or anti-terrorist laws, rules, regulations, directives or special measures. In addition, the Adviser may disclose any information concerning us and one or more of our investors necessary or advisable to comply with applicable laws and regulations, including any money laundering or anti-terrorist laws or regulations to governmental authorities, self-regulatory organizations and financial institutions (in certain circumstances without notifying our investors that such information has been so provided).

If we internalize our management functions, we could incur other significant costs associated with being self-managed and our internal management may not be effective.

Although not anticipated, our board of directors may decide in the future to internalize some or all of our management functions. If we do so, we may elect to negotiate to acquire assets of the Adviser and/or to directly employ the personnel of our sponsor or its affiliates to perform such services.

Additionally, our additional direct expenses, including the compensation or equity awards of our officers and other employees, may be greater if we internalize these roles, having an adverse impact on our net income.

If we seek to internalize all of our management functions, we could have difficulty integrating the functions previously performed by the Adviser as a stand-alone entity. Specifically, we may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Additionally, certain key employees may decline employment by us, instead remaining employees of our sponsor or its affiliates and presenting additional complication in managing key functions, including our investment process and our internal control over financial reporting.

Compliance with the SEC’s Regulation Best Interest may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.

Commencing June 30, 2020, broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend this offering to retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objectives and would result in our fixed operating costs representing a larger percentage of our gross income.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

The real estate industry is cyclical in nature, and a deterioration of real estate fundamentals generally, and in the United States in particular, will have an adverse effect on the performance of our investments. The value of real estate assets and real estate-related investments can fluctuate for various reasons. Real estate values can be seriously affected by many factors, including:

•	interest rate fluctuations and lack of availability of financing;

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	acts of war or terrorism;

•	bank liquidity;

•	increases in borrowing rates;

•	changes in environmental and zoning laws;

•	overbuilding and increased competition for properties targeted by our investment strategy;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply and demand fundamentals;

•	increases in property taxes;

•	casualty or condemnation losses;

•	bankruptcy, financial difficulty or lease default of a major tenant;

•	regulatory limitations on rent;

•	increased mortgage defaults and the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable;

•	changes in laws, regulations and fiscal policies, including increases in property taxes and limitations on rental rates; and

•	wars, natural disasters, epidemics or pandemics, severe weather patterns, terrorist attacks and similar events.

All of these factors are beyond our control. Moreover, certain significant expenditures associated with real estate (such as real estate taxes, maintenance costs and, where applicable, mortgage payments) have no relationship with, and thus do not diminish in proportion to, a reduction in income from the property. Any negative changes in these factors could impair our ability to meet our obligations and make distributions to stockholders, and could adversely impact our ability to effectively achieve our investment objectives and reduce the overall returns on our investments.

Our success is dependent on general market and economic conditions.

Our activities and investments could be materially adversely affected by the instability in the U.S. or global financial markets, or changes in market, economic, political or regulatory conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of our investments), trade barriers and currency exchange controls, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations) in respect of the countries in which we invest, as well as by numerous other factors outside the control of the Adviser or its affiliates. These factors may affect the level and volatility of real estate and securities prices and the liquidity of our investments, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. These factors are outside of our control and the control of the Adviser and its affiliates.

Oaktree’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Oaktree’s business and operations (including the Adviser) and thereby could impact us. Moreover, a recession, slowdown and/or sustained downturn in the U.S. or global economy (or any particular segment thereof) or weakening of credit markets will adversely affect the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or effectively exit or realize upon investments on favorable terms. Any of the foregoing events could result in substantial or total losses to us in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in our capital structure or a particular investment’s capital structure.

For example, as a result of the 2008 financial crisis, the availability of debt financing secured by commercial real estate had been significantly restricted as a result of tightened lending standards for a prolonged period. As a result of the uncertainties in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions or their ability to make acquisitions or tenant improvements. Any future financial market disruptions (including financial market disruptions related to COVID-19) may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the cash available to make distributions and satisfy repurchase requests and reducing the number of acquisitions we would otherwise make.

In addition, economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could adversely affect global economic conditions and world markets and, in turn, could adversely affect our performance. The economies of particular individual emerging markets countries may differ favorably or unfavorably from one another in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payments position. Governments of many emerging markets countries have exercised and continue to exercise substantial influence over many aspects of the private sector.

Certain countries have been susceptible to epidemics, such as severe acute respiratory syndrome, avian flu, H1N1/09 flu and, currently, novel coronavirus, or COVID-19. The epidemic or pandemic outbreak of an infectious disease in a country or region of the world or globally, together with any resulting restrictions on travel, transportation or production of goods or quarantines imposed, have had a negative impact on the national, regional or global economy and business activity in the United States. Recently, the outbreak of the novel coronavirus in many countries continues to adversely impact global commercial activity around the world and has contributed to significant volatility in financial markets. The global impact of the outbreak has been rapidly evolving, and as cases of the virus continue to be identified in additional countries, many countries have instituted quarantines and restrictions on travel. Such actions are creating disruption in global supply chains and customer activity, and adversely impact a number of industries, including, without limitation, transportation, hospitality and entertainment. The outbreak could have a continued adverse effect on economic and market conditions for a sustained period of time and may trigger a period of global economic slowdown. The rapid development and fluidity of these situations precludes any prediction as to the ultimate adverse impact of the novel coronavirus. Nevertheless, the novel coronavirus presents material uncertainty and risk with respect to our tenants and our performance and financial results.

While several countries, as well as certain states in the United States, have relaxed the public health restrictions with a view to partially or fully reopen their economies, recurring COVID-19 outbreaks have led to the re-introduction of such restrictions in certain states in the United States and globally and could continue to lead to the re-introduction of such restrictions elsewhere. Additionally, in December 2020, the U.S. Food and Drug Administration authorized certain vaccines for emergency use. However, it remains unclear how quickly the vaccines will be distributed nationwide and globally or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delay in distributing the vaccines could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the COVID-19 pandemic subsides, the global economy including the U.S. is likely to continue to experience the lingering effects of the economic impact caused by COVID-19 containment measures including a prolonged recessionary environment in the United States.

We may be adversely affected by the foregoing events, or by similar or other events in the future. In the longer term, there may be significant new regulatory actions and other events that could limit our activities and investment opportunities or change the functioning of the capital markets, and there is the possibility of a severe worldwide economic downturn. Consequently, we may not be capable of, or successful at, preserving the value of our assets, generating positive investment returns or effectively managing risks.

Further disruption and deterioration of the global debt markets (particularly the U.S. debt markets) or a significant rise in market perception of counterparty default risk would be likely to affect the value of our investments and significantly reduce investor demand for, and liquidity of, all securities. Oaktree itself could also be affected by difficult conditions in the capital markets and any overall weakening of the financial services industry. Similarly, Oaktree’s portfolio companies historically have regularly utilized the corporate debt markets in order to obtain financing for their operations. Ongoing disruptions in the global credit markets may affect issuers’ ability to pay debts and obligations on a timely basis. If defaults occur, we could lose both invested capital in, and anticipated profits from, any affected investments.

Recent developments in global financial markets have illustrated that the current environment is one of uncertainty for financial services companies. The existence of such events has had, and the continuation or worsening of any such events, or other events, may have or continue to have, a material adverse effect on the availability of credit to businesses generally and may lead to further overall weakening of the U.S. and global economies. Any resulting economic downturn could adversely affect the financial resources of our investments (in particular those investments that provide credit to third parties or that otherwise participate in the credit markets), which in turn may adversely affect or restrict our ability to sell or liquidate investments at favorable times or at favorable prices or which otherwise may have an adverse impact on our business and operations, restrict our investment activities and/or impede our ability to effectively achieve our investment objective. In addition, new regulations may be issued in response to economic or political developments that could limit our activities and investment opportunities or change the functioning of the capital markets.

The continuing spread of the novel coronavirus, which causes the viral disease known as COVID-19, may adversely affect our operations.

The global outbreak of a new strain of coronavirus known as COVID-19 has been declared a pandemic. This outbreak continues to adversely impact global commercial activity and has contributed to significant uncertainty and volatility in financial markets. The global impact of the outbreak has been rapidly evolving, and as cases of the virus have continued to be identified in additional countries, many countries have reacted by instituting quarantines, shelter in place orders, restrictions on travel, and limiting operations of non-essential businesses in an effort to flatten the infection curve and relieve stress on local healthcare systems. Among other effects, these actions are creating a disruption in global supply chains, a reduction in purchases by consumers, significantly increased unemployment, a demand shock in oil prices and adversely impacting a number of industries directly, such as transportation, hospitality and entertainment as well as economic stimulus and other government intervention. The outbreak is expected to have a continued adverse impact on economic and market conditions and to trigger a period of global economic slowdown with no known duration. The rapid development and fluidity of this situation is without precedent in modern history and the ultimate adverse impact of the novel coronavirus at this time is unknown. Nevertheless, the novel coronavirus presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential negative impact to occupancy, results of operations or market values of the Company’s properties, increased costs of operations, increased risk of defaults in its portfolio of real estate debt investments, decreased availability of financing arrangements, changes in law and/or regulation, and uncertainty regarding government and regulatory policy. The Company is unable to estimate the impact the novel coronavirus will have on its financial results at this time.

The impacts of COVID-19 may reduce occupancy, increase the cost of operation or result in limited operations or necessitate the closure of our properties. In particular, our multifamily properties may be impacted by increasing unemployment and lost wages resulting from the pandemic. Our office properties may be impacted by tenant bankruptcies. Volatility in the real estate and broader securities markets may also impact the value of our real estate debt investments and the impacts of COVID-19 on operations of real estate generally could impact the ability of borrowers of real estate debt to meet their payment obligations. In addition, quarantines, temporary closures of businesses, states of emergencies and other measures taken to curb the spread of the coronavirus may negatively impact the ability of the Adviser, our other service providers or our properties to operate effectively, which may also adversely affect our operating results. The economic downturn resulting from COVID-19 could negatively impact our investments and operations, as well as our ability to make distributions to stockholders. The extent to which COVID-19 impacts our investments and operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of COVID-19 and the actions taken to contain the coronavirus or treat its impact, among others.

Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.

Certain of our investments may result in reporting and compliance obligations under the applicable regulations of the various jurisdictions in which we make investments. To the extent that we or our investments are or may become subject to regulation by various agencies in the United States, the European Union and other jurisdictions, the costs of compliance will be borne by us. In addition, our investments are or may become subject to regulation by various governmental agencies within or outside the United States. Any change in the laws or regulations governing our operations, changes in their interpretation, or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business. We cannot predict whether new legislation or regulation will be enacted by legislative bodies or governmental agencies, nor can we predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have a material negative impact on our investment performance.

Moreover, the SEC and various other U.S. federal, state and local agencies may conduct examinations and inquiries into, and bring enforcement and other proceedings against us, the Adviser, Oaktree or their respective affiliates. We, the Adviser, Oaktree or their respective affiliates may receive requests for information or subpoenas from the SEC and other state, federal and non U.S. regulators from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests may relate to a broad range of matters, including specific practices of the Adviser or Oaktree or the securities in which Oaktree invests on behalf of its clients or industry wide practices. The costs of any such increased reporting, registration and compliance requirements may be borne by us and may furthermore place us at a competitive disadvantage to the extent that the Adviser, Oaktree or their respective affiliates are required to disclose sensitive business information.

Financial regulatory changes in the United States could adversely affect our business.

The financial services industry continues to be the subject of heightened regulatory scrutiny in the United States. There has been active debate over the appropriate extent of regulation and oversight of private investment funds and their managers. We may be adversely affected as a result of new or revised regulations imposed by the SEC or other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and regulations by these governmental authorities and self-regulatory organizations. Further, new regulations or interpretations of existing laws may result in enhanced disclosure obligations, including with respect to climate change or environmental, social and governance factors, which could negatively affect us and materially increase our regulatory burden. Increased regulations generally increase our costs, and we could continue to experience higher costs if new laws require us to spend more time or buy new technology to comply effectively.

Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional compliance and other costs, increase regulatory investigations of the investment activities of our funds, require the attention of our senior management, affect the manner in which we conduct our business and adversely affect our profitability. The full extent of the impact on us of the Dodd-Frank Act or any other new laws, regulations or initiatives that may be proposed, including by the new administration, is impossible to determine.

Our portfolio may be concentrated in a limited number of industries, geographies or investments.

Our portfolio may be heavily concentrated at any time in only a limited number of industries, geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. To the extent the Adviser concentrates our investments in a particular type of asset or geography, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography, as well as the negative consequences of a single corporate, economic, political or regulatory event. For investments that we intend to finance (directly or indirectly), there is a risk that such financing may not be completed, which could result in us holding a larger percentage of our assets in a single investment and asset type than desired. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved very broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and therefore the valuation of any underlying security relating to loans made by us is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in construction loans, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make or acquire loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.

Projections are inherently subject to uncertainty and factors beyond the control of the Adviser.

We may rely upon projections developed by the Adviser or a third party concerning an investment’s future performance and cash flow, including when deciding that the possibility of actual adversity in connection with an investment in a different part of a capital structure is remote. Projections are inherently subject to uncertainty and factors beyond the control of the Adviser. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. Different assumptions may produce different results. The inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair the ability of a property, real estate asset or portfolio company to realize projected values and cash flow and could trigger the need for us to remain passive in the event of a restructuring. In addition, prospective investors should note that projected performance is not indicative of future results and there can be no assurance that the projected results or expected returns will be achieved or that we will be able to effectively implement its investment objective.

In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers of potential portfolio properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each potential investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social governance, real property and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third parties, including affiliates of the Adviser or Oaktree, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. Further, where affiliates of Oaktree are utilized, if at all, the Adviser’s management fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Adviser is unable to timely engage third-party providers, their ability to evaluate and make more complex investments could be adversely affected. In the due diligence process and making an assessment regarding a potential investment, the Adviser will rely on any available resources, including information provided by an underlying borrower and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this prospectus, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk. There can be no assurance that we will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices of the obligor during the due diligence phase or during its efforts to monitor the investments on an ongoing basis or that any risk management procedures implemented by us will be adequate. In the event of fraud by any obligor of a loan originated or acquired by us or any of our subsidiaries, we may suffer a partial or total loss of its loan made to such obligor. An additional concern is the possibility of material misrepresentation or omission on the part of such obligor. Such inaccuracy or incompleteness may adversely affect the value of the investments. We will rely upon the accuracy and completeness of representations made by such obligor in the due diligence process to the extent reasonable when it makes investments, but cannot guarantee such accuracy or completeness.

Our results of operations may be adversely affected as a result of any investment analyses and decisions that the Adviser makes on an expedited basis.

Investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and the Adviser may not have access to detailed information regarding the underlying real estate-related asset, such as physical and structural condition and characteristics, environmental matters, zoning regulations, or other local conditions affecting the underlying real estate-related asset. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken. In addition, the Adviser expects to rely upon certain independent consultants in connection with its evaluation of proposed investments. No assurance can be given as to the accuracy or completeness of the information provided by such independent consultants, and we may incur liability as a result of such consultants’ actions.

Difficulty in redeploying the proceeds from our disposed or repaid investments may cause our financial performance and returns to investors to suffer.

In light of the need to be able to deploy capital quickly to capitalize on potential investment opportunities or to establish reserves for anticipated debts, liabilities or obligations, including liquidity needs, cash may be held by us in money market investments pending deployment into other investments, the amount of which may at times be significant. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market investments or other similar temporary investments pending deployment into other investments. While the duration of any such holding period is expected to be relatively short, in the event the Adviser is unable to find suitable investments, such cash positions (including money market investments) may be held for longer periods, which would be dilutive to overall investment returns. It is not anticipated that the temporary investment of such cash into money market investments will generate significant interest, and such low interest payments on the temporarily invested cash may adversely affect our overall investment returns.

Competition in acquiring properties may reduce our profitability and results of operations.

The activity of identifying, completing and realizing attractive real estate and real estate-related investments is highly competitive and involves a high degree of uncertainty and risk. We face competition for investments from other real estate investment vehicles, as well as individuals and companies, publicly-traded REITs, financial institutions (such as mortgage banks and pension funds), hedge funds and investment funds affiliated with other financial sponsors or institutional real estate investors, private equity and debt investors, and credit vehicles, some of which are likely a source of reasonable alternatives under Regulation Best Interest. Further, over the past several years, many real estate funds and publicly traded REITs have been formed (and many such existing funds have grown in size) for the purpose of investing in real estate assets and real estate debt. In recent years, hedge funds and other participants have also become increasingly active in the private mezzanine market. Other funds may have investment objectives that overlap with us, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, and may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships. The competitive pressures could impair our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities. Despite the difficulties faced by many financial sponsors and private investment firms with respect to raising capital for alternative asset management programs, real estate remains an attractive sector and firms that have successful track records in exploiting opportunities within that space maintain and continue to raise extraordinary amounts of capital, which further increases the competition for attractively priced real estate assets. There can be no assurance that the Adviser will be able to locate, complete and exit investments which satisfy our objectives, or realize upon their values. These risks may be exaggerated as a result of the rotational allocation policy adopted by Oaktree.

Furthermore, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-traded REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate and/or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives may be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Also in recent years, hedge funds and other participants have become increasingly active in the private mezzanine market. It is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affecting the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our results of operations may be adversely impacted.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•

acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, we may acquire assets that require some amount of capital investment in order to be repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any repositioning will be successful, or that the actual costs will not be greater than our estimates.

We may make joint venture investments, including with other Oaktree managed funds and accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We have made joint venture investments with third parties and may, subject to the requirements in our charter, continue to co-invest with other Oaktree managed funds and accounts or third parties through funds, joint ventures or other entities. Under our charter, we may invest in joint ventures with Oaktree or its affiliates, including the Adviser, only if a majority of our board of directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair and reasonable to us and on substantially the same terms and conditions as, or more favorable than, those received by other joint venturers.

Joint venture investments may involve risks not present in investments where a third party is not involved, including the possibility that a co-venturer or partner may at any time have other business interests and investments other than the joint venture with us, may have economic or business goals different from ours, and may be in a position to take actions contrary to our policies or objectives. Joint venture partners might become bankrupt or fail to fund their required capital contributions. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, we may be liable for actions of its co-venturers or partners. Our ability to exercise control or significant influence over management in these cooperative efforts will depend upon the nature of the joint venture arrangement. Such investments may have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner has full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. In addition, such arrangements are likely to involve restrictions on the resale of our interest in the joint venture.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Oaktree affiliates) include:

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the joint venture partner could have economic or other interests that are inconsistent with or different from our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;

•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner could cause it to want to take actions contrary to our interests;

•	the joint venture partner could have joint control or joint governance of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•

under the joint venture arrangement, it is possible that neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Oaktree;

•

under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we could be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so;

•

our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such other vehicle not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time;

•

under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital;

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under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time it determines it would be advantageous to exit; and

•

the joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities. As a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.

The sale and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability.

The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Additionally, because the effectiveness of judicial systems in the countries in which we may invest varies, we may have difficulty in foreclosing or successfully pursuing claims in the courts of certain countries as compared to the United States. Further, to the extent we obtain a judgment but are required to seek its enforcement in the courts of one of the countries in which we invest, there can be no assurance that such courts will enforce such judgment. The laws of many nations lack the sophistication and consistency found in the United States with respect to foreclosure, bankruptcy, corporate reorganization and creditors’ rights.

We rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.

The Adviser hires property managers to manage our properties and leasing agents to lease vacancies in our properties. These property managers may be our affiliates or partners in joint ventures that we enter into. We may also use portfolio entities owned by us to provide these property management, leasing and similar services. The property managers have significant decision-making authority with respect to the management of our properties. We are particularly dependent on property managers of any hospitality and leisure properties we invest in. In cases where we use third party property managers, our ability to direct and control how our properties are managed on a day-to-day basis may be limited. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. In cases where we use one of our portfolio entities to provide property management services, we will directly incur the expenses of property management and the other costs and obligations associated with operating the portfolio entity, including the compensation of our portfolio entity employees. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.

We will depend on tenants for our revenue, and therefore our revenue will be dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success will be indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing loans we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations and our ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Some of our properties may be leased to a single or significant tenant or tenants in a related industry and, accordingly, may be suited to the particular needs of such tenant or tenants and may be susceptible to risk if the business of such tenant or tenants is adversely affected. We may have difficulty replacing such a tenant or tenants and may not be able to lease the property on the same terms to a future tenant. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We may be unable to renew leases as leases expire.

We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties which would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could adversely impact our operating results.

We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could significantly affect our financial condition and operating results.

Leases with retail properties’ tenants may restrict us from re-leasing space.

Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Our properties will face significant competition.

We may face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.

Our properties may be leased at below-market rates under long-term leases.

We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may experience material losses or damage related to our properties and such losses may not be covered by insurance.

We may experience losses related to our properties arising from natural disasters, such as extreme weather events, climate change, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism or other catastrophes. We plan to carry insurance covering our properties under policies the Adviser deems appropriate. The Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes, typhoons and floods, though certain losses of a catastrophic nature may be uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact to our profitability. Moreover, we cannot assure you that any insurance coverage we carry will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. Some insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total costs of casualty insurance for a property. As a result, not all investments may be insured against terrorism. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions could increase as well. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us and/or the Adviser.

We could become subject to liability for environmental violations, regardless of whether we caused such violations.

Our investments may be exposed to substantial risk of loss from environmental claims arising from underlying real estate-related assets with undisclosed or unknown environmental problems or as to which inadequate reserves had been established, as well as from occupational safety issues and concerns. For instance, we could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or operator of real property may be liable for the cost to remove or remediate asbestos or other hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. These and related costs, including governmental fines and costs of injuries to persons and property, could be substantial, and substantially in excess of the value of the property, and liability under these laws may attach whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred. Further, even if we are indemnified by an obligor against losses and liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial ability of such obligor to satisfy such indemnities or our ability to achieve enforcement of such indemnities.

In addition, third parties may sue the owner or operator of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Noncompliance with environmental regulations may allow a governmental authority to order the owner/operator to cease operations at the property or to incur substantial costs and expenses to bring the property into compliance through the implementation of burdensome remediation or prophylactic measures. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that environmental laws relating to real estate transactions will not be amended in ways that could adversely affect our investments, that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of tenants, the existing condition of the land or operations in the vicinity of such properties. There can also be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.

Moreover, the presence of hazardous or toxic substances, or the failure to properly remediate contamination from such substances, may adversely affect the value of a property, which could have an adverse effect on our return from the related investment. In addition, a remediated property may attract a limited number of potential purchasers because of such property’s history of contamination, which might also adversely affect the owner’s ability to sell this property. A transfer of property may also not relieve from liability a person who owned the property at a time when hazardous or toxic substances were disposed of on, or released from, such property.

Furthermore, when compared to the United States, the historical lack or inadequacy of environmental regulation in certain other countries has led to widespread pollution of air, ground and water resources, and the legislative framework for environmental liability in such countries has not been fully established or implemented. The extent of responsibility, if any, for the costs of abating environmental hazards may be unclear when we are considering an investment, either within or outside the United States.

Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) may affect cash available for distribution.

Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA in all cases.

The properties we acquire will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Any properties we acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Certain of our investments may be in the form of ground leases, which provide limited rights to the underlying property.

We may invest in real estate properties that are subject to ground leases. As a lessee under a ground lease, we may be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which may adversely impact our investment performance. Furthermore, ground leases generally provide for certain provisions that limit the ability to sell certain properties subject to the lease. In order to assign or transfer rights and obligations under certain ground leases, we will generally need to obtain consent of the landlord of such property, which, in turn, could adversely impact the price realized from any such sale.

We will face risks in effecting operating improvements.

In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at property entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.

We may be adversely affected by trends in the office real estate industry.

Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders. We may also be negatively impacted by competition from other short-term office or shared space leasing companies.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.

Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

Certain of our industrial properties may be special use and/or build-to-suit and may be difficult to sell or relet upon tenant defaults or lease terminations.

Certain of our industrial properties may include special use and/or build-to-suit properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With such properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant, finance the property or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or relet our industrial properties and adversely affect our results of operations at such properties.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.

Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could:

•	make it more difficult for us to secure new takeout financing for any multifamily development projects we acquire;

•	hinder our ability to refinance any completed multifamily assets;

•	decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of multifamily assets; and

•	require us to obtain other sources of debt capital with potentially different terms.

Short-term multifamily community leases associated with any multifamily residential properties we acquire may expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions to you.

We expect that, to the extent that we invest in any multifamily residential properties, substantially all of our multifamily community leases will be on a short-term basis. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased levels of unemployment could adversely affect the occupancy and rental rates of any multifamily residential properties we acquire.

Increased levels of unemployment in multifamily markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, multifamily occupancy and rental rates have historically been adversely affected by:

•	oversupply or reduced demand for apartments;

•	rental residents deciding to share rental units and therefore rent fewer units;

•	potential residents moving back into family homes or delaying leaving family homes;

•	a reduced demand for higher-rent units;

•	a decline in household formation;

•	persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

•	rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents sufficiently to offset increases in operating costs;

•	the inability or unwillingness of residents to pay rent increases; and

•	increased collection losses.

These factors generally have contributed to lower rental rates. To the extent that we invest in any multifamily residential properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors do not improve or worsen.

If any credit market disruptions or economic slowdowns occur, any investments in multifamily residential properties may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any multifamily communities in which we invest may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area in the event of any tightening of mortgage lending underwriting criteria, homeowner foreclosures, declines in single-family home and condominium sales or lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Rent control and other changes in applicable laws, or noncompliance with applicable laws, could adversely affect our multifamily residential properties.

Lower revenue growth or significant unanticipated expenditures may result from changes in rent control or rent stabilization laws or other residential landlord/tenant laws. Municipalities may implement, consider or be urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions that could limit our ability to raise rents based on market conditions. For example, in 2016 in Mountain View, California, the voters passed a referendum that limits rent increases on existing tenants (but not on new move-ins) in communities built before 1995. These initiatives and any other future enactments of rent control or rent stabilization laws or other laws regulating multifamily housing, as well as any lawsuits against us arising from such rent control or other laws, may reduce rental revenues or increase operating costs. Such laws and regulations may limit our ability to charge market rents, increase rents, evict tenants or recover increases in our operating costs and could make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with investments in residential properties, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from such properties.

The multifamily residential properties in which we invest must comply with the Fair Housing Amendment of 1988.

The multifamily residential properties in which we invest domestically, if any, must comply with the Fair Housing Amendment Act of 1988 (“FHAA”) which requires that multifamily communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the ADA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

Our retail tenants will face competition from numerous retail channels.

Retailers leasing our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

We may acquire retail properties in the future. Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

The hospitality or leisure industry is seasonal, highly competitive and generally subject to greater volatility than our other market segments.

The hospitality or leisure industry is seasonal in nature, highly competitive and influenced by factors such as general and local economic conditions, location, room rates, quality, service levels, reputation and reservation systems, among many other factors. The hospital industry generally experiences seasonal slowdown in the third quarter and, to a lesser extent, fourth quarter of each year. As a result of the seasonality of the hospitality or leisure industry, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties that we may own. In addition, any such properties that we may own may be adversely affected by factors outside our control, such as extreme weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel.

There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. Competition also comes from non-traditional hospitality sources, such as home-sharing platforms. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hospitality or leisure properties. The demand for rooms at any hospitality or leisure properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to stockholders.

General Risks Related to Real Estate-Related Investments

Investments in real estate-related debt securities are subject to various risks, including creditor risks and early redemption features, which may materially adversely affect our results of operations and financial condition.

We expect to invest in public and/or private debt investments and other obligations relating to real estate assets and/or real estate-related companies. The value of these debt investments and whether and to what extent such investments perform as expected will depend, in part, on the prevailing conditions in the market for real estate investment generally and, in particular, on the value of the underlying real estate asset collateral or real estate-related companies to which such debt investments relate. Real estate-related debt securities can also be very volatile and their value can change rapidly and dramatically, including in response to changes in interest rates and other market events.

Investments in real estate debt also involve many unique risks. For example, debt instruments may be “non-recourse” loans where the sole recourse for the repayment will be the underlying real estate-related asset. As a result, the ability of obligors to make payments is dependent upon the underlying real estate-related asset rather than upon the existence of independent income or assets of such obligors or any parent guarantees. The debt securities and instruments that we invest in may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in obligors of such securities or loans repaying principal to us earlier than expected, resulting in a lower return to us than projected (even taking into consideration any make-whole or similar feature). In addition, certain of the debt securities and instruments in which we invest may be structured so that all or a substantial portion of the principal will not be paid until maturity, which increases the risk of default at that time.

We may invest in mortgages, real estate loans, securities and other relatively illiquid investments.

Subject to the limitations in our charter, we may invest in mortgages, real estate loans, securities and other relatively illiquid investments. All or a significant portion of our assets may consist of private investments, investments that are thinly-traded, investments for which no market exists or investments that are restricted as to their transferability under applicable securities laws or documents governing particular transactions of us. Some securities or instruments that were liquid at the time they were acquired may, for a variety of reasons which may not be in our control, later become illiquid. This factor may have the effect of limiting the availability of these securities or instruments for purchase by us and may also limit our ability to sell such investments at their fair market value in response to changes in the economy or the financial markets. Due to securities regulations governing certain publicly-traded equity securities, our ability to sell securities could also be diminished with respect to equity holdings that represent a significant portion of the issuer’s securities (particularly if we have designated one or more directors of the issuer). As a result, we may be unable to effectively dispose of certain assets on favorable terms or at all, which could adversely affect our profitability.

We may face risks in connection with frequent trading in and high portfolio turnover of our real-estate related debt portfolio.

The different strategies used by the Adviser in our real-estate related debt portfolio may, from time to time, require frequent trading and a high portfolio turnover. The more frequently we trade, the higher the commission and transaction costs and certain other expenses involved in our operations. These costs will be borne by us regardless of the profitability of our investment and trading activities. In addition, a high portfolio turnover may increase the recognition of short-term, rather than long-term, capital gains.

We may invest in distressed securities and some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid, and which may subject us to losses and other risks relating to bankruptcy proceedings.

While we intend to invest primarily in “performing” real estate loans and other debt securities, real estate loans acquired by us may be non-performing at the time of their acquisition and/or may become non-performing following their acquisition for a wide variety of reasons. Such non-performing real estate loans may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of such loan. However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such real estate loan, replacement “takeout” financing will not be available. Purchases of participations in real estate loans raise many of the same risks as investments in real estate loans and also carry risks of illiquidity and lack of control.

The Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate loans purchased by us. The foreclosure process varies by jurisdiction and can be lengthy and expensive. Borrowers often assert claims, counterclaims and defenses to delay or prevent foreclosure actions, which can prolong and complicate an already difficult and time-consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, a borrower may have the ability to file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the process, and materially increasing the expense thereof which expenses may or may not be recoverable by us. See “—There are a number of significant risks when investing in properties, real estate assets and companies involved in bankruptcy proceedings.” Foreclosure litigation may create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. In addition, anti-deficiency and related laws in certain states and countries limit recourse and remedies available against borrowers in connection with or as a result of foreclosure proceedings or other enforcement actions taken with respect to such borrowers. Such laws can result in the loss of liens on collateral or personal recourse against a borrower altogether.

Investments in subordinated debt carry greater risks than those associated with senior obligations.

The debt securities and instruments in which we may invest include secured or unsecured debt at various levels of an issuer’s capital structure. As part of our investment strategy, it is anticipated that we will invest in a range of mezzanine, junior tranches of debt securities in an issuer’s capital structure and pools or tranches of CMBS comprised of securities that are subordinated or otherwise junior in an issuer’s capital structure. To the extent we invest in unsecured or relatively junior debt securities in an issuer’s capital structure, such investments may be subordinated to substantial amounts of senior secured indebtedness. Investments in subordinated debt securities involve greater credit risk of default than the more senior classes of such issuance or series. Subordinated or junior tranches in an issuer’s capital structure absorb losses from default before other more senior tranches to which such junior tranches are subordinate. As a result, to the extent we invest in such debt, we would potentially receive payments or interest distributions after, and must bear the effects of losses or defaults on the underlying mortgage loans before, the holders of other more senior tranches of debt.

In addition, our ability to influence an issuer’s affairs is likely to be substantially less than that of senior creditors. Mezzanine and B-note loans are typically subject to intercreditor arrangements, the provisions of which may prohibit or restrict the ability of the holder of a mezzanine or B-note loan to (i) exercise remedies against the collateral with respect to their loans; (ii) challenge any exercise of remedies against the collateral by the first-lien lenders with respect to their first liens; (iii) challenge the enforceability or priority of the first liens on the collateral; and (iv) exercise certain other secured creditor rights, both before and during a bankruptcy of the borrower. Accordingly, our ability to influence an obligor’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of a senior creditor. For example, under terms of intercreditor agreements, senior creditors will typically be able to restrict the exercise by us of our rights as a creditor. Accordingly, we may not be able to take the steps necessary to protect our investments in a timely manner or at all.

Further, unlike mortgage financings in which a lender makes a loan to a property owner in exchange for a security interest in the underlying real property, real estate mezzanine financing is generally made to a direct or indirect parent of the property owner in exchange for a direct or indirect pledge of the equity interest in the property owner. The parent of the property owner is commonly set up as a single purpose entity intended to be a “bankruptcy remote” entity which owns only the equity interest in the property owner. In such a circumstance, our remedies in the event of non-performance would include foreclosure on the equity interests pledged by the parent of such property. While the foreclosure process on such equity interests is generally faster and less cumbersome than foreclosure on real property, such foreclosure process may nevertheless involve the risks discussed in the preceding paragraph. Furthermore, such mezzanine financing may involve multiple levels of mezzanine loans to multiple levels of mezzanine borrowers (each pledging its equity interest in the borrower under the more senior financing as collateral), and therefore our investments may be negatively affected by separate levels of mezzanine financing. There can also be no guarantee that in such circumstances we will be able to negotiate favorable intercreditor rights between itself as mezzanine lender and the senior lenders. In order to realize on its collateral, a mezzanine lender may need to repay the mezzanine borrower’s indebtedness to more senior lenders to which the assets of such borrower or its subsidiaries are pledged. In addition, in the event of a foreclosure, a mezzanine lender risks becoming the equity owner of a company or other legal entity with substantial liabilities which could exceed the value of its assets.

The debt securities and instruments in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. Debt investments are also subject to other creditor risks, including the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws; so-called lender liability claims by the issuer of the obligations; and environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected and thereby limiting the amount of income earned by us from such investments. In addition, depending on fluctuations of the equity markets and other factors, warrants and other equity securities we receive may become worthless.

Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

Early repayment of loans originated or acquired by us may adversely affect the value of our investment portfolio. Prepayment on our investments, where contractually permitted, will be influenced by changes in the performance of underlying real estate assets and a variety of economic, geographic and other factors beyond our control. We may invest in loans and other assets secured or, in the case of certain assets (including mezzanine loans and preferred equity), supported by transitional real estate assets. Significant improvement in the performance of such assets may result in prepayments as other, less expensive or restrictive financing alternatives become available to the borrower. Consequently, prepayment rates cannot be predicted with certainty, and no strategy can completely insulate us from increases in such rates. Furthermore, we may acquire debt at a discount or premium, and our anticipated yield on such assets would be impacted if such debt is prepaid more quickly than anticipated. Under certain prepayment scenarios, we may fail to recoup fully the cost of its investment. While we may be entitled to fees upon prepayment, such fees may not adequately compensate us as the functional equivalent of a “make whole” payment. Furthermore, we may not be able to structure future investments to impose a make whole obligation upon a borrower in the case of an early prepayment. If the U.S. Federal Reserve or other relevant central banks increase benchmark interest rates, this could also negatively impact the price of debt securities and could adversely affect the value of our investments and the NAV and price per share of our shares.

Our performance may be impacted by the performance of institutions with which we do business.

The institutions, including brokerage firms and banks, with which we will do business (including swap counterparties), or to which securities will be entrusted for custodial and prime brokerage purposes, may encounter financial difficulties, fail or otherwise become unable to meet their obligations. In light of continued market turmoil and the overall weakening of the financial services industry, our, our prime brokers’ and other financial institutions’ financial condition may be adversely affected and may become subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on our activities and operations. The prime brokers that we engage may experience financial difficulties, and therefore, we may be exposed to similar or other financial problems resulting from the insolvency or financial difficulties of one or more of our prime brokers.

Moreover, any cash and securities maintained by us in accounts of U.S. broker-dealers registered with the SEC and the U.S. Financial Industry Regulatory Authority are protected only to a limited degree by the U.S. Securities Investor Protection Corporation (the “SIPC”). Because securities owned by us which are held by broker-dealers (including any prime brokers) are generally not held in our name, a bankruptcy of any such broker-dealer is likely to have a greater adverse impact on us than if such securities were registered in our name. In the event of the bankruptcy of a broker-dealer, if sufficient funds are not available in the broker-dealer’s customer accounts to satisfy claims, the reserve funds of the SIPC would be expected to supplement the distribution. Therefore, we could be at risk of loss for any amounts in excess of the SIPC limit to the extent that the broker-dealer does not maintain insurance sufficient to cover any amounts owed. Assets held outside the United States may be subject to different or diminished protection in the event of a counterparty failure located in such jurisdiction. Consequently, in some cases, we may become an unsecured creditor in bankruptcy or liquidation proceedings outside of the United States.

Additionally, we may, from time to time, purchase, sell or lend securities through either a U.S. prime broker or a non-U.S. affiliate of such prime broker and have assets held at accounts of such prime broker or its non-U.S. affiliate. If our assets are held at a U.S. prime broker, in the event of the bankruptcy or insolvency of such prime broker, even if assets are segregated, we are subject to the risk that we will not receive a complete return of those assets. Under SEC rules, the prime broker must segregate “fully paid” customer securities and “excess margin securities” for the benefit of customers. In addition, pursuant to the SEC reserve formula, the prime broker must place customer funds in a segregated account for the benefit of customers to assure that there will be sufficient assets to satisfy all customer claims. Nonetheless, except with respect to physical securities held in our name, we will not have a right to the return of specific assets but rather will generally have a claim based on the net equity in its account. A customer’s net equity claim equals the dollar value of (a) all cash held in a customer’s account for the purchase of securities (including proceeds from the sale of securities) plus (b) the value of securities held in such account (determined as of the date of the bankruptcy petition filing), less any amounts owed by the customer to the broker-dealer. With respect to securities, we will be entitled to its proportionate share of securities held by the prime broker on behalf of all customers. If there is a shortfall, the customers will share proportionally in the loss. With respect to cash, there will be a net calculation whereby all obligations owed to the prime broker are netted against all cash owed to customers. SIPC will guarantee the shortfall up to $500,000 per customer account with a maximum of $250,000 in cash. Many firms have additional liquidation insurance which may supplement the SIPC insurance coverage. In the event that there are still customer shortfalls after all of the insurance coverage has been exhausted we will become a general unsecured creditor of the prime broker for the remainder of its claim. In the event that our assets are used to support margin loans or are otherwise re-hypothecated pursuant to our permission, the assets will not be protected under the SEC segregation requirement, reserve formula or SIPC liquidation insurance.

Further, not all activities or transactions conducted with the prime broker are subject to these customer protection rules. If the assets are custodied with a non-U.S. broker-dealer, the above U.S. regulations do not apply and the law in the local jurisdiction will govern the disposition of assets of the broker-dealer upon liquidation. Such proceedings may be time consuming and costly.

There can be no assurance that we will wish to make follow-on investments or that we will have sufficient funds to do so.

We may be called upon to provide follow-on funding for our investments or have the opportunity to increase our investment in such investments. Such follow-on funding may include funds required to cure or satisfy a senior loan where we hold an interest in a subordinated loan (such as a mezzanine loan) or to make improvements to real estate on which we foreclose. There can be no assurance that we will wish to make follow-on investments or that we will have sufficient funds to do so. Any decision by us not to make follow-on investments or our inability to make them may have a substantial negative impact on an investment in need of such an investment or may diminish our ability to influence such investment’s future development. There can be no assurance that the Adviser will be able to predict accurately how much capital may need to be reserved by us for participation in follow-on investments. If more capital is reserved than is necessary, then we may receive a lower allocation of other investment opportunities. If less capital is reserved than is necessary, then we may not be able to fully protect or enhance its existing investment. Subject to obtaining any required approvals from our board of directors, Other Oaktree Accounts (including the other Real Estate Accounts) may participate in follow-on investment opportunities with respect to our investments, thereby resulting in dilution to us with respect to such investments.

Certain risks associated with CMBS may adversely affect our results of operations and financial condition.

We may invest in pools or tranches of CMBS. The collateral underlying CMBS generally consists of commercial mortgages or real property that have a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. CMBS are issued with varying structures, including senior and subordinated classes. The commercial mortgages underlying CMBS generally have shorter maturities than residential mortgages, allow a substantial portion of the loan balance to be paid at maturity, commonly known as a “balloon payment,” and are usually non-recourse against the commercial borrower.

Investments in CMBS are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risks. These risks may be magnified by volatility in the credit and commercial real estate markets. The investment characteristics of CMBS differ from traditional debt securities in a number of respects, and are similar to the characteristics of structured credit products in which investors participate through a trust or other similar conduit arrangement. Commercial mortgage loans are obligations of the borrowers thereunder and are not typically insured or guaranteed by any other person or entity. While we intend to analyze and underwrite our CMBS investments from a fundamental real estate perspective, there can be no assurance that such underwriting practices will yield their desired results or that we will be able to effectively achieve our investment objectives.

The prospect of full repayment of the commercial mortgage loans underlying CMBS depends on the ability of the commercial borrower to generate current income from its commercial property. The ability to generate current income from a commercial property is affected by a variety of factors. Such factors include differences in the management ability and track record of the commercial borrower, and geographic and/or industry concentration. Commercial borrowers may also lack the incentive to invest the funds necessary to maintain and attract tenants in the properties underlying the commercial mortgage loans to the extent the value of the mortgage exceeds the property value. Unlike residential mortgage loans, most commercial mortgage loans are not significantly amortized over the loans’ terms. Instead, with most commercial mortgage loans the bulk of the loan balance is payable at maturity with a one-time payment, commonly known as a “balloon payment.” Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing, which can be negatively impacted by a difficult credit environment. Usually, a commercial borrower will seek out another loan to satisfy the balloon payment on a commercial mortgage loan. Therefore, full satisfaction of a commercial mortgage loan will be affected by a commercial borrower’s access to credit. In certain situations, including during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower.

Commercial borrowers have a variety of management and industry track records. There are many differences between commercial borrowers’ capital structures, prior and/or current debt obligations and management abilities. The successful generation of current income from a commercial borrower’s property will be heavily influenced by a commercial borrower’s ability to handle the relevant issues that are part of the commercial property management industry. A variety of ability levels will affect the successful generation of current income and, ultimately, the risk of default on a commercial borrower’s commercial mortgage loan. Differences in the management ability among commercial borrowers may have an impact on the capacity of a commercial borrower to repay fully its commercial mortgage underlying CMBS.

The value of CMBS is subject to risk from possible geographic and/or industry concentration. Certain geographic regions and/or industries may be more adversely affected from economic pressures when compared to other geographic regions and/or industries. A pool of CMBS backed by commercial mortgage loans with a substantial geographic and/or industry concentration will be more susceptible to the economic environment of such concentrated geographic regions and/or industries, and therefore could incur an increased loss in value.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan underlying CMBS, the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the loans comprising a pool or tranche of CMBS in which we invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans underlying the CMBS will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property and the financial circumstances of the borrower. A decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. In certain instances, a negotiated settlement or an amendment to the terms of the commercial mortgage loan are the only options before an ultimate foreclosure on the commercial property. Foreclosure is costly and often protracted by litigation and bankruptcy restrictions. The ultimate disposition of a foreclosed property may also yield a price insufficient to cover the cost of the foreclosure process and the balance attached to the defaulted commercial mortgage loan. It may be difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of CMBS. There can be no guarantee that our investments in CMBS will not be adversely affected by such risks.

In addition to investing in pools or tranches of CMBS, we may in certain circumstances invest in CMBS relating to a single issuer or a handful of issuers, which involves a high degree of concentrated risk with no certainty of any return of capital. These risks may be further pronounced in cases where the CMBS is secured by a relatively small or less diverse pool of underlying loans or real estate assets. Certain geographic regions and/or industries may be more adversely affected from economic pressures when compared to other geographic regions and/or industries. A pool of CMBS backed by commercial mortgage loans with a substantial geographic and/or industry concentration will be more susceptible to the economic environment of such concentrated geographic regions and/or industries, and therefore could be at greater risk for a substantial loss in value.

Our obligations in connection with investments in bank loans and participations will be subject to unique risks.

We may invest in bank loans (which may include mortgages and loans secured by real estate assets), participations in loans by way of a syndication or otherwise and credit-linked notes (“CLNs”). These obligations are subject to unique risks, including:

•	the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights and bankruptcy laws;

•	so-called lender-liability claims by the issuer of the obligations;

•	environmental liabilities that may arise with respect to collateral securing the obligations;

•	limitations on our ability to enforce directly its rights with respect to participations and CLNs.

In analyzing each bank loan, participation or CLN, the Adviser will compare the relative significance of the risks against the expected benefits of the investment. Successful claims by third parties arising from these and other risks, absent certain conduct by the Adviser, Oaktree, their respective affiliates and certain other individuals, will be borne by us. In addition, the settlement process for the purchase of bank loans can take significantly longer than the timeframes established by the Loan Syndications & Trading Association and comparable non-U.S. bodies. The longer a trade is outstanding between the counterparties, the greater the risk of additional operational and settlement issues and the potential for our counterparty to fail to perform.

Our investments in bank loans and related instruments will entail credit risks, including the risk of non-payment of interest and principal, as well as market risks, including the risk that certain market factors will cause the value of the instrument to decline. Bank loans, participations, CLNs and other debt instruments may be subject to price fluctuations due to changes in the issuer’s credit quality. Because interest rates on bank loans, participations and CLNs only reset periodically and may not perfectly correlate with prevailing interest rates, during such time as the interest rate of a security is fixed, such security may be subject to the same fluctuations due to interest rate changes as fixed-rate obligations of similar duration.

If we purchase a participation or CLN, we will not have established any direct contractual relationship with nor acquired any voting rights related to any corporate actions by the borrower. We will be required to rely on the lender or the participant that sold the participation not only for the enforcement of our rights against the borrower but also for the receipt and processing of payments due to us under the participation or CLN. We will thus be subject to the credit risk of both the borrower and the selling lender or participant. Because it may be necessary to assert through the selling lender or participant such rights as may exist against the borrower, in the event the borrower fails to pay principal and interest when due, such assertion of rights against the borrower may be subject to delays, expenses and risks that are greater than those that would be involved if we could enforce our rights against the borrower directly.

The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.

Our securities investments involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate-related debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as the general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “—Investments in subordinated debt carry greater risks than those associated with senior obligations.”

Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

We may invest in high-yield securities which are generally subject to more risk than higher rated securities.

We may invest in “high yield” bonds, preferred securities and distressed debt that are rated in the lower rating categories by the various credit rating agencies or comparable non-rated securities. Securities in the lower-rated categories and comparable non-rated securities are subject to greater risk of loss of principal and interest than higher-rated and comparable non-rated securities and are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Such issuers typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Because investors generally perceive that there are greater risks associated with the lower-rated and comparable non-rated securities, the yields and prices of such securities may be more volatile than those for higher-rated and comparable non-rated securities. The market for lower-rated and comparable non-rated securities is thinner, often less liquid and less active than that for higher-rated or comparable non-rated securities and the market prices of such securities are subject to erratic and abrupt movements. The spread between bid and asked prices for such securities may be greater than normally expected. Such factors can adversely affect the prices at which these securities can be sold and may even make it difficult to sell such securities.

Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy proceedings. There can be no assurance that the Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.

We may provide bridge financings, which involve numerous risks.

We may provide bridge financing in connection with one or more of our investments. Such bridge financings would typically be convertible into more permanent, long-term positions. We will bear the risk of any changes in capital markets, which may adversely affect the ability to refinance any bridge investments. For reasons not always in our or the Adviser’s control, such refinancings may not occur and such bridge financings may remain outstanding. In such event, the failure to refinance could lead to increased risk and cost to us.

We may receive or purchase warrants, which involve numerous risks.

We may receive or purchase warrants as part of an investment. The successful use of warrants depends principally on the price movements of the underlying securities. In addition, when we purchase a warrant, we face the risk that we will lose our entire investment in the warrant in a relatively short period of time, unless we are able to, and do, exercise the warrant during the life of the warrant. If the price of the underlying security does not rise to an extent sufficient to cover the warrant purchase price and transaction costs, we will lose part or all of our investment in such warrant.

We may receive or purchase options on securities or to hedge securities, which involve numerous risks.

We may receive or purchase options on securities as part of an investment or may purchase options to hedge securities obtained in the course of its investment activities. In addition, we may purchase or sell options on securities, indices, foreign currencies, interest rates or other reference assets or rates. The successful use of options depends principally on the price movements of the underlying securities, indices or other reference assets or rates. Investing in options can result in a greater potential for profit or loss than directly investing in the underlying assets. The value of an option may change because of, including but not limited to, a change in the value of the underlying assets, the passage of time, changes in the market’s perception as to the future price behavior of the underlying assets or rates, or any combination of the foregoing.

In addition, when we purchase an option, we run the risk that we will lose our entire investment in the option in a relatively short period of time, unless we are able to, and do, exercise or close out the option during the life of such option. If the price of the underlying security or other asset or rate does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, we will lose part or all of our investment in the option. There can be no assurance that we will be able to effect closing transactions at any particular time or at any acceptable price. In the event of the bankruptcy of a broker or dealer through which we engage in transactions in options, we could experience delays and/or losses in liquidating open positions purchased or sold through the broker.

In the case of the purchase of an option, the risk of loss of an option buyer’s entire investment in the option (i.e., the premium paid and transaction charges) reflects the nature of an option as a wasting asset that may become worthless at its expiration. Where an option is written (or sold) uncovered, the option seller may be liable to pay a substantial amount in order to fulfill the contract. The risk of loss for writing an uncovered call option could theoretically be unlimited, as the call option seller will be obligated to deliver (or pay equivalent amount of cash) for an asset at a predetermined price, which may, upon the exercise of the option, be significantly different from the asset’s market value at the time of the exercise.

We may invest in structured products that may involve structural and legal risks.

We may invest in structured products, including debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, as well as certificates issued by a structured investment vehicle that holds pools of CMBS. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor in the subordinated debt securities issued by a structured product. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.

We may invest in derivatives, which involve numerous risks.

Subject to maintaining our qualification as a REIT, we may invest in over the counter (“OTC”) derivative instruments from time to time. While we expect to invest in OTC contracts on a bilateral basis with banks or other dealers, we may invest in certain derivatives that are traded on swap execution facilities (“SEFs”), security-based swap execution facilities (“SB SEFs”) or other similar multi-lateral trading platforms. Certain of such derivatives may be cleared through central counterparties (“CCPs”).

Investing in derivative instruments, particularly OTC derivatives, presents various risks, including market, counterparty, operational, valuation, correlation, volatility and liquidity risks, etc. The prices of derivative instruments, including swaps, forwards and options, may be highly volatile. The value of derivatives also depends upon the price of the underlying security or other asset or index. Investing in a derivative instrument may require the deposit or payment of an initial amount much smaller than the notional or nominal exposure amount from such derivative instrument. Therefore, if the relevant cash market moves against us, we will suffer a larger loss than it would have by directly investing in the underlying security or other asset or index. The duration of a derivative instrument may be significantly different than the duration of the related liability or asset. OTC derivatives are also subject to the default and credit risk of the counterparty if they are not cleared through CCPs or the counterparty is not required to post margin, while centrally cleared derivatives may be subject to the credit risk of the CCP and the relevant futures commission merchant (“FCM”) or other clearing broker. In addition, significant disparities may exist between “bid” and “ask” prices for derivative instruments that are traded over-the-counter and not on an exchange. OTC derivatives are also typically not subject to the same type of investor protections or governmental regulations as those applicable to futures and other exchange-traded instruments. In addition, compared with such exchange-traded instruments, the market for OTC derivatives is less liquid. See “—We will be exposed to counterparty, settlement and local intermediary risks.”

We will be subject to the Dodd-Frank Act and other derivatives regulations.

Title VII of the Dodd-Frank Act establishes a general framework for systemic regulation that has imposed and will impose mandatory clearing, exchange trading and margin requirements on many derivatives transactions. The Dodd Frank Act also creates new categories of regulated market participants, such as swap dealers (“SDs”) and security-based swap dealers (“SBSDs”) that are subject to significant new capital, margining, clearing, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements, a large number of which have been implemented. Although the CFTC has released final rules relating to clearing, margin, execution, reporting, risk management, compliance, position limit, anti-fraud, consumer protection, portfolio reconciliation, documentation, recordkeeping, business conduct, margin requirements and registration requirements under the Dodd-Frank Act, many of the provisions are subject to further final rulemaking, and thus the Dodd-Frank Act’s ultimate impact remains unclear. While this regulatory framework has rendered the derivatives market safer, it has significantly increased the costs of entering into derivatives transactions for end-users of derivatives, including us. In particular, new margin requirements and capital charges, even when not directly applicable to us, have increased and will further increase the pricing of derivatives transacted by us. New exchange trading and trade reporting requirements and position limits may lead to changes in the liquidity of derivative transactions, or higher pricing or reduced liquidity in the derivatives markets, or the reduction of arbitrage opportunities for us. See “—We will be exposed to counterparty, settlement and local intermediary risks.”

In addition to U.S. laws and regulations relating to derivatives, certain non-U.S. regulatory authorities have passed or proposed, or may propose in the future, legislation similar to that imposed by the Dodd-Frank Act. For example, the European Union regulations on derivatives will impose position limits on commodity transactions, and the European Market Infrastructure Regulation (“EMIR”) already requires reporting of derivatives and various risk mitigation techniques to be applied to derivatives entered into by parties that are subject to the jurisdiction of EMIR. Certain entities are already required to clear certain derivatives and are subject to initial and variation margin requirements with respect to their non-cleared derivatives, under the regulations implementing EMIR. These European Union regulatory changes will impact a broad range of counterparties, both outside and within the European Union, and are expected to potentially increase the cost of transacting derivatives for us (particularly with banks and other dealers directly subject to such regulations).

In addition, the tax environment for derivative instruments and funds is evolving, and changes in the taxation of derivative instruments or funds may adversely affect the value of certain derivatives contracts entered into by us and our ability to pursue its investment strategies. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have a material negative impact on our investment performance.

Where we enter into derivatives contracts that are not centrally cleared through a CCP, we will become subject to counterparty risk.

Where we enter into derivatives contracts that are not centrally cleared through a CCP, we will become subject to the risk that a counterparty will not perform its obligations under such contracts, either because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem of the counterparty, thus causing us to suffer a loss. Such counterparty risk may be accentuated by the fact that we may concentrate our transactions with a single or small group of counterparties. In addition, in the case of a default, we could become subject to adverse market movements while seeking for replacement transactions. We are not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. Although certain of the swap counterparties may be entities that are rated by recognized rating agencies, we have no formal internal credit function that evaluates the creditworthiness of its swap counterparties. Our ability to transact business with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by us.

The U.S. prudential regulators and the CFTC have adopted margin requirements for non-cleared swaps which apply to entities subject to the jurisdiction of the prudential regulators and entities registered as SDs with the CFTC, respectively (in each case, with respect to all non-cleared swaps entered into on or after the relevant compliance dates). While we will not be directly subject to these margin requirements, we will be indirectly impacted by the margin requirements where our counterparty is subject to such requirement. Given the anticipated volume of our swap transactions, we will likely be classified as a financial end user without a “material swaps exposure” for purposes of these margin rules. As a result, beginning on the relevant compliance date, we will be required to exchange variation margin (in the form of cash, certain highly liquid securities or gold) on with our counterparties that are subject to the margin requirement (and, if contractually agreed, with any other counterparty) to cover the cumulative daily mark-to-market change in value of the transaction since the last exchange of variation margin. The amount of margin that must be posted and collected pursuant to these regulatory requirements may be determined on a net basis (taking into account offsetting exposures) with respect to a portfolio of uncleared swaps and/or security-based swaps that are governed by a master netting agreement that satisfies certain criteria. In addition, the U.S. prudential regulators’ margin rules apply to non-cleared security-based swaps entered into by SBSDs that are subject to their jurisdiction, and the SEC has proposed but not yet adopted final margin rules for SBSDs that are not subject to the jurisdiction of prudential regulators.

To the extent that our SD counterparty collects initial margin from us on its uncleared swaps and security-based swaps, we may request that the SD counterparty segregate all such initial margin posted by us at an independent, third-party custodian or at an affiliate of the SD that serves as a custodian. If we do not request segregation of such initial margin, the custodian or counterparty may commingle such assets or collateral with the custodian’s or counterparty’s own assets. In addition, even when we request segregation of such initial margin, the custodian or counterparty may fail to segregate such assets or collateral properly. In either case, in the event of the bankruptcy or insolvency of any custodian or counterparty, our assets and collateral may be subject to the conflicting claims of the creditors of the relevant custodian or counterparty, and we may be exposed to the risk of a court treating us as a general unsecured creditor of such custodian or counterparty, rather than as the owner of such assets or collateral.

We will face risks arising from cleared derivatives transactions.

The CFTC requires that certain interest rate swaps and index credit default swaps be cleared through a CCP (unless an exception or exemption applies), and the CFTC is expected to expand the types of swaps (e.g., certain foreign currency and commodity swaps) subject to mandatory clearing. While the SEC has adopted rules establishing a framework for determining which security-based swaps will be subject to mandatory clearing, no such clearing determination has been issued.

Where we enter into swaps subject to mandatory clearing, it may be required to clear such swaps at a CCP through an FCM acting as clearing broker. We will have to post initial margins to CCPs through FCMs or broker-dealers (in the U.S.) or other clearing brokers (outside the U.S.), and for swaps cleared at CCPs that are U.S.-registered derivatives clearing organizations, such initial margins will be held by such CCP and FCMs in segregated accounts under the CFTC rules. Such segregation is intended to protect the initial margins of swap clearing customers from the claims of other creditors of a CCP or FCM. Furthermore, the CFTC rules implement the so-called “legally segregated, operationally commingled” (“LSOC”) model for the segregation of swap clearing customer collateral on a customer-by-customer basis, which is intended to protect each customer from the default of other customers of the FCM. Such segregation, however, will not protect clearing customers like us from any operational or fraud risk of a CCP or FCM with respect to the initial margin posted to the CCP or FCM. In addition, the initial margins posted to a non-US CCP through a non-US clearing broker may not even be segregated from the property of such CCP and/or clearing broker. The SEC has no final rules for the treatment and protection of customer property, including initial margins, held by CCPs and broker-dealers.

In addition, where we enter into certain swaps subject to mandatory clearing, it may be required to execute such swaps on a registered designated contract market or SEF. The CFTC requires that certain interest rate swaps and index credit default swaps be executed on a registered designated contract market or SEF, and registered designated contract markets or SEFs may self-certify additional types of interest rate and index credit default swaps as subject to this requirement. The SEC has not yet adopted registration rules for security-based registered designated contract markets or SEFs or a mandatory trade execution requirement for security-based swaps. In addition, certain foreign jurisdictions may impose clearing and trade execution requirements that could apply to our transactions with non-U.S. entities. While we will benefit from reduced counterparty credit and operations risk and pricing transparency resulting from these requirements, it will incur additional costs in trading these swaps. In addition, while we will attempt to execute, clear and settle these swaps through entities the Adviser believes to be sound, there can be no assurance that a failure by such an entity will not cause a loss to us.

Transactions involving uncleared OTC derivative instruments entail a greater risk of illiquidity.

We may enter into transactions involving uncleared OTC derivative instruments, which entail a greater risk of illiquidity as these instruments can generally be closed out only by negotiation with the counterparty, which may expose us to liquidity risk. There can be no assurance that a liquid secondary market will exist for any particular derivative instrument at any particular time, including for those derivative instruments that were originally categorized as liquid at the time they were acquired by us. In volatile markets, we may not be able to close out a position without incurring a significant amount of loss. Although OTC derivative instruments are designed to be tailored to meet particular financing needs and, therefore, typically provide more flexibility than exchange-traded products, the risk of illiquidity is also greater as these instruments can generally be closed out only by negotiation with the other party to the instrument. In addition, we may not be able to convince its counterparty to consent to an early termination of an OTC derivative contract or may not be able to enter into an offsetting transaction to effectively unwind the transaction. Such OTC derivative contracts generally are not assignable except by agreement between the parties, and a counterparty typically has no obligation to permit assignments. Even if our counterparty agrees to early termination of OTC derivatives at any time, doing so may subject us to certain early termination charges.

We will face risks in connection with forward contracts.

Forward contracts, unlike futures contracts, are not traded on exchanges and are not standardized. Banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Most cash-settled forward contracts are regulated by the CFTC and prudential regulators as “swaps” (or by the SEC and prudential regulators as “security-based swaps”), but most physically settled forward contracts (other than such forwards on securities, which are treated and accordingly regulated as securities) are largely unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to enter into forward transactions. There have been periods during which certain participants in these markets have refused to quote prices for certain commodity or currency forwards, or they have quoted prices with an unusually wide spread between the price at which they were prepared to take opposite positions in forward transactions. Disruptions can occur in forward markets due to unusually high trading volume, political intervention, or other factors. Market illiquidity or disruption could result in significant losses to us.

We may enter into swaps transactions, which involve a variety of significant risks.

We may enter into long and short positions in all types of derivative transactions and credit-linked securities, including total return swaps, rate of return swaps, credit default swaps (including index-related credit default swaps), interest rate swaps, and credit-linked notes and deposits. Credit-linked securities, including credit default swaps, are bilateral OTC agreements between two parties that transfer a defined credit risk from one party to another.

We may enter into one or more credit default swaps or total return swaps, the returns from which are based on the performance of a single asset or a portfolio of assets selected by the Adviser (the “Reference Assets”), with bank or broker dealer counterparties. We may invest in the Reference Assets through credit default swaps or total return swaps on a leveraged basis. Returns to us under a credit default swaps or total return swap are related to the performance of the underlying Reference Asset(s) of such swap. The value of a credit default swap depends largely upon creditworthiness of the reference obligor(s), and the value of a total return swap depends largely upon changes in market value of the Reference Asset(s). The terms of individual credit default swaps and total return swaps will differ by counterparty and may change from time to time. Certain index credit default swaps are already subject to mandatory clearing and in some cases must be executed on a SEF, and certain other types of credit default and total return swaps may become subject to these requirements in the future. We will typically be required to post collateral in connection with entering into such swaps and to add (or receive a return of) collateral from time to time based on changes in the market value of the Reference Asset, regardless of whether such swaps are centrally cleared. In certain circumstances, including if we do not have sufficient assets or is unable to provide the requisite amount of collateral, the counterparty may terminate the credit default swaps or total return swap in whole or in part.

Swaps transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular swap transaction necessarily depend upon the terms of the transaction and our circumstances. In general, however, all swaps transactions involve some combination of market risk, credit risk, counterparty credit risk, funding risk, liquidity risk and operational risk. Highly customized swaps transactions in particular may have increased liquidity risk. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor. In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for us to modify, terminate or offset our obligations under a swap or our exposure to the risks associated with a swap prior to its scheduled termination date.

Our investments in credit-linked securities subject us to credit and other risks.

Credit-linked securities are typically privately-negotiated transactions between two or more parties that transfer a defined credit risk from one party to another. As an investor, we bear the risk that the issuer of the credit-linked security will default or become bankrupt. Additionally, we bear the risk of loss of our principal investment, and the periodic interest payments expected to be received for the duration of our investment in the credit-linked security. Credit-linked securities are also subject to credit risk of the corporate or other credits underlying the embedded credit default swaps. If one of the underlying credits defaults, we may receive the security that has defaulted, and our principal investment would be reduced by the corresponding face value of the defaulted security.

The market for credit-linked securities may be, or suddenly can become, illiquid. The other parties to the transaction may be the only investors with sufficient understanding of the transaction to be interested in bidding for it. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for credit-linked securities. In certain cases, a market price for a credit-linked security may not be available.

We will be exposed to counterparty, settlement and local intermediary risks.

From time to time, certain securities markets have experienced operational clearance and settlement problems that have resulted in failed trades. We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including systems failure or human error. These problems could cause us to miss attractive investment opportunities or result in liability to third parties by virtue of our inability to perform contractual obligations to deliver securities, or we could be unable to achieve the market position selected by the Adviser or might incur a loss in liquidating our positions. In addition, delays and inefficiencies of the local postal, transport and banking systems could result in the loss of investment opportunities, the loss of funds (including dividends) and exposure to currency fluctuations.

Because certain purchases, sales, securities lending, derivatives and other transactions in which we will engage involve instruments that are not traded on an exchange, but are instead traded between counterparties based on contractual relationships, we are subject to the risk that a counterparty will not perform its obligations under the related contracts, as well as risks of transfer, clearance or settlement default. Such risks may be exacerbated with respect to non U.S. securities or transactions with non-U.S. counterparties. There can be no assurance that a counterparty will not default and that we will not sustain a loss on a transaction as a result. We often may not be able to collect margin from its counterparty with respect to OTC derivatives and certain other transactions. Such risks may differ materially from those entailed in exchange traded transactions that generally are backed by clearing organization guarantees, daily marking to market and settlement of positions and segregation and minimum capital requirements applicable to intermediaries. There can be no assurance that the Adviser’s monitoring activities will be sufficient to adequately control counterparty risk.

In situations where we place assets in the care of a custodian or are required to post margin or other collateral with a counterparty, the custodian or counterparty may fail to segregate such assets or collateral, or may commingle the assets or collateral with the relevant custodian’s or counterparty’s own assets or collateral (even where the custodian or counterparty is required to segregate such assets or collateral under relevant regulatory requirements). As a result, in the event of the bankruptcy or insolvency of any custodian or counterparty, our excess assets and collateral may be subject to the conflicting claims of the creditors of the relevant custodian or counterparty, and we may be exposed to the risk of a court treating us as a general unsecured creditor of such custodian or counterparty, rather than as the owner of such assets or collateral, as the case may be.

Transactions entered into by us may be executed on various U.S. and non-U.S. exchanges, and may be cleared and settled through various clearing houses, custodians, depositories and prime brokers throughout the world. Although we will attempt to execute, clear and settle the transactions through entities the Adviser believes to be sound, there can be no assurance that a failure by any such entity will not lead to a loss to us.

Certain of our transactions may be undertaken through local brokers, banks or other organizations in the countries in which we makes investments, and we will be subject to the risk of default, insolvency or fraud of such organizations. The collection, transfer and deposit of bearer securities and cash expose us to a variety of risks, including theft, loss and destruction. Although we will attempt to execute, clear and settle the transactions through entities the Adviser believes to be sound, there can be no assurance that a failure by any such entity will not lead to a loss to us. We will also be dependent upon the general soundness of the banking systems of countries in which investments will be made.

There are a number of significant risks when investing in properties, real estate assets and companies involved in bankruptcy proceedings.

We may make investments that could require substantial workout negotiations or restructuring in the event of a default or bankruptcy. There are a number of significant risks when investing in properties, real estate assets and companies involved in bankruptcy proceedings, including the following:

•	many events in a bankruptcy are the product of contested matters and adversary proceedings that are beyond the control of the creditors;

•

a bankruptcy filing may have adverse and permanent effects on a property, asset or company (for instance, we may lose its market position and key employees and otherwise become incapable of restoring itself as a viable entity, and, if the proceeding is converted to a liquidation, the liquidation value of the property, asset or company may not equal the liquidation value that was believed to exist at the time of the investment);

•

the duration of a bankruptcy proceeding is difficult to predict and a creditor’s return on investment can be impacted adversely by delays while the plan of reorganization is being negotiated, approved by the creditors and confirmed by the bankruptcy court, and until it ultimately becomes effective;

•	certain claims, such as claims for taxes, wages, employee and worker pensions and certain trade claims, may have priority by law over the claims of certain creditors;

•	the administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors; and

•

creditors can lose their ranking and priority in a variety of circumstances, including if they exercise “domination and control” over a debtor and other creditors can demonstrate that they have been harmed by such actions.

There can be no assurance that the Adviser will be able to predict accurately how much capital may need to be reserved by us for participation in any such bankruptcy or workout. If more capital is reserved than is necessary, then we may receive a lower allocation of other investment opportunities. If less capital is reserved than is necessary, then we may not be able to fully protect or enhance its existing investment in the property, real estate asset or company undergoing a bankruptcy or workout.

In addition, there is a possibility that we may incur substantial or total losses on our investments and, in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to us and distributions to our stockholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws may delay our ability to realize on collateral for loan positions we hold, which may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructuring of the debt through principles such as the “cramdown” provisions of the bankruptcy laws. In addition, the bankruptcy laws and regimes of certain jurisdictions outside the United States may be untested, subject to manipulation or change and not provide a proven venue to resolve a company’s bankruptcy estate.

In certain limited cases, such as in connection with a workout, restructuring or foreclosure involving one or more of our debt investments, the success of our investment strategy with respect thereto will depend, in part, on our ability to restructure and effect improvements in the operations of the portfolio issuers to which such investments relate. The activity of identifying and implementing restructuring programs and operating improvements at portfolio companies entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.

Repurchase transactions involve risks, and any warehouse facilities that we may obtain in the future may limit our ability to originate or acquire assets, and we may incur losses if the collateral is liquidated.

We may make significant use of repurchase transactions to leverage certain of our investments, particularly investments in CMBS. Repurchase agreements are a type of secured financing arrangement in which the borrower sells (rather than pledges) assets to a lender with the right to repurchase those assets at a higher price on a later date. The lender in a repurchase transaction typically buys the securities being financed at a significant discount to market value as protection against adverse price movements. The size of the discount varies based on the particular securities being sold in the repurchase transaction, with less liquid securities generally requiring a greater discount.

The borrower in a repurchase transaction is typically required to post margin to the extent the market value of the securities declines in order to maintain the loan-to-market value ratio established at the time the securities were sold to the lender. If the borrower misses a margin call, the lender can terminate the repurchase transaction and sell the securities to repay the loan and any accrued interest. The borrower may be required to fund a margin call on the same day it receives notice of the margin obligation from the lender, creating a risk of default unless the borrower either maintains sufficient cash on hand or has other funding sources (such as a subscription line) that can be accessed on short notice. The amount of a margin call may be calculated by the lender based on the lender’s own valuation of the financed securities, which could differ materially from actual market values. We may have no means of disputing a lender’s valuation in the event that the Adviser disagrees with such valuation.

If we enter into a repurchase transaction and cannot satisfy a margin call, we may lose our right to buy back the financed securities, which could adversely affect our ability to achieve its investment objectives and the return on invested capital. We could miss a margin call even if we have sufficient assets to satisfy our margin obligation due to the timing of the margin call or the illiquidity of its other assets. A lender under a repurchase agreement may have the right to sell any foreclosed securities for a price lower than what the Adviser believes to be such securities’ fair market value, including in a sale by the lender to itself or to an affiliate. We may not have a contractual right to dispute such a sale price. In addition, a repurchase lender may have recourse to our other assets to the extent that the proceeds from a sale of financed securities are insufficient to cover our obligations to the lender.

A warehouse facility is a type of lending arrangement generally similar to a repurchase transaction. However, the assets used as collateral in a warehouse lending arrangement are typically loans, including originated loans, rather than traded securities such as CMBS. We may use a warehouse facility to increase the amount of capital available for lending or other investment activities. The risks of a warehouse facility are similar to those described for other types of secured lending arrangements in this prospectus.

We expect that we will be operated pursuant to an exemption or exclusion from the registration requirements under the U.S. Commodity Futures Trading Commission (“CFTC”) regulations.

Although Oaktree is registered with the CFTC as a commodity pool operator and a commodity trading advisor, it is expected that we will be operated pursuant to an exemption or exclusion from the registration requirements under the CFTC regulations, including pursuant to certain no-action relief with respect to equity REITs. Therefore, neither the Adviser nor Oaktree will be required to provide prospective investors with a CFTC compliant disclosure document, nor will they be required to provide investors with periodic account statements or certified annual reports that satisfy the requirements of CFTC rules applicable to registered commodity pool operators, in connection with any offerings of shares.

Our reliance on management of real estate-related companies relating to our investments in the debt of such companies carries certain risks.

We may invest in the debt of companies with substantial real estate holdings, and there can be no assurance that the management of such real estate-related companies will be able to operate successfully and generate sufficient cash to pay the principal, interest and other fees and expenses associated with the loans we hold. Although the Adviser will monitor the performance of each investment and may make recommendations, we will rely upon management to operate such companies on a day to day basis and the equity sponsors, boards of directors or other controlling parties of such companies to select qualified management. In addition, certain of our investments may be in the debt of businesses with limited operating histories.

We may invest in equity of other REITs that invest in real estate debt as one of their core businesses and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.

REITs that invest primarily in real estate debt are subject to the risks of the real estate debt market and, more generally, the real estate market and securities market.

REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses, and so when we invest in REITs we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains and/or return of capital. Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.

Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.

Risks Related to Debt Financing

We use mortgage indebtedness and other borrowings, which increases our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

Subject to maintaining our REIT qualification and the limitations in our charter, we have and may continue to use leverage for our investments on a recourse or non-recourse basis or otherwise engage in certain investment activities that involve the use of leverage, including through credit default swaps or total return swaps. While leverage presents opportunities for increasing our total return, it may increase losses as well. Accordingly, any event that adversely affects the value of one of our investments would be magnified to the extent leverage is used. To the extent that we engage in any leveraging, we will be subject to the risks normally associated with debt financing, including those relating to the ability to refinance and the insufficiency of cash flow to meet principal and interest payments, which could significantly reduce or even eliminate the value of our equity in real estate investments. Leveraging our capital structure will mean that third parties, such as banks, may be entitled to the cash flow generated by such investments prior to us or our investors receiving a return. Additionally, if one of our assets is mortgaged or otherwise used as collateral to secure repayment of indebtedness and such payments are not made, the asset could be foreclosed upon by or otherwise transferred to the lender.

Our actual use of leverage will depend on a number of factors, including the availability of indebtedness on terms that the Adviser deems are appropriate and the Adviser’s decision to utilize any such available leverage, among others. There can be no assurance that we will be able to obtain, or will maintain, leverage on favorable terms, leverage that reaches the Adviser’s targets/expectations, or any leverage at all. Under our charter, we have a limitation that precludes us from borrowing in excess of 300% of our net assets, which approximates borrowing 75% of the cost of our investments (unless a majority of our independent directors approves any borrowing in excess of the limit and we disclose the justification for doing so to our stockholders), but such restriction does not restrict the amount of indebtedness we may incur with respect to any single investment. To the extent that we do not employ long-term leverage (or employs less leverage than originally anticipated), our investment returns may be lower than those that might have been achieved using long-term leverage.

No assurance can be given that financing will be available throughout the life of us or any individual investment, or that long-term replacement financing can be obtained as intended by the Adviser. If we are unable to obtain financing, including on favorable terms that reflect its underlying investments, this may have a material adverse effect on our ability to achieve our investment objectives and the return on invested capital. There are also financing costs associated with leverage. Such costs will be borne by us and therefore may adversely affect the rate of returns we obtain. In addition, each leveraged investment will involve interest rate risk to the extent that financing charges for such leveraged investment are based on a predetermined interest rate.

The use of borrowed funds will magnify the volatility of our investment portfolio and involves substantial risks. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

Although the use of borrowed funds will increase investment returns if the leveraged portfolio investment earns a return greater than the cost of our borrowed funds, investment returns will decrease if the leveraged portfolio investment fails to earn a return equal to the cost of our borrowed funds. The extent to which we use borrowed funds may have important consequences to our stockholders, including greater fluctuations in our net assets, use of cash flow for debt service, rather than for additional investments, distributions, or other purposes, and in certain circumstances we may be required to prematurely divest investments to service its debt obligations. All of these risks are magnified by the use of long-term leverage in excess of unfunded commitments.

If we default on secured indebtedness, the lender may foreclose and we could lose our entire investment in the collateral for such loan. If we become subject to a liability, parties seeking to have the liability satisfied may have recourse to our assets generally and not be limited to any particular asset, such as the investment giving rise to the liability. No assurance can be given that financing for our investments will be obtained by us, or obtained on favorable or acceptable terms, including terms which reflect the financing provided by us. A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various asset coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable.

Additionally, our investments are expected to include properties, real assets and companies whose capital structures may have significant leverage. Such investments are inherently more sensitive to declines in revenues and to increases in expenses and interest rates. The leveraged capital structure of such investments will increase the exposure to adverse economic factors such as downturns in the economy or deterioration in the condition of the investment or the related industry. The securities we acquire may be relatively junior (or the most junior) in what will typically be a complex capital structure, and thus subject to significant risk of loss. Further, we may engage in certain investment activities that involve the use of leverage, including through credit default swaps or total return swaps. There are also financing costs associated with leverage, and each leveraged investment will involve interest rate risk to the extent that financing charges for such leveraged investment are based on a predetermined interest rate.

In certain cases, financings for our properties may be recourse to us.

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. It is expected that the financing arrangements with respect to our investments generally will require “bad boy” guarantees from us and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the Adviser expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of the other Real Estate accounts investing alongside us and as such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.

If we draw on a line of credit to pay distributions, fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We have entered into a Credit Agreement with an affiliate of Oaktree and may seek to obtain additional lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to pay distributions or fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow and/or net proceeds from our continuous offering. There can be no assurances that we will be able to borrow under the Credit Agreement or obtain additional lines of credit on financially reasonable terms. In addition, we may not be able to obtain a line of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to pay distributions or fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. While we cannot predict factors which may or may not affect interest rates, during the year ended December 31, 2020, a 10% increase in one-month and daily U.S. Dollar denominated LIBOR would have resulted in increased interest expense of $50,000.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary and continue, they may have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Subject to any limitations required to maintain qualification as a REIT, we may engage in interest rate hedging or other hedging strategies in order to manage risk and return trade-offs. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Moreover, it may not be possible to hedge against currency exchange rate, interest rate or public security price fluctuations at a price sufficient to provide protection from the decline in the value of the portfolio position. Hedging may also reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Changes to, or the elimination of, LIBOR may adversely affect interest expense related to borrowings under our credit facilities and real estate-related investments.

We pay interest under mortgages or credit facilities, and receive interest payments on certain of our real estate-related securities, based on LIBOR, which is the subject of recent national, international and regulatory guidance and proposals for reform.

In a speech on July 27, 2017, Andrew Bailey, the Chief Executive of the Financial Conduct Authority of the U.K., or the FCA, announced the FCA’s intention to cease sustaining LIBOR after 2021. The FCA has statutory powers to require panel banks to contribute to LIBOR where necessary. The FCA has decided not to ask, or to require, that panel banks continue to submit contributions to LIBOR beyond the end of 2021. The administrator of LIBOR has announced it will consult on its intention to cease the publication of the one week and two month LIBOR settings immediately following the LIBOR publication on December 31, 2021, and the remaining USD LIBOR settings immediately following the LIBOR publication on June 30, 2023. The U.S. Federal Reserve System, Office of the Comptroller of the Currency, and Federal Deposit Insurance Corporation have issued guidance encouraging market participants to adopt alternatives to LIBOR in new contracts as soon as practicable and no later than December 31, 2021, and the FCA has indicated that market participants should not rely on LIBOR being available after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has identified the Secured Overnight Financing Rate (“SOFR”), a new index calculated by short-term repurchase agreements, backed by Treasury securities, as its preferred alternative rate for LIBOR. At this time, it is not possible to predict how markets will respond to SOFR or other alternative reference rates as the transition away from LIBOR is anticipated in coming years.

Our debt includes floating-rate loans for which the interest rates are tied to LIBOR and real estate-related investments with interest payments based on LIBOR. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. In addition, any benchmark may perform differently during any phase-out period than in the past. As such, the potential effect of any such event on our cost of capital and net investment income cannot yet be determined, and any changes to benchmark interest rates could increase our financing costs or decrease the income we earn on our real estate debt investments, which could impact our results of operations, cash flows and the market value of our investments. In addition, we may need to renegotiate certain of our loan agreements that extend past December 31, 2021, or June 30, 2023, depending on the applicable LIBOR tenor and pending the outcome of the LIBOR administrator’s consultation. Such amendments and restructurings, which could require us to incur significant expense and may subject us to disputes or litigation over the appropriateness or comparability to the relevant benchmark of the replacement reference rates. Moreover, the elimination of LIBOR and/or changes to another index could result in mismatches with the interest rate of investments that we are financing. In addition, the overall financial markets may be disrupted as a result of the phase-out or replacement of LIBOR. We are assessing the impact of a potential transition from LIBOR; however, we cannot reasonably estimate the impact of the transition at this time.

The exit by the United Kingdom (“U.K.”) from the European Union (“EU”) could adversely affect us.

The U.K. formally left the EU on January 31, 2020. There followed an implementation period, during which EU law continued to apply in the U.K. and the U.K. maintained its EU single market access rights and EU customs union membership. The implementation period expired in December 31, 2020. Consequently, the U.K. has become a third country vis-à-vis the EU, without access to the single market or membership of the E.U. customs union.

On December 30, 2020, the U.K. and the EU signed a trade and cooperation agreement (the “TCA”) to govern their on-going relationship. The TCA was officially ratified by the U.K. Parliament on December 30, 2020, and is currently awaiting ratification by the EU Parliament and Council. The TCA has applied provisionally since January 1, 2021, pending the E.U.’s formal ratification. It is anticipated that further details of the relationship between the U.K. and the EU will continue to be negotiated even after formal ratification of the TCA.

Over time, U.K. regulated firms and other U.K. businesses may be adversely affected by the terms of the TCA (assuming it is formally ratified by the E.U.), as compared with the position prior to the expiry of the implementation period on December 31, 2020. For example, the TCA introduces new customs checks, as well as new restrictions on the provision of cross-border services and on the free movement of employees. These changes have the potential to materially impair the profitability of a business, and to require it to adapt or even relocate.

Although it is probable that any adverse effects flowing from the U.K.’s withdrawal from the E.U. will principally affect the U.K. (and those having an economic interest in, or connected to, the U.K.), given the size and global significance of the U.K.’s economy, unpredictability about the implications of its withdrawal from the E.U., the E.U. (and countries outside the E.U.) is likely to be an ongoing source of instability, produce significant currency fluctuations, and/ or have other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise). The withdrawal of the U.K. from the E.U. could therefore adversely affect us. In addition, although it seems less likely now than at the time of Britain’s referendum, the withdrawal of the U.K. from the E.U. could have a further destabilizing effect if any other member states were to consider withdrawing from the E.U., presenting similar and/or additional potential risks and consequences to our business and financial results.

Risks Related to our Relationship with the Adviser and the Dealer Manager

We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.

Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our real estate portfolio, and our corporate operations. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Oaktree’s business and activities unrelated to us and over which we have no control. The Adviser may also resign or the Board may determine to replace the Adviser with a different investment adviser, and there is no guarantee that we will be able to find a replacement investment adviser or that any replacement will be suitable. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason or should the Adviser resign or be replaced, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

The Adviser will have broad discretion in selecting the properties we will invest in and the tenants of those properties.

The Adviser has broad discretionary power to decide what investments we will make and what strategies we will use. While the Adviser currently intends to use the strategies described herein, we may employ other investment techniques and invest in other instruments that the Adviser believes will help achieve our investment objectives or hedge unforeseen risks, whether or not such investment techniques or instruments are specifically described herein. Consistent with its investment objectives, we may invest in financial instruments of any and all types, which exist now or are hereafter created. Such investments may entail risks not described herein, any of which may adversely affect us.

The termination or replacement of the Adviser could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing any line of credit we obtain.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the Adviser an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of the Adviser could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.

The Adviser is not required to diversify our investments.

While we expect to invest in a diversified portfolio of assets, the Adviser is not under any obligation to diversify our investments, whether by reference to the amount invested or the industries or geographical areas in which we invest. The Adviser may allocate capital among investments as it determines in its sole discretion, subject to the general oversight of our board of directors and the goal of maximizing the returns for us, and investors will have no assurances with respect to the diversification or geographic concentration of the investment program. This lack of diversification will expose us to losses disproportionate to market declines in general if there are disproportionately greater adverse price movements in the particular investments, and our investment portfolio may be subject to more rapid changes in value than would be the case if we were required to maintain a wide diversification among companies, industries and types of securities. To the extent we hold investments concentrated in a particular issuer, security, asset class or geographic region, we will be more susceptible than a more widely diversified investment partnership to the negative consequences of a single corporate, economic, political or regulatory event. Unfavorable performance by any number of investments could substantially adversely affect the aggregate returns realized by investors in us.

The Adviser’s inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the skill, acumen and contributions of certain key real estate and other professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with most of these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The success of this offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and to successfully build and maintain a network of licensed broker-dealers.

The dealer manager for this offering is Independent Brokerage Solutions LLC. Other than serving as dealer manager for this offering, the Dealer Manager has no experience acting as a dealer manager for a public offering of a non-listed REIT. The success of this offering and our ability to implement our business strategy is dependent upon the ability of our Dealer Manager to retain key employees and to build and maintain a network of licensed securities broker-dealers and other agents. If the Dealer Manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute shares in this offering, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. In addition, the Dealer Manager may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Oaktree, we may incur additional fees and expenses.

Because the Adviser is an affiliate of Oaktree, our sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. If any situation arises in which our interests are in conflict with those of the Adviser or its affiliates, and we are required to retain independent counsel, we will incur additional fees and expenses.

The fees we pay in connection with this offering and the agreements entered into with Oaktree and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to the Adviser and other Oaktree affiliates for services they provide us was not determined on an arm’s length basis. All service agreements, contracts or arrangements between or among Oaktree and its affiliates, including the Adviser and us, were not negotiated at arm’s-length. Such agreements include our Advisory Agreement and any property management and other agreements we may enter into with affiliates of the Adviser from time to time.

We do not own the Oaktree name, but we may use it as part of our corporate name pursuant to a license agreement with an affiliate of Oaktree. Use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement (the “License Agreement”), with Oaktree Capital Management, L.P. (the “Licensor”), an affiliate of Oaktree, pursuant to which it has granted us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Oaktree Real Estate Income Trust, Inc.” Under this License Agreement, we have a right to use this name for so long as the Adviser (or another affiliate of the Licensor) serves as our advisor (or another advisory entity) and the Adviser remains an affiliate of the Licensor under the License Agreement. The License Agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice, provided that upon notification of such termination by us, the Licensor may elect to effect termination of the License Agreement immediately at any time after 30 days from the date of such notification. The Licensor and its affiliates, such as Oaktree, will retain the right to continue using the “Oaktree” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “Oaktree” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, Oaktree or others. Furthermore, in the event that the License Agreement is terminated, we will be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our overall investment activities and the overall investment activities of Oaktree, the Dealer Manager, the Adviser and their affiliates. The following risk factors enumerate certain but not all potential conflicts of interest that should be carefully evaluated before making an investment in us. Oaktree and Oaktree personnel may in the future engage in further activities that may result in additional conflicts of interest not addressed below. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates (including the Adviser) may take such action as we determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Oaktree or its affiliates will require approval by our board of directors, including a majority of our independent directors. There can be no assurance that our board of directors or Oaktree will identify or resolve all conflicts of interest in a manner that is favorable to us.

The Adviser’s management fee and performance fee may not create proper incentives or may induce the Adviser and its affiliates to make certain investments, including speculative investments, that increase the risk of our real estate portfolio.

We will pay the Adviser a management fee regardless of the performance of our portfolio. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The performance fee, which is based on our total distributions plus the change in NAV per share, may create an incentive for the Adviser to make riskier or more speculative investments on our behalf or cause us to use more leverage than it would otherwise make in the absence of such performance based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the Adviser may receive performance fees based on unrealized gains in certain assets at the applicable measurement date and such gains may not be realized when those assets are eventually disposed of.

The Adviser will face a conflict of interest because the fees it will receive for services performed are based in part on our NAV, which the Adviser is ultimately responsible for determining.

The Adviser will be paid a management fee for its services based on our NAV, which will be calculated by State Street, based on valuations provided by the Adviser. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Adviser may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

Certain other Real Estate Accounts and Other Oaktree Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.

Oaktree manages other funds and accounts, which present the possibility of overlapping investments, and thus the potential for conflicts of interest. Oaktree has adopted certain policies and procedures intended to ensure fair and consistent access to appropriate investment opportunities among the other Real Estate Accounts and Other Oaktree Accounts, including a rotational allocation policy for real estate properties and an allocation policy for the securities portfolio. Many of the investments targeted by us may be appropriate for certain other Real Estate Accounts and Other Oaktree Accounts, and in retrospect or at different points in the market cycle, investments that were made by us may seem more appropriate for another Real Estate Account or Oaktree fund, and vice versa. Investors will have no ability to challenge such allocation so long as it was made in good faith in accordance with Oaktree’s allocation procedures. Such procedures give Oaktree broad authority to allocate investment opportunities, notwithstanding the potential conflicts of interest that may exist. For example, management fees, incentive fees and liquidity provisions may differ significantly between us and the other Real Estate Accounts and Other Oaktree Accounts, creating an economic incentive for Oaktree to allocate investments that may be appropriate for a lower fee or more liquid strategy to a higher fee or less liquid strategy.

If any matter arises that the Adviser determines in its good faith judgment constitutes an actual conflict of interest, the Adviser may take such actions as may be necessary or appropriate to prevent or reduce the conflict.

We may make investments in different parts of the capital structure of companies in which other Real Estate Accounts or Other Oaktree Accounts already hold an investment. If any conflict were to arise, Oaktree will be permitted to take certain actions that, in the absence of such conflict, it would not take, such as causing us to remain passive, investing in the same class of securities to align interests, divesting investments or taking other actions to reduce adversity, which may have the effect of benefiting other Real Estate Accounts or Other Oaktree Accounts and not us.

In addition, Oaktree may determine the suitability of investments for us and/or other Real Estate Accounts or Other Oaktree Accounts based in part on the basis of financial projections for portfolio issuers and there is no guarantee that the conditions on which such projections are based will materialize or otherwise be applicable to our investments. Accordingly, other Real Estate Accounts or Other Oaktree Accounts may be allocated investment opportunities that ultimately turn out to have been more appropriate for us, and we may be allocated investment opportunities that turn out to have been more appropriate for other Real Estate Accounts or Other Oaktree Accounts. In addition, events or conditions, including changes in general market conditions, which may not have been anticipated or which are otherwise not foreseeable, may occur and have a significant impact on the actual rate of return received with respect to our investments or the investments of Other Oaktree Accounts.

Under certain circumstances, we may be offered an opportunity to make an investment in a transaction in which one or more other Real Estate Accounts or Other Oaktree Accounts is expected to make an investment, or in a company in which one or more other Real Estate Accounts or Other Oaktree Accounts already has made, or concurrently will make, an investment, subject to the limitations set forth in our charter and any approvals by our board of directors required under our charter. As a result, we and the other Real Estate Accounts or Other Oaktree Accounts may have conflicting interests in negotiating the terms of such investments. In that regard, actions may be taken for the other Real Estate Accounts or Other Oaktree Accounts that are adverse to us. There can be no assurance that any such conflict will be resolved in our favor and Oaktree may be required to take action where it will have conflicting loyalties between its duties to us and to other Real Estate Accounts, which may adversely impact us. Such conflicts may also exist in the negotiations of amendments or waivers or in a workout or bankruptcy. It is possible that in a bankruptcy proceeding, our interests may be subordinated or otherwise adversely affected by virtue of such other Real Estate Accounts’ or Other Oaktree Accounts’ involvement and actions relating to its investment. Oaktree will seek to manage such conflicts in good faith and in a manner consistent with its duties to us and the other Oaktree Accounts.

In addition, we, together with a third-party equity fund, may be competing bidders from time to time with other Real Estate Accounts or Other Oaktree Accounts for a specific investment opportunity. At the time such transaction is priced and at certain other times, certain personnel of Oaktree who are not engaged in our management may be restricted from disclosing information they receive about such investment from other Real Estate Accounts or Other Oaktree Accounts to us.

Oaktree personnel will work on other projects and conflicts may arise in the allocation of personnel between us and other projects.

The Adviser and its affiliates will devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, a core group of real estate professionals will devote substantially all of their business time not only to our activities but also to the activities of several other Oaktree investment vehicles and any successor funds thereto (and their respective investments) and their related entities (which may include separate accounts, dedicated managed accounts and/or investment funds formed for specific geographical areas or investments). Consequently, conflicts are expected to arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

Oaktree may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities, as a result of which we may not be able to initiate a transaction or sell an investment that may otherwise have been initiated or sold.

By reason of their responsibilities in connection with us and other activities of other Real Estate Accounts and Other Oaktree Accounts, personnel of Oaktree may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. We will not be free to act upon any such information. Due to these restrictions, we may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

Notwithstanding the foregoing, Oaktree may determine, in its sole discretion at any time, that such information could impair its ability to effect certain transactions on behalf of us, whether for legal, contractual, or other reasons. Accordingly, Oaktree may elect not to receive such information. Lack of access to any such information may adversely affect our investments that in some cases may have been avoided had Oaktree had such information.

We may purchase assets from or sell assets to the Adviser and its affiliates, and such transactions may cause conflicts of interest.

We may purchase assets from or sell assets to the Adviser and its affiliates or their clients. These purchases and sales may cause conflicts of interest, including with respect to the consideration offered and the obligations of such affiliates. These purchases and sales will be subject to the approval of a majority of directors (including a majority of our independent directors) not otherwise interested in the transaction.

We may make investments at different times or on different terms than other Real Estate Accounts or Other Oaktree Accounts, ultimately realizing different investment returns than such Accounts or funds.

Other Real Estate Accounts or Other Oaktree Accounts may make investments at different times and/or on different terms or exit any of such investments at different times and/or on different terms compared to such investment made on our behalf. Therefore, we may realize different investment returns than other Real Estate Accounts or Other Oaktree Accounts, with respect to any investment made alongside some or all of such entities.

Oaktree shall have sole discretion in determining what investments we will be offered to pursue. As a result, there is no guarantee that we will be offered the opportunity to invest in any particular investments or type of investments alongside any other Real Estate Accounts or Other Oaktree Accounts. The terms, conditions and the time of investment and disposition of investments held by us may be materially different from those of any other Real Estate Accounts or Other Oaktree Accounts.

The personnel of the Adviser may trade in securities for their own accounts, subject to restrictions applicable to Oaktree personnel.

Our charter does not prohibit the Adviser, Oaktree or their respective affiliates, employees, officers, directors, principals or members from buying or selling securities or commodity interests for their own account. The records of any such trades by the Adviser, Oaktree or their respective affiliates, employees, officers, directors, principals or members will not be open to inspection by our stockholders. With respect to such personal accounts, the Adviser, Oaktree or their respective employees, officers, directors, principals or members may, to the extent not otherwise prohibited under firm policy, take investment positions different from, or contrary to, those taken by us. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.

Oaktree’s existing relationships may influence the Adviser’s decision-making and, the Adviser may take the existence and development of such relationships into consideration in managing us and our investments.

Oaktree has long-term relationships with a significant number of companies and their respective senior management. Oaktree also has relationships with numerous investors, including institutional real estate investors and their senior management. The existence and development of these relationships may influence whether or not the Adviser undertakes a particular investment on behalf of us and, if so, the form and level of such investment. Similarly, the Adviser may take the existence and development of such relationships into consideration in its management of us and our investments. Without limiting the generality of the foregoing, there may, for example, be certain strategies involving the management or realization of particular investments that the Adviser will not employ on our behalf in light of these relationships.

The Adviser may face conflicts of interest in choosing our service providers and financing sources, and certain service providers may provide services to the Adviser, Oaktree or other Real Estate Accounts on more favorable terms than those payable by us.

Conflicts of interest may exist with respect to the Adviser’s selection of brokers, dealers and transaction agents and counterparties (collectively, “Broker Dealers”) and financing sources for the execution of transactions by us. When engaging the services of such Broker Dealers and financing sources, the Adviser may, subject to best execution, take into consideration a variety of factors, including, to the extent applicable, the ability to achieve prompt and reliable execution, competitive pricing, transaction costs, operational efficiency with which transactions are effected, access to deal flow and precedent transactions, and the financial stability and reputation of the particular Broker Dealers, as well as other factors that the Adviser deems appropriate to consider under the circumstances. Broker Dealers and financing sources may provide other services that are beneficial to the Adviser, Oaktree, and their affiliates, but that are not necessarily beneficial to us, including capital introductions, other marketing assistance, client and personnel referrals, consulting services, and research-related services. These other services and items may influence the Adviser’s selection of Broker Dealers and financing sources.

Conflicts of interest may also arise in connection with service providers retained by Oaktree. For example, Oaktree and/or the Adviser may from time to time retain consultants or transition former employees to consultant status to provide assistance with deal sourcing, industry insight or due diligence, offer financial and structuring advice and perform other services for us, other Real Estate Accounts or their respective portfolio companies (“Senior Advisors”). Such services may be provided on an exclusive basis. Our share of any retainers or other fees charged by Senior Advisors (“Senior Advisor Fees”) will be treated as an expense borne by us (whether paid by us directly, by a portfolio issuer or by the Adviser or Oaktree and subsequently reimbursed by us). While such Senior Advisor Fees are believed to be reasonable and generally at market rates for the relevant service provided, because of the exclusive arrangements Senior Advisor Fees may not always be comparable to costs, fees and expenses charged for such services by other third parties. In addition to such fees, we will also generally bear its share of any travel costs or other out-of-pocket expenses incurred by Senior Advisors in connection with the provision of their services. Office, accounting, network, administration and other support benefits may be provided by Oaktree to Senior Advisors without charge. Senior Advisors may also be granted the right to participate alongside us in transactions that they source or for which they provide advice. Such co-investment rights may result in us investing less capital than it otherwise would have in such transactions. In addition, such Senior Advisors may invest directly in us as stockholders.

Additionally, Oaktree has retained Bellwether Asset Management, Inc. (“Bellwether”), a privately held real estate asset services provider, as a consultant to certain Other Oaktree Accounts (including Oaktree Real Estate Income Fund, L.P., the Real Estate Opportunities Funds, Oaktree Real Estate Debt Fund, L.P. (together with its parallel fund, “REDF I”), Oaktree Real Estate Debt Fund II, L.P. (together with any parallel funds, “REDF II”) and certain separate accounts that invest alongside REDF I and/or REDF II) and the Adviser will retain Bellwether as an outside service provider to us and/or its investments. Services performed by Bellwether include assisting with property management (including development projects), gathering, analyzing and sorting data from servicers and borrowers, synthesizing data into standardized management reports and analysis tools used by Oaktree to streamline financial and operational reporting, monitoring covenant compliance by borrowers, market surveillance, underwriting investment and disposition opportunities, modeling projected cash flows and associated investment returns, providing foundational data for valuations along with other valuation services, reviewing draw requests from borrowers, performing property-level accounting services along with other support services. The Adviser believes there is significant value in having an objective third party such as Bellwether provide these services instead of relying on borrowers to report directly to the Adviser. Using Bellwether to manage the reporting process also helps ensure that management reports present data in an organized manner for all portfolio investments, allowing the Adviser to have better information with which to monitor our portfolio. Such reporting would be difficult for many operating partners or borrowers to prepare on their own. Bellwether may also be retained by us as a special servicer in connection with non-performing loans and foreclosures. Oaktree, the Adviser and Bellwether may from time to time agree to expand or reduce the scope of services that Bellwether provides to us or to Other Oaktree Accounts. While neither Oaktree nor the Adviser are owners of or investors in Bellwether or are employers of Bellwether’s employees, Bellwether may provide asset management services to Oaktree-managed funds and accounts on an exclusive basis or nearly on an exclusive basis. The costs, fees and expenses relating to the services provided by Bellwether are borne by the funds and accounts to which such services are provided. Any costs, fees and expenses allocated to us will be treated as an expense borne by us (whether paid by us directly, by a portfolio company or by the Adviser or Oaktree and subsequently reimbursed by us). While such costs, fees and expenses are believed by the Adviser to be reasonable and generally at market rates for the relevant services provided, the arrangement with Bellwether may result in such costs, fees and expenses not always being comparable to those charged for such services by other third parties. Oaktree and the Adviser believe the largely exclusive arrangement with Bellwether will benefit our investors by improving the quality of reporting that Oaktree receives on our investments. Our overall share of costs, fees and expenses related to Bellwether’s engagement will vary based on the particular scope of services provided to us by Bellwether.

Moreover, services that Oaktree has historically performed in-house for Other Oaktree Accounts may for certain reasons, including efficiency considerations, be outsourced in whole or in part to third parties in the discretion of Oaktree or the Adviser in connection with our operation. Such outsourced services may include, without limitation, asset management, accounting, tax, compliance, trade settlement, information technology or legal services. Outsourcing may not occur uniformly for all Oaktree-managed funds and accounts and, accordingly, certain costs may be incurred by us through the use of third-party service providers that are not incurred for comparable services used by Other Oaktree Accounts. The decision by the Adviser to initially perform particular services in-house for us will not preclude a later decision to outsource such services, or any additional services, in whole or in part to third parties. The costs, fees or expenses of any such third-party service providers will be treated expenses borne by us.

Certain advisors and other service providers (including, without limitation, accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, investment or commercial banking firms, developers or property managers and certain other advisors and agents) to us, Oaktree and/or certain entities in which we has an investment, or affiliates of such advisors or service providers, may also provide goods or services to or have business, personal, political, financial or other relationships with Oaktree, its affiliates, Other Oaktree Accounts or their portfolio companies. Such advisors or service providers (or their employees) may be investors in us or Other Oaktree Accounts, Oaktree and/or their respective affiliates, sources of investment opportunities, co-investors or commercial counterparties or entities in which Oaktree and/or Other Oaktree Accounts have an investment, and payments by us and/or such portfolio companies may indirectly benefit Oaktree and/or such Other Oaktree Accounts. Additionally, certain Oaktree employees may have family members or relatives employed by advisors and service providers. These service providers and their affiliates may contract or enter into any custodial, financial, banking, advising or brokerage, placement agency or other arrangement or transaction with us, the Adviser, Oaktree or any investor in us or any portfolio company in which we have made an investment. These relationships may influence the Adviser or Oaktree in deciding whether to select or recommend such a service provider to perform services for us or a portfolio company (the cost of which will generally be borne directly or indirectly by us). Advisors and service providers often charge different rates or have different arrangements for specific types of services. For example, the fee for a particular type of service may vary based on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by us are different from those used by Oaktree, Other Oaktree Accounts, their portfolio companies or their respective affiliates, any of the foregoing may pay different amounts or rates than those paid by us with respect to any particular advisor or service provider.

We may co-invest with Oaktree affiliates in real estate-related investments and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest.

Other Real Estate Accounts hold a number of existing real estate-related investments and may in the future make further such investments. To the extent permitted by our charter and, as required, subject to approval by our board of directors, we may make investments either in those same assets or in related assets. In addition, we anticipate that we may make investments in entities or assets in which another Real Estate Account holds an investment in a different class of the debt or equity securities of such entities or such assets. For example, we may make investments in the equity of entities or assets in which other Real Estate Accounts have made or will make investments in various tranches of CMBS securitizations or other debt instruments.

In the foregoing circumstances, to the extent we hold securities that are different (including with respect to relative seniority) than those held by such other Real Estate Accounts, Oaktree could have conflicting loyalties between its duties to us and such other Oaktree fund. In order to mitigate any such conflicts of interest, we may recuse ourselves from participating in any decisions relating to or with respect to such securities held by such other Real Estate Accounts (notwithstanding that if such other Real Estate Accounts maintain voting rights with respect to the securities they hold) or, if we do not recuse ourselves Oaktree may be required to take action where it will have conflicting loyalties between its duties to us and to such other Real Estate Accounts, which may adversely impact us.

We may enter into joint ventures and other shared assets which will involve risks and conflicts of interests.

Subject to the limitations contained in our charter, we and any other Real Estate Accounts may invest in shared assets through the formation of joint ventures. Such joint venture investments will involve risks and conflicts of interests. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

Oaktree, including the Adviser, may face conflicts of interest associated with the Oaktree Investor’s investment in us and the related share repurchase arrangement.

The Oaktree Investor subscribed for shares of Class I common stock in an amount such that, together with all other subscriptions for our common stock, the escrow minimum offering amount was satisfied. In recognition of the Oaktree Investor’s commitment to help us break escrow for our offering, our board of directors, including a majority of independent directors, has adopted an arrangement to repurchase shares of our common stock held by the Oaktree Investor. Because these arrangements are with an affiliate of Oaktree, the terms were not negotiated at arm’s-length. Oaktree may face conflicts of interest in conducting the share repurchase arrangement. In addition, as the Oaktree Investor may be our largest stockholder, the Adviser may face conflicts of interest in managing our investment activities. Finally, the Oaktree Investor may also be the lender under the Credit Agreement.

We are a party to an uncommitted line of credit with an affiliate of Oaktree.

We have entered into the Credit Agreement with the Oaktree Investor, pursuant to which we may borrow up to $125 million at an interest rate equal to the then-current interest rate offered by a third-party lender, or, if no such rate is available, LIBOR plus 2.25%. There can be no assurances that we will be able to borrow under the Credit Agreement. Because this Credit Agreement is with an affiliate of Oaktree, the terms of the agreement were not negotiated at arm’s-length. Oaktree may face conflicts of interest in connection with any borrowings or disputes under this Credit Agreement.

Conflicts of interest related to tenants.

Certain properties owned by us and/or another Real Estate Account may be leased out to tenants that are affiliates of Oaktree, which would give rise to a conflict of interest. In such events, the Adviser will endeavor to ensure that such conflicts are resolved in a fair and equitable manner, subject to applicable oversight of the board of directors and any restrictions in our charter.

We expect to have a diverse stockholder group and the interests of our stockholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.

Our stockholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles, including the other Real Estate Accounts, and accounts managed or advised by the Adviser or its affiliates that may participate in the same investments as us. The conflicting interests of individual stockholders with respect to other stockholders and relative to investors in other investment vehicles accounts may relate to or arise from, among other things, the nature of investments made by us and such other vehicles and accounts, the structuring or the acquisition of investments and the timing of disposition of investments and such other vehicles and accounts. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser or its affiliates, including with respect to the nature or structuring of investments, which may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In addition, we may make investments that could have a negative impact on related investments made by the stockholders in separate transactions. In selecting and structuring investments appropriate for us, the Adviser considers our investment and tax objectives (including our qualification as a REIT) and our stockholders (and those of investors in other investment vehicles managed or advised by the Adviser or its affiliates) as a whole, not the investment, tax or other objectives of any stockholders individually.

Our board of directors has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.

Our board of directors has adopted a resolution that renounces our interest or expectancy in, or in being offered an opportunity to participate in, business opportunities, and provides that none of Oaktree or its affiliates, our directors or any person our directors control must refrain from competing with us or present to us such business opportunities. Under this resolution, Oaktree and its affiliates and our directors or any person our directors control would not be obligated to present to us opportunities unless those opportunities are expressly offered to such person in his or her capacity as a director or officer and intended exclusively for us or any of our subsidiaries, and those persons will be able to engage in competing activities without any restriction imposed as a result of Oaktree’s or its affiliates’ status as a stockholder or Oaktree’s affiliates’ status as our officers or directors.

Disputes between Oaktree and our joint venture partners who have pre-existing investments with Oaktree may affect our investments relating thereto.

Some of the third-party operators and joint-venture partners with which the Adviser may elect to co-invest our capital may have pre-existing investments with Oaktree. The terms of these preexisting investments may differ from the terms upon which we invest with such operators and partners. To the extent a dispute arises between Oaktree and such operators and partners, our investments relating thereto may be affected.

We may be subject to additional potential conflicts of interests with portfolio companies of Oaktree and Other Oaktree Accounts.

Oaktree and its affiliates currently manage and may in the future manage other Real Estate Accounts and other funds and accounts (collectively, the “Other Oaktree Accounts”). We may be subject to additional potential conflicts of interests with portfolio companies of Oaktree and Other Oaktree Accounts, including:

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Timbers Holdings, LLC. Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”), owns a 75% equity interest in Timbers Holdings, LLC (“Timbers”), a developer, operator and manager of luxury private resorts and residence clubs. Timbers acts as sales and marketing agent for a private residence club owned by Oaktree Real Estate Opportunities Fund V, L.P. (“ROF V”), an arrangement that existed prior to ROF VI’s investment in Timbers) and has been engaged to act as development manager for a property owned by ROF VI. Oaktree expects that Timbers may be engaged to provide services to one or more of our portfolio investments. While the payment of fees to a portfolio company of an Other

Oaktree Account may give rise to potential conflicts of interest, Oaktree intends to address any such conflicts by requiring that only Timbers’ management be involved in negotiating fees with Oaktree-managed funds. Any fee arrangements with Timbers are expected to be comparable to fees that could be obtained in an arm’s-length transaction with a third party. Oaktree anticipates that third-party clients will constitute a substantial majority of Timbers’ business.

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Victoria Asset Management (formerly known as Sabal Financial Europe, LLC). The Real Estate group uses the services of Victoria Asset Management (“VicAsset”), an affiliate of Oaktree, in connection with the underwriting, servicing and asset management of small-balance commercial loan portfolios and foreclosed real estate assets. VicAsset is an international diversified financial services firm specializing in the valuation, management and servicing of commercial real estate and commercial and residential acquisition, development and construction loans and mortgages, as well as in providing assistance with bid submissions and other aspects of the acquisition process for such loans and mortgages. VicAsset provides credit advisory services and loan portfolio management and performance assessments for investment and commercial banks, including capital assessment based upon portfolio and ALLL (Allowance for Loan and Lease Loss) analysis. VicAsset and a related entity in which VicAsset holds a minority investment, and with which it shares certain management and other personnel, also have lending operations for small- to mid-size real estate loans that are generally commercial in nature, including residential developer loans. Oaktree Investment Holdings, L.P., an affiliate of Oaktree, owns a majority interest in VicAsset.

VicAsset provides services to portfolios of commercial non-performing loans and real estate owned properties owned by certain Other Oaktree Accounts, including ROF V, ROF VI, Oaktree Real Estate Opportunities Fund VII, L.P. (“ROF VII”) and Oaktree Remington Investment Fund, L.P. (the “Remington Account”), and oversees loan origination platforms for one or more of such Other Oaktree Accounts. VicAsset also provides loan servicing for certain investments made by the Real Estate Debt Funds (as defined herein) and any associated separate accounts and may provide similar services to us. We may also engage VicAsset as a special servicer in connection with non-performing loans or foreclosures. Oaktree believes that its investment in VicAsset puts us and the Other Oaktree Accounts in an attractive position with respect to these portfolios and platforms by allowing them to offer an integrated team of capital and asset managers who can underwrite, fund and service the portfolios, as well as source attractive lending opportunities, often with significant flexibility to tailor the transaction to the needs of the seller or the borrower. Nevertheless, Oaktree’s ownership of VicAsset presents certain potential conflicts of interest.

First, since we and the Other Oaktree Accounts will be paying VicAsset for its services, Oaktree, as an owner of VicAsset, will share in any profit. This potential profit has been minimized by having only fees run through VicAsset, with any performance fee paid directly to VicAsset employees through entities in which Oaktree does not have an economic interest. Oaktree has ensured it does not benefit at the expense of us and the Other Oaktree Accounts that use VicAsset’s services by agreeing to rebate (through an offset to its management fee or, if necessary, the carried interest distributions) Oaktree’s share of any net income of VicAsset attributable to any fees paid by us and the Other Oaktree Accounts to the extent that such net income is received by Oaktree (as determined by the relevant advisor or general partner in good faith). Second, VicAsset provides services to third parties and may engage in its own real estate investment activities, including origination of real estate loans through certain VicAsset affiliates. Such investments are generally expected not to be appropriate for us, but in certain cases could be appropriate for us. Any investment activity by VicAsset or its affiliates in debt opportunities that could be appropriate for us would be conducted independently of Oaktree, and Oaktree’s Real Estate group will not refer lending opportunities to VicAsset that are appropriate for us. However, Oaktree will benefit from the profits generated by any third-party business and may also provide the capital used by VicAsset to make investments (thereby realizing any returns on any such investment). Finally, Oaktree may benefit from a sale of its equity interests in VicAsset, if and when that were to occur.

We may be subject to additional potential conflicts of interests as a consequence of Oaktree’s status as a public company.

As a consequence of Oaktree’s status as a public company, our officers, directors, members, managers and employees and those of the Adviser may take into account certain considerations and other factors in connection with the management of the business and affairs of us and our affiliates that would not necessarily be taken into account if Oaktree were not a public company.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to continue to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

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we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

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unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities (other than securities that qualify for the straight debt safe harbor) of any one issuer or more than 10% of the value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In order to satisfy these requirements, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments.

Our charter does not permit any person or group to own more than 9.9% of our outstanding common stock or of our outstanding stock of all classes or series, and attempts to acquire our common stock or our stock of all other classes or series in excess of these 9.9% limits would not be effective without an exemption from these limits by our board of directors.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, our charter prohibits beneficial or constructive ownership by any person or group of more than 9.9%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our outstanding common stock or 9.9%, in value or by number of shares, whichever is more restrictive, of our outstanding stock of all classes or series, which we refer to as the “ownership limit.” The constructive ownership rules under the Code and our charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding common stock or our capital stock by a person could cause another person to own constructively in excess of 9.9% of our outstanding common stock or our capital stock, respectively, and thus violate the ownership limit. There can be no assurance that our board of directors, as permitted in the charter, will not decrease this ownership limit in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of the ownership limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of the charter to a charitable trust, and the person who attempted to acquire such excess shares will not have any rights in such excess shares, or in the transfer being void.

The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the ownership limit granted to date may limit our board of directors’ power to increase the ownership limit or grant further exemptions in the future.

Non-U.S. holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common

Stock”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock would be subject to tax under FIRPTA, unless (a) our shares of common stock were regularly traded on an established securities market and (b) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. Furthermore, certain distributions by us may be subject to tax under FIRPTA unless the conditions in clauses (a) and (b) of the immediately preceding sentence are satisfied, subject to certain exceptions. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.”

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests and in the best interests of our stockholders. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. However, under current law, commencing with taxable years beginning on or after January 1, 2018 and continuing through 2025, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which temporarily reduces the effective tax rate on such dividends. See “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock—Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. We cannot predict when or if any new law, regulation or administrative interpretation, or any amendment to any existing law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, tax law, regulation or administrative interpretation.

Additional changes to tax laws are likely to occur, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are ERISA Plans (as defined below) (a) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and/or Section 4975 of the Code; (b) our management, as well as various providers of fiduciary or other services to us (including the Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of

ERISA and Section 4975 of the Code; and (c) the fiduciaries of stockholders that are ERISA Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (a) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (b) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (c) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (a), (b) and (c) we refer to as “ERISA Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any ERISA Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

General Risk Factors

We will depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, will be fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.

Certain properties may require permits or licenses.

A license, approval or permit may be required to acquire, develop or reposition certain investments and their direct or indirect holding companies (or registration may be required before an acquisition can be completed). There is no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected. A failure to obtain such a license, approval or permit may result in broken deal fees and expenses and/or otherwise result in the investment opportunity materially underperforming the original investment thesis.

We will face legal risks when making investments.

Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.

We will face risks associated with hedging transactions.

We expect to engage in interest rate hedging or other hedging strategies in order to manage risk and return trade-offs. While these transactions may reduce certain risks, the transactions themselves entail certain other risks, including counterparty credit risk, correlation risk, volatility risk, duration mismatch risk, etc. Hedging against a decline in the value of a portfolio position does not eliminate fluctuations in the values of portfolio positions or prevent losses if the values of those positions decline, but instead establishes other positions designed to gain from those same developments, thus offsetting the decline in the portfolio positions value. These types of hedging transactions also limit the opportunity for gain if the value of the portfolio position increases. Moreover, it may not be possible to hedge against currency exchange rate, interest rate or public security price fluctuations at a price sufficient to provide protection from the decline in the value of the portfolio position.

Unanticipated changes in interest rates or public security prices may result in a poorer overall performance for us than if we had not engaged in any hedging transaction. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, we may not seek or be able to establish a perfect correlation between hedging instruments and the portfolio holdings being hedged. This imperfect correlation may prevent us from achieving the intended hedge or expose it to risk of loss.

ESTIMATED USE OF PROCEEDS

The following tables present information about the net proceeds raised in this offering for each class, assuming that we sell the maximum primary offering amount of $1,600,000,000 and no shares under our distribution reinvestment plan. In both cases, the tables assume that 1/4 of our gross offering proceeds are from the sale of Class T shares, 1/4 of our gross offering proceeds are from the sale of Class S shares, 1/4 of our gross offering proceeds are from the sale of Class D shares and 1/4 of our gross offering proceeds are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.

The actual amount of upfront selling commissions and dealer manager fees, however, will vary from the estimated amounts shown because (1) our Class T, Class S and Class D shares will be sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class T, Class S and Class D share will be a percentage of the transaction price and (2) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T, Class S and Class D shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the Class T, Class S and Class D per share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

The estimated amount of Dealer Manager Compensation below relates to our compensation of the Dealer Manager of $10,000 per month prior to the initial effectiveness of this registration statement and $25,000 per month thereafter in connection with its services under our agreement with the Dealer Manager (the “Dealer Manager Agreement”).

We intend to use substantially all of the net proceeds from this offering to make investments in properties and real estate-related investments in accordance with our investment strategy and policies, but may also use the net proceeds to reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into (including the Credit Agreement) and fund repurchases under our share repurchase plan. Generally, our policy will be to pay distributions from cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of assets, borrowings, return of capital or offering proceeds, or other sources to fund distributions to our stockholders.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.

	Maximum Offering of $400,000,000 in Class T Shares
Gross Proceeds(1)	$400,000,000	100%
Upfront Selling Commissions and Dealer Manager Fees(2)	$13,526,570	3.38%
Organization and Offering Expenses(3)	$3,985,925	1.00%
Dealer Manager Compensation(4)	$240,000	0.06%

Net Proceeds Available for Investment	$382,247,505	95.56%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.

	Maximum Offering of $400,000,000 in Class S Shares
Gross Proceeds(1)	$400,000,000	100%
Upfront Selling Commissions(2)	$13,526,570	3.38%
Organization and Offering Expenses(3)	$3,985,925	1.00%
Dealer Manager Compensation(4)	$240,000	0.06%

Net Proceeds Available for Investment	$382,247,505	95.56%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.

	Maximum Offering of $400,000,000 in Class D Shares
Gross Proceeds(1)	$400,000,000	100%
Upfront Selling Commissions(2)	$1,990,050	0.50%
Organization and Offering Expenses(3)	$3,985,925	1.00%
Dealer Manager Compensation(4)	$240,000	0.06%

Net Proceeds Available for Investment	$393,784,025	98.44%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $400,000,000 in Class I Shares
Gross Proceeds(1)	$400,000,000	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$3,985,925	1.00%
Dealer Manager Compensation(4)	$240,000	0.06%

Net Proceeds Available for Investment	$395,774,075	98.94%

(1)

Gross offering proceeds include upfront selling commissions and dealer manager fees that the Dealer Manager is entitled to receive (including amounts retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); however, in certain states this offering is subject to annual extensions.

(2)

For Class T shares, includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; provided, however, that such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. For Class S shares, includes upfront selling commissions of 3.5% of the transaction price. Amounts presented in the tables are less than 3.5% of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5%. For Class D shares, includes upfront selling commissions of 0.5% of the transaction price. We will also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to

FINRA limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; provided, however, that with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from offering proceeds. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Dealer Manager Fees” and “Compensation—Stockholder Servicing Fees.”
(3)

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through July 6, 2022 (which date reflects the Adviser’s agreement to extend the period during which it will advance such expenses from the previously agreed date of December 6, 2020). We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following July 6, 2022. We will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred after July 6, 2022. Our organization and offering expenses may include the organization and offering expenses of feeder vehicles primarily created to hold our shares. The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering. See “Compensation—Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.

(4)

The table above assumes that the compensation is paid to the Dealer Manager for a period of six months prior to the effectiveness of this registration statement and three years after the effectiveness of this registration statement (the period of time for which we may use this registration statement for this Offering).

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

Our primary investment objectives are to:

•	Invest in a diversified portfolio of income-producing real estate and real estate-related debt investments;

•	Generate an attractive, stable level of current income for regular distributions to our stockholders; and

•	Invest in assets with long-term growth potential to achieve attractive risk-adjusted total returns, with an emphasis on downside protection.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” section of this prospectus.

Potential Competitive Strengths

We believe that investing in us offers investors four primary benefits:

1.

Access to an institutional investment team with experience over multiple market cycles: The Oaktree Real Estate group has a 20-plus year track record of real estate investing across 30 fund vehicles (16 commingled funds /vehicles, eight separate accounts and six co-investment vehicles), excluding TCW Special Credit Fund VI, L.P. and its related separate accounts. The Real Estate group has generated positive net returns in all vehicles to date. Since 2008, the team has deployed $29.8 billion of gross invested capital across all Oaktree-managed funds, including $381 million in equity deployed in non Real Estate-led transactions.

2.

An actively-managed, diversified portfolio of income-oriented assets: The Oaktree Real Estate group has a history of building diversified portfolios across a significant number of small- to medium-sized transactions, across both income-producing equity and debt investments. As of December 31, 2020, the Real Estate group had invested $7.1 billion of gross invested capital across 147 commercial real estate transactions (average equity value of $48 million). Similarly, the group has invested $10.5 billion in performing real estate debt across 358 transactions. We believe that the flexible mandate and deep experience of the Real Estate group will allow it to opportunistically pivot among property types and throughout the capital structure. We believe that the high degree of diversification in the Real Estate group’s portfolios is unique among large real estate managers. Oaktree expects to employ this same diversified manner of investing for us to pursue the real estate equity and debt investments that Oaktree believes offer the most attractive risk-return profile.

3.

A team with the ability to access deal flow that is proprietary and less competitive: The Real Estate group has spent considerable effort developing relationships and evaluating opportunities across the top 50 U.S. real estate markets. Through these relationships with over 120 real estate operators, which include public companies, large developers and local operators, the Real Estate group has been able to access less competitive and sometimes harder-to-find real estate opportunities. Approximately 65% of the group’s investment activity represents repeat business with existing operating partners.

4.

Opportunistic approach to performing debt investing: We believe that the flexible mandate and experience of the Real Estate group will allow the Adviser to opportunistically pivot among investments across public and private debt categories to maximize risk-adjusted return potential.

Investments and Investment Strategy

Our investment strategy is to invest in a diversified portfolio of:

•	Income-producing real estate: U.S. commercial real estate with upside potential through modest management and asset-enhancement strategies;

•	Private loans: performing real estate debt, primarily commercial first mortgages and mezzanine loans; and

•	Traded securities: real estate-related securities, structured products and cash equivalents to help manage liquidity.

We expect 65-95% of the portfolio will be invested in income-producing real estate and 5-35% of the portfolio in private loans and traded securities. We expect that our commercial real property investments will primarily be office, multifamily and industrial assets, although we may selectively invest in retail, hotel and other income-producing assets. We expect that our real property investments will generally be fee simple interests, but may also include net leases and ground leases. Importantly, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements for repurchase requests.

We seek to achieve attractive risk-adjusted returns through investments in commercial real estate assets with an emphasis on stable current income and long-term growth potential. Consistent with Oaktree’s investment philosophy, we seek to achieve attractive returns and mitigate downside risk by identifying price discounts relative to intrinsic value and replacement cost. Our real estate-related private loan strategy seeks to achieve high current income and superior risk-adjusted returns. Lastly, our investments in traded securities, in addition to serving our investment purposes, will also provide a source of liquidity for our share repurchase plan and cash management.

Real Estate Investments

We seek to acquire well-located, high-quality commercial assets primarily located in the United States that generate strong current cash flow at the time of purchase. Additionally, we will pursue assets that provide the opportunity to create additional value through active asset management and identifiable value-add business plans (i.e., modest leasing and capital expenditures). We expect that our commercial real property investments will primarily be office, multifamily and industrial assets, although we may selectively invest in retail, hotel and other income-producing assets. Consistent with Oaktree’s firm strategy, we will seek to achieve strong returns and mitigate downside risk by identifying price discounts relative to intrinsic value and replacement cost.

We anticipate our investments will be geographically diversified across the top 50 markets in the United States. In the last ten years, we have been active investors in 46 out of the top 50 U.S. markets. In the near term, we intend to capitalize on the growing value gap between asset prices in gateway and non-gateway markets, by focusing primarily on high-growth, non-gateway markets (as shown in Table 1 and 2). Today, gateway assets in gateway markets trade at very low capitalization rates (i.e., the ratio of expected net income to current market price) (as shown in Table 3 and 4) because they are viewed as safe, which was also a widely held sentiment in 2006-2007, prior to the market crash. As a result, investors pay a healthy premium to purchase fully-leased, prime assets in markets such as New York and San Francisco (resulting in lower capitalization rates). On the other hand, quality real estate in non-gateway markets, which in many cases are also higher growth markets, trades in volume at meaningfully higher capitalization rates (i.e., lower prices). These are markets where the Real Estate group has spent considerable time over the last ten years developing local market expertise and relationships, which have proven critical to sourcing attractive, proprietary opportunities. Although not expected to be a significant part of our portfolio, we may also invest in commercial real estate outside of the United States.

The distribution of capitalization rates demonstrates the wide range of real estate valuations across various U.S. markets. There are real estate markets with assets that are currently trading at capitalization rates above the national average but still demonstrate strong fundamentals and growth potential. Utilizing moderate financing, these assets have the potential to generate attractive levered cash-on-cash returns (i.e., the net cash flow generated over the amount of cash, excluding borrowings, invested). The Real Estate group believes that assets with higher capitalization rates in growing markets should offer better downside protection against a potential rise in interest rates when compared to low capitalization rate assets in gateway markets. We note that this is a bit of an anomaly, as normally one would want to own the best assets in gateway markets; however, since today these assets are “priced to perfection,” we consider them relatively unattractive for investment purposes, especially with respect to the goal of maximizing cash flow.

The relatively high spread between capitalization rates and interest rates creates the opportunity to achieve attractive returns with the use of leverage (as shown in Table 4). To the extent that interest rates remain low and assets experience net operating income growth, leverage has the ability to enhance cash-on-cash returns. A strategy with a flexible leverage profile is well-positioned to capitalize on low interest rates and secure highly levered cash-on-cash returns during periods when attractive financing is available.

Our multifamily (also known as for-rent apartments) strategy targets quality income-producing properties in high-growth markets that are characterized by strong population and job growth. Similar to our office strategy, the most attractive opportunities Oaktree sees today are in the Southeast and Western United States where there has been significant population growth, particularly from the millennial cohort (the largest demographic of renters). We believe demand for multifamily housing is strong; recent population statistics indicate that many millennials have moved to higher growth, non-gateway markets in the Southeast and Western regions. Markets like Dallas-Fort Worth, Phoenix, Houston and Austin have seen significant inflows from this population group, while more expensive markets like New York, Los Angeles, Chicago and New Jersey have seen out-migration (as shown in Table 5).

Millennials have become the largest generation in the labor force, with more than 72 million millennials in the U.S. in total.1 Individuals in the millennial age group are more likely to prefer apartments compared to individuals in other age groups, and there are several distinct characteristics of this demographic that increase the inclination to rent compared to prior generations. One characteristic is the burden of student debt. Student debt levels are at all-time highs, in excess of $1.6 trillion (Table 6), of which millennials account for $860 billion.2 This additional debt burden creates a need for lower-cost apartments. Another distinction is the amount of 25-34 year olds living at home, a number that has substantially increased since the Great Financial Crisis. The amount of millennials living at home is now 9.6% above the thirty-year average. A return to the thirty-year average equates to approximately 2.2 million of additional households that could be potential multifamily renters.

[1]	Pew Research Center April 28, 2020. Millennials are defined as those individuals between 23 and 38 years of age for the purposes of this report.
[2]

Federal Reserve Bank of New York Quarterly Report on Household Debt and Credit February 2021. Millennials are defined as those individuals between 18 and 39 years of age for the purposes of this report.

For the past ten years, the U.S. housing market has been undersupplied. The number of permits for new construction of single-family and multifamily homes has only recently started to recover (as shown in Table 7). New housing permits troughed at 560 thousand units in 2009, well below the 25-year average of 1.3 million units. The most recent annual issuance of 1.45 million unit permits in 2020 does not compensate for the large historical shortfalls of new construction experienced over the past 10 years. Further, 2020 permits were still below the level of those issued in 2001, five years before the recession. The relative undersupply of housing is a factor that continues to fuel strong multifamily rent growth, which has exceeded 2.3% for each of the eight years prior to 2020.

The new multifamily supply has tended to be concentrated in class “A” apartments in gateway markets (Boston, Chicago, Los Angeles, New York, San Francisco, and Washington D.C.). Comparatively, the lack of supply in high-growth, non-gateway markets has sparked multifamily rent growth that has consistently outperformed rent growth in gateway markets. Markets like Phoenix, Orlando, and Atlanta are projected to have higher rent growth over the next three years relative to the gateway markets (as shown in Table 8). Large markets like Chicago, Los Angeles, and New York are expected to underperform on a relative basis.

We believe the growth in population, jobs, and rents, as well as the relatively low supply over the past ten years, creates the potential for continued strong returns in the multifamily sector. We will continue to seek income-producing multifamily investments in the high-growth markets to take advantage of these trends.

Our strategy employs a steady, careful, disciplined approach—which has always been the hallmark of Oaktree’s real estate strategy—rather than high-risk, high-profile transactions. We seek downside protection by buying assets at an attractive price, diversifying positions across property type and geography, and conservatively managing leverage. With a market size of approximately $16 trillion (Table 9), commercial real estate encompasses a robust investable universe, which means that Oaktree can attempt to add value by being highly selective in choosing investments across multiple property types and throughout the capital structure.

We will primarily pursue a core-plus strategy with the ability to selectively allocate to income-oriented, value-add opportunities. Generally, core-plus investments comprise high-quality real estate assets with a focus on income, and value-add assets have a return profile with greater potential for long-term growth. We believe that we can optimize our risk-adjusted returns by pursuing a flexible mandate, shifting allocations based on market conditions.

Through Oaktree REIT, the Real Estate group will seek to:

1.

Pursue a flexible investment strategy: From a geographic perspective, we focus beyond the top six gateway markets and utilize Oaktree Real Estate group’s knowledge and experience across the top 50 U.S. markets. Similarly, our strategy is unconstrained by property type, although we anticipate our real property investments will primarily be in office, multifamily and industrial properties. We also expect to invest 5-35% of the portfolio in income-generating debt opportunities, including private loans and real estate-related securities. We believe that this flexible mandate across geographies, property types and investment types (debt and equity) provides the ability to generate attractive, risk-controlled returns. Provided below (Table 10) is an illustration of how the Real Estate group has invested capital across commercial property types, traded securities and private debt.

2.

Maintain a conservative investment philosophy: The Oaktree Real Estate group seeks to purchase assets below replacement cost and intrinsic value. Oaktree is conservative in its underwriting assumptions and its use of leverage. In an effort to mitigate downside risk and seek a more consistent return, we expect a loan-to-value (“LTV”) ratio of 50-60% at the REIT level.

3.

Provide for long-term hold periods: The perpetual-life structure of Oaktree REIT provides the flexibility to hold assets for extended periods of time and maximize cash flow collection. We believe that this structure allows for low investment turnover, reducing sales friction and transaction costs.

4.

Provide access to an asset class with a low correlation to and lower volatility than other potential investment opportunities: Real estate, and specifically private real estate, has historically displayed a low correlation to stocks and bonds, which means it can serve as a meaningful diversifier to portfolios. Table 11 shows the historical correlation of private real estate (represented by the NCREIF Property Index) to other major asset classes:

“Private Real Estate” is represented by the NCREIF Property Index (the “NPI”) on the basis that the NPI is the broadest measure of private real estate index returns. The NPI is published by the National Council of Real Estate Investment Fiduciaries and is a quarterly, composite total return (based on appraisal values) for private commercial real estate properties held for investment purposes including fund expenses but excluding leverage and management and advisory fees. The NPI excludes leverage and therefore is less volatile than real estate vehicles such as ours that employ leverage. All properties in the NPI have been acquired, at least in part, on behalf of tax-exempt institutional investors and held in a fiduciary environment.

“Public Real Estate” is represented by the FTSE Nareit All Equity REITs Index, a free-float adjusted, market capitalization-weighted index of U.S. equity REITs. Constituents of the index include all tax-qualified REITs with more than 50 percent of total assets in qualifying real estate assets other than mortgages secured by real property.

“Public Real Estate Ex-U.S.” is represented by FTSE EPRA/Developed Ex-U.S. Index, a subset of the FTSE EPRA/Nareit Developed Index that incorporates real estate investment trusts and real estate holding and development companies outside of the United States.

The Standard & Poor’s 500, often abbreviated as the S&P 500, or just the S&P, is an American stock market index based on the market capitalizations of 500 large companies having common stock listed on the NYSE or NASDAQ. The S&P 500 index components and their weightings are determined by S&P Dow Jones Indices. Equities are represented by the total return, including dividends of the S&P 500 Index, and are subject to market risk.

“Corporate Bonds” is represented by the Barclays US Aggregate Bond Index and is subject to credit risk.

“Hedge Funds” is represented by the Dow Jones Credit Suisse (DJCS) Hedge Fund Index, an asset-weighted benchmark that measures hedge fund performance.

The S&P 500 Index and the Barclays US Aggregate Bond Index are meant to illustrate general market performance; it is not possible to invest directly in an index. An investment in our shares is different from a direct investment in the commercial real estate properties represented by the NPI or private real estate.

Oaktree REIT is a solution for individual investors to access an institutional asset class, which has a low correlation to and lower volatility than other investment opportunities, often with higher current income as shown in Table 12.

See the notes to Table 12 for a description of Private Real Estate, Public Real Estate, Public Real Estate Ex-U.S., S&P 500, Corporate Bonds and Hedge Funds.

Real Estate-Related Investments—Private Loans and Traded Securities

Our real estate-related private loan and securities strategy seeks to achieve high current income and superior risk-adjusted returns. In addition, we believe that our investments in traded securities will help maintain liquidity for our share repurchase plan and limit cash drag before investing subscription proceeds into properties.

We will seek to employ an investment and loan origination approach that leverages (a) Oaktree’s investment philosophy, which focuses on risk control, consistency and bottom-up analysis, (b) the Real Estate group’s significant sourcing relationships, and (c) collaboration with other Oaktree strategies, including high yield, convertibles, senior loans and distressed debt. Through collaboration with other Oaktree strategies, we will evaluate the relative value of potential investments in the context of Oaktree’s global credit lens. We expect that most of our real estate-related investments will relate to U.S. properties, but we may also invest in real estate-related investments associated with non-U.S. properties.

We will primarily target five categories of private loans and traded securities: mezzanine loans, commercial first mortgages, residential first mortgages, real estate structured credit and real estate-related corporate debt. We intend to allocate our real estate-related debt among these five categories, tactically shifting to where we believe the most attractive risk-adjusted returns are available. A description of these categories is summarized in the following table and corresponding bullet points.

Additional details on these five categories of private loans and traded securities are below:

•

Mezzanine loans are debt obligations secured by a pledge of equity, membership interests and/or partnership interests in one or more companies owning a direct or indirect interest in real estate. Typically mezzanine loans have a loan-to-value ratio of 60-80%.

•

Commercial first mortgages (which include “A-notes” or “A-participations”) are secured loans collateralized by a first lien on commercial assets, which typically include office, retail, multifamily, industrial and hotel properties. Such investments may be made in individual loans secured by a single property or portfolio as well as in pools of loans. The first mortgage positions typically have a loan-to-value ratio of less than 65%.

•	Residential first mortgages are anticipated to be comprised of pools of first-lien mortgages collateralized by residential properties.

•

Structured credit primarily consists of CMBS, residential mortgage-backed securities (“RMBS”) and other asset-backed securities (“ABS”) that are collateralized by the cash flows of a financial asset, such as a commercial loan, a residential loan, or receivables. The Fund anticipates targeting structured credit investments with LTV ratios primarily between 40-65%.

•

Real estate-related corporate securities encompass loans to real estate-related companies which may be either secured (by a pledge of specific assets) or unsecured (that is, general claims on the assets of the borrower that are effectively junior to the claims of any secured creditors to the extent of the value of the pledged assets). This category also includes investments in common stock or public equity of other REITs or other companies with significant real estate investments or operations.

Key Points of Distinction of the Real Estate-Related Debt Strategy

•

Opportunistic approach to investing in performing debt: The strategy’s flexible mandate, combined with Oaktree’s deep experience, allow us to opportunistically pivot among investments across public and private debt categories. This flexibility provides attractive risk-adjusted return potential, as well as liquidity for share repurchases.

•

Equity and debt expertise: The Oaktree Real Estate group invests in both equity and debt, which provides multiple synergistic benefits for the debt strategy, including: (1) expertise in analyzing assets collateralizing debt investments; (2) access to multiple sources of deal flow; and (3) the ability to maximize recovery in the event of a loan default as we can own and manage the properties.

•	Integration with Oaktree’s global credit platform: The team leverages Oaktree’s global infrastructure with its deep roots in credit to analyze opportunities and assess relative value.

Investment Guidelines and Portfolio Allocation Targets

Our board of directors has adopted investment guidelines for the Adviser to implement and actively monitor. Our board of directors, including our independent directors, will formally review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as it deems appropriate. Our independent directors will review the investment guidelines to ensure that the guidelines are being followed and are in the best interests of our stockholders. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors, and do not require notice to or the vote of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are not provided in our charter and described under “Charter-Imposed Investment Limitations” below, without the concurrence of holders of a majority of the outstanding shares entitled to vote, except for certain amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Our investment guidelines will delegate to the Adviser authority to execute acquisitions and dispositions of investments in properties and real estate-related investments, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to the Adviser with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors will be required to approve any acquisition of a single property or group of related properties requiring a net equity investment that exceeds the greater of (i) $250 million or (ii) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition. Our board of directors is responsible for determining the consideration we pay for each property we acquire. However, our board has adopted investment guidelines that delegate this authority to the Adviser, so long as the Adviser complies with these investment guidelines. If a majority of our independent directors determines that a valuation is necessary, or if the property is acquired from the Adviser, a director, Oaktree or any of their affiliates, the fair market value of the acquired property shall be determined by a qualified independent appraiser selected by our independent directors.

Following our initial ramp-up period, as described below, we will seek to invest:

•	approximately 65-95% the portfolio in properties; and

•	approximately 5-35% of the portfolio in real estate-related debt.

In addition, we also expect to hold a small amount of our assets in cash. Notwithstanding the above, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, availability of attractive investment opportunities or an increase in anticipated cash requirements for repurchase requests.

Investment Horizon and Investment Size

In our primary strategy, our average holding period for each real property investment is expected to be between seven and ten years, though the hold period for any particular asset may be longer or shorter. Importantly, the perpetual life structure provides us with the flexibility to hold assets for the long term to maximize yield in lieu of selling. The average total cost per asset is expected to range between $20-100 million, requiring $10-50 million of equity investment per transaction, although any individual investment may be substantially larger.

Secondly, we will also invest in performing debt, which may range from toe-hold positions in the $2-10 million range to larger positions of up to $100 million. While we will generally hold our debt investments to maturity, fundamental buy/sell discipline is another critical component of Oaktree’s investment process. Particularly in the case of corporate bonds and CMBS, the Oaktree Real Estate group intends to buy when liquidity is constrained and may sell when liquidity is abundant. This approach has historically been important in Oaktree’s efforts to generate attractive risk-adjusted returns for investors. Regular interfacings with private and public market participants, and collaboration with other Oaktree strategies, are keys to understanding this liquidity cycle.

Investment Process

The Oaktree Real Estate group takes a systematic approach to investing. Provided below is an illustration of the investment process, which includes deal sourcing, acquisition, asset management, holding for yield/sell evaluation and disposition. Supporting every step of the investment process is our fundamental, bottom-up research and Investment Committee review.

The Real Estate group adheres to a “cradle-to-grave” management philosophy in which the investment teams are responsible for managing each asset from initial sourcing, acquisition and asset management through final disposition. This helps ensure continuity throughout the life of an investment, while incentivizing our investment teams to focus on long-term success rather than short-term execution goals. We also believe this approach allows the investment teams to learn lessons from their asset management roles and apply those lessons directly to acquisition and due diligence efforts. This approach keeps the Real Estate group involved in all major decisions, which includes taking significant roles in setting strategic direction, budgeting, repositioning, asset performance, sub-market monitoring and other key areas of real estate investment management.

Deal Sourcing

Oaktree Real Estate has a proven ability to access a wide variety of sources of deal flow, which are largely proprietary in nature. The Real Estate group’s sources of real property deal flow focus on asset owners, operating partners, corporate management teams, attorneys, consultants, special servicers and, to a lesser extent traditional real estate brokers. Oaktree’s Real Estate group focuses on purchasing assets at discounts to market prices by generally sourcing deals on a proprietary basis through relationships with joint venture partners.

The Real Estate group has spent considerable effort developing relationships and evaluating opportunities across the top 50 U.S. real estate markets. Oaktree currently has joint venture partnerships in place with over 120 real estate operators, including public companies, large developers and local operators, which provide access to mostly proprietary and less competitive deal flow. Approximately 65% of the group’s investment activity has been repeat business with existing operating partners.

With respect to our real estate-related debt investment deal flow, Oaktree Real Estate group personnel engage in a regular dialogue with a global network of banks, non-bank lenders, borrowers/operating partners and third-party service providers who assist in identifying new investments for Oaktree’s real estate funds. We expect to engage certain consultants (including consultants exclusive to us and other Real Estate Accounts) to assist with the sourcing of investment opportunities. Such consultants may receive a portion of any origination or other fees paid by a borrower in connection with investments that they source.

Acquisition Process

Once a potential acquisition target has been identified, Oaktree’s underwriting process involves a thorough review and approval process by an investment committee. When a transaction is brought to the attention of the Oaktree Real Estate group for consideration, a member of the group will prepare an abbreviated early warning memorandum for informal review and feedback from the Oaktree Real Estate group. Following the initial review, further analysis, negotiation and structuring of the proposed investment is performed by the deal team. The deal team, in conjunction with other groups within the firm (legal, tax, accounting, etc.), directs and conducts all due diligence on the investment with third-party involvement brought in as necessary. Although due diligence procedures are customized for specific elements of each deal, the team will follow traditional due diligence processes (physical, market, financial, environmental, insurance, tax, legal, etc.) in considering investments. In addition, due diligence is conducted through (a) communication with management, strategic partners, developers, appraisers, industry or product experts, third-party consultants, outside counsel, accountants, tax advisors and others; (b) analysis of customized research and existing research reports generated from real estate brokerage firms, investment banks, consultants and Oaktree’s extensive proprietary research center; (c) review of markets and physical reviews of assets and (d) extensive review of legal documents and in-depth analysis of the capital structure to understand the key rights and control provisions of various investment classes in the structure. Lastly, the deal team communicates regularly with other Oaktree personnel throughout the firm to the extent the deal can be optimized by the participation of other fund strategies working synergistically with the Oaktree Real Estate group.

Site inspections are an important aspect of our underwriting process. During the diligence phase, the number of times that the deal team visits a specific asset will vary according to the dynamics of the specific deal. Oaktree endeavors to spend time in the surrounding market, visiting competitive properties and understanding market dynamics. Oaktree Real Estate may also seek access to the public areas of the property, if any, and seek out partners or consultants who are familiar with the property or were recently involved with the property.

The Real Estate group may outsource certain due diligence items to specialized consultants or third-party service providers. For example, while the Real Estate group does employ full-time legal staff specialized in real estate law, we will also often engage an outside firm to assist on specific deals or specific specialized areas of real estate law. Other types of diligence, such as environmental or physical condition reports, will also often require the use of outside experts. Property Condition Reports (“PCRs”) are typically prepared by independent third-party consultants who conduct site visits and interviews with property personnel. These consultants then prepare a report on quality of construction, areas of construction deficiency and recommended repairs, including estimates of the required repair costs. The conclusions reached in the PCR and during site visits are useful in projecting future capital expenditure needs and reserve requirements, which can ultimately have a significant impact on the underwriting. As with all other elements of the due diligence process, all engineering-related work is performed under the close supervision of the deal teams.

After the due diligence process is substantially complete, the deal team will prepare an internal investment committee memorandum (“ICM”). The deal team then submits the ICM to the Real Estate group’s investment committee, which is comprised of the managing directors and senior vice presidents of the Real Estate group and chaired by the Real Estate group portfolio manager, John Brady. There are no requirements for majority or supermajority decisions; instead, final responsibility to approve or reject a proposed transaction rests with the Real Estate group’s portfolio manager, after taking into consideration input from the Oaktree Real Estate group and from Bruce Karsh, the Co-Chairman and Chief Investment Officer of Oaktree.

Asset Management

The Real Estate group includes a dedicated asset management team, led by Ryan P. Delaney, Managing Director, which works collaboratively with the investment teams and Oaktree’s operating partners to provide oversight of Oaktree’s real estate portfolio and ensure that Oaktree’s investment professionals have access to accurate and timely reporting on each investment. The asset management team identifies issues and opportunities at an early stage and helps develop creative solutions, allowing Oaktree’s investment professionals to focus attention where it is needed most. The team also plays a significant role in value protection and enhancement efforts.

The asset management team provides an additional layer of support to the investment teams, which includes (a) day-to-day value-add asset management responsibilities and initiatives, (b) identification of asset or portfolio-level risk which contributes to high-level strategic decision-making, (c) portfolio rebalancing and (d) dedicated resources for time-intensive assets and potentially underperforming investments. The asset management team also serves a risk-management control function by helping to diagnose problems and identify opportunities independently of the investment teams at an early stage and develop creative solutions to focus attention where it is needed most.

The asset management team works closely with Bellwether, a third-party firm that has been retained as a consultant to us and other Real Estate Accounts to assist with data collection and analysis. Services provided by Bellwether include assisting with property management (including development projects), gathering, analyzing and sorting data from operating partners and synthesizing data into standardized management reports and analysis tools used by Oaktree to streamline the management of our investment operating partners and financial reporting. Oaktree believes there is significant value in having an objective third party provide these services instead of relying on operating partners to report directly to Oaktree. Using Bellwether to assist our operating partners in the management and reporting process also helps ensure that management reports present data in an organized manner for all portfolio investments, allowing the Managers to have better information with which to monitor our portfolio. See “Conflicts of Interest” for further information about Bellwether and its relationship to Oaktree.

Hold/Sell Evaluation Process

We underwrite long-term hold periods to collect income and increase the investment multiple over time. We seek to avoid investment return profiles that depend on significant appreciation (e.g., development or vacant properties). We complete a monthly review of every asset in order to assess its performance relative to underwriting and the current market. Additionally, we conduct a formal valuation of each asset on a quarterly basis. Once assets are stabilized, we will evaluate whether to hold for yield or sell should we believe an asset sale could provide a greater return than fair market value. We intend to hold assets on average for approximately seven to ten years, although our flexible strategy will allow for hold periods across the spectrum from the short end of three to five years, to potentially indefinite hold periods. Final decisions on whether or not to exit an investment are made collectively, with input from the deal team and other senior professionals in the Real Estate group as well as the operating partner, if applicable. The Adviser has final sign-off on all hold/sell decisions.

Disposition Process

Upon making the decision to sell, we will generally broadly market an asset to the appropriate channels (public or private, bulk or one-off). In situations where we select a third-party brokerage firm to market the asset, we are careful to select the best-in-class brokerage for each market and situation to ensure that the optimal pricing is achieved.

Ownership Interests

We may make equity investments in real estate, both directly and with operating partners; such investments will be made through the purchase of all or part of a fee simple ownership or a more limited form of ownership, or all or part of a leasehold interest. Investment in an equity interest will give us a right to part or all of the cash flow and capital appreciation generated by the property after satisfaction of liens on the property. Liens usually include the payment of principal and interest on mortgage loans, ground lease rents, real estate taxes and other assessments. We may make control investments through the purchase of equity securities.

Derivatives, Swaps and Credit-Linked Securities

We may enter into long and short positions in all types of derivative transactions and credit-linked securities, including total return swaps, rate of return swaps, credit default swaps (including index-related credit default swaps), interest rate swaps, and credit-linked notes and deposits. Credit-linked securities, including credit default swaps, are bilateral OTC agreements between two parties that transfer a defined credit risk from one party to another. In connection with certain financing transactions relating to new or existing investments, we (or our subsidiaries) may enter into certain swaps (including total return swaps), collars or other derivative products. See “Risk Factors” for a discussion of risks relating to our investments in derivatives, swaps and credit-linked securities.

Issuing Securities for Property

Subject to limitations contained in our charter, we may in the future issue, or cause to be issued, shares of our stock in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase any such shares of our stock, and any such issuance might cause a dilution of a stockholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at specified times.

Other Investment Techniques and Instruments

Subject to the limitations placed on us in our charter as described below, we may employ other investment techniques and invest in other instruments that the Adviser believes will help achieve our investment objective, whether or not such investment techniques or instruments are specifically described herein.

Cash, Cash Equivalents and Reserves

We may hold in reserve such cash and cash equivalents and other liquid investments as the Adviser considers appropriate to provide for our anticipated obligations, including for the payment of distributions and share repurchases, payment of property taxes, insurance, improvements and maintenance costs associated with real estate held by us, the exercise of options and warrants and the payment of our other expenses. We may also hold cash in reserve in order to maintain liquidity to take advantage of investment opportunities.

Pending the purchase of other permitted investments, or to provide the reserves described above, we may invest temporarily in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities, repurchase contracts and other short-term instruments. We may also make such investments to reduce volatility at times when risk is considered high and market conditions become so volatile that effective hedging becomes difficult or cost-inefficient.

Temporary Strategies; Ramp-Up Period

Before we have raised substantial proceeds in this offering and acquired a broad portfolio of equity real estate investments, during the period in which the net proceeds of this offering are being invested or during periods in which the Adviser determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may deviate from our target allocations, or invest all or any portion of our assets in cash, cash equivalents or similar assets. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. There can be no assurance that such strategies will be successful.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds.

•

We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

•

We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities);

•	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

We will not make or invest in individual mortgage loans (excluding any investments in mortgage pools, CMBS, residential mortgage-backed securities or any other real estate-related asset backed securities) unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the Adviser, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•

We will not make or invest in mortgage loans, including construction loans but excluding any investment in mortgage pools, CMBS, residential mortgage-backed securities or any other real estate-related asset backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•

We will not make or invest in mortgage loans (excluding any investments in mortgage pools, CMBS, residential mortgage-backed securities or any other real estate-related asset backed securities) that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our sponsor, the Adviser or any of our affiliates;

•

We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, the Adviser, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, our sponsor, the Adviser, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant;

•	We will not engage in the business of underwriting or the agency distribution of securities issued by other persons;

•	We will not make any investment that we believe will cause us to be classified as an “investment company” under the Investment Company Act;

•

We will not make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•

We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system; or

•

We will not acquire equity securities, other than equity securities that are listed on a national securities exchange or traded in an over-the-counter market, unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions.”

Borrowing Policies

We intend to use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. Subject to the limitation on indebtedness for money borrowed in our charter described below, our target leverage ratio after our ramp-up period is approximately 50-60% of our gross real estate assets (measured using the greater of fair market value and purchase price, including equity in our securities portfolio), inclusive of property-level and entity-level debt net of cash, but excluding debt on our securities portfolio. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation above. Furthermore, the refinancing of any amount of existing indebtedness will not be deemed to constitute incurrence of new indebtedness so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing).

Our real estate-related investments portfolio may have embedded leverage, including through the use of reverse repurchase agreements and derivatives, including, but not limited to, total return swaps, securities lending arrangements and credit default swaps. During our ramp-up period, but subject to the limitation on indebtedness for money borrowed in our charter described below, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us. In an effort to provide for a ready source of liquidity to pay distributions or fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flows and/or net proceeds from our continuous offering, we may decide to seek to obtain a line of credit under which we would reserve borrowing capacity. If we decide to obtain a line of credit and are able to do so, borrowings under the line may be used not only to repurchase shares, but also to fund acquisitions or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally will cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally will cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to pay distributions or fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our targeted leverage ratio at times if the Adviser deems it advisable for us. For example, if we obtain a line of credit to fund repurchases, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio of 60% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed 60% of our gross real estate assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.

There is no limit on the amount we may borrow with respect to any individual property or portfolio. However, under our charter we may not incur indebtedness for money borrowed in an amount exceeding 300% of the cost of our net assets, which approximates borrowing 75% of the cost of our investments. This limitation includes indebtedness for money borrowed with respect to our securities portfolio. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities. However, we may borrow in excess of this amount if such excess is approved by a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess.

Our charter prohibits us from obtaining loans from any of our directors, Oaktree or any of their affiliates, unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same or similar circumstances.

Credit Agreement

On June 5, 2020, the Company entered into the Credit Agreement with the Oaktree Investor, an affiliate Oaktree, pursuant to which we may borrow up to $125 million at an interest rate equal to the then-current interest rate offered by an unaffiliated third-party lender or, if no such rate is available, LIBOR plus 2.25%. The Credit Agreement expires on June 30, 2021, subject to one-year extension options requiring the approval of the Oaktree Investor. We may draw down on the Credit Agreement for any business purpose, including to pay distributions or fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow and/or net proceeds from this offering, however, there can be no assurances that we will be able to borrow under the Credit Agreement. Because this Credit Agreement is with an affiliate of Oaktree, the terms were not negotiated at arm’s-length. Oaktree may face conflicts of interest in connection with any borrowings or disputes under the Credit Agreement.

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities”

having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which other Real Estate Accounts may invest. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries, each formed to hold a particular asset. A smaller portion of our assets are anticipated to be real estate-related investments.

We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor most of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and most of our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. If, however, any of our subsidiaries relies on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act, we intend to limit the amount of assets held by such subsidiaries to the extent necessary to ensure that our and our other subsidiaries’ status as non-investment companies exempt from the Investment Company Act would not be adversely affected. This may require us to forgo opportunities to acquire traded securities or certain other assets that we would otherwise want to acquire or sell such assets when we would otherwise wish to retain them.

We will determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we may rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of the Investment Company Act. If we are required to reclassify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly or majority-owned subsidiaries as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more other Real Estate Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.

We also intend to treat as qualifying assets senior mortgage loans, certain B-Notes and certain mezzanine loans that satisfy various conditions as set forth in SEC staff no-action letters and other guidance, and other assets that the SEC staff in various no-action letters and other guidance has determined are the functional equivalent of senior mortgage loans for the purposes of the Investment Company Act. We will treat as real estate-related assets B-Notes and mezzanine loans that do not satisfy the conditions set forth in the relevant SEC staff no-action letters and other guidance, and debt and equity securities of companies primarily engaged in real estate businesses. Unless a relevant SEC no-action letter or other guidance applies, we expect to treat preferred equity interests as real estate-related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exclusion. Unless the SEC or its staff issues guidance with respect to CMBS, we intend to treat CMBS as a real estate-related asset.

Maintaining status as a non-investment company or qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate; however, we and our subsidiaries may invest in such securities to a certain extent.

Although we intend to monitor our portfolio, there can be no assurance that we and our subsidiaries will be able to maintain the exemptions from registration discussed above.

A change in the value of any of our assets could negatively affect our ability to maintain our and our subsidiaries’ exemptions from regulation under the Investment Company Act. To maintain compliance with these exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provide more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENTS

As of December 31, 2020, we had made five investments in real property and two investments in real estate-related loan investments, as described below.

Investments in Real Property

The following table provides a summary of our real estate portfolio as of December 31, 2020:

Investment	Location	Type	Acquisition Date	Ownership Percentage	Fair Value	Square Feet / Number of Units	Annualized Base Rent(1)	Occupancy Rate
Arbors of Las Colinas	Texas	Multifamily	December 2020	90.0%	$64,112,256	408	$5,305,680	96%
Lakes at West Covina	California	Office	February 2020	95.0%	$40,946,131	177,000	$4,064,181	81%
Ezlyn	Colorado	Multifamily	December 2019	90.0%	$88,064,082	332	$5,234,370	95%
Two Liberty Center	Virginia	Office	August 2019	96.5%	$90,322,959	179,000	$7,736,435	96%
Anzio Apartments	Georgia	Multifamily	April 2019	90.0%	$69,631,513	448	$5,998,269	94%

(1)

“Annualized Base Rent” is presented on an annualized basis and is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2020, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

The following provides descriptions of the real properties in our portfolio:

Arbors of Las Colinas. On December 9, 2020, we partnered with TruAmerica Multifamily, LLC (“TruAmerica”) through a joint venture (the “Arbors Joint Venture”) to acquire a fee-simple interest in Arbors of Las Colinas (the “Arbors Property”), a multifamily asset located in Irving, Texas, for $63.5 million (exclusive of closing costs). The Arbors Joint Venture acquired the Arbors Property and paid related closing costs through a combination of $46.0 million of property-level debt from Federal Home Loan Mortgage Corporation (“Freddie Mac”), $19.2 million funded to the Joint Venture by the Company and $2.1 million funded by TruAmerica. We own a 90% interest in the Arbors Joint Venture and TruAmerica owns a 10% interest in the Arbor Joint Venture. We have control of the Arbors Joint Venture, and TruAmerica acts as the day-to-day property manager.

Lakes at West Covina. On February 14, 2020, we partnered with Waterford Property Company (“Waterford”) through a joint venture (the “Lakes Joint Venture”) to acquire a fee simple interest in Lakes at West Covina (the “Lakes Property”), a four story, two building office complex located in West Covina, California, for $40.9 million (exclusive of closing costs). The Lakes Joint Venture acquired the Lakes Property through a combination of $27.9 million of property-level debt from Wells Fargo Bank, N.A. and equity of $16.6 million funded from the Lakes Joint Venture (consisting of $15.7 million funded by us and $0.8 million funded by Waterford). We own a 95% interest in the Lakes Joint Venture and Waterford owns a 5% interest in the Lakes Joint Venture. We have control of the Lakes Joint Venture and employ a third-party firm for day-to-day property management services.

Ezlyn. On December 10, 2019, we partnered with Holland Partner Group (“Holland”) through a joint venture (the “Ezlyn Joint Venture”) to acquire a fee simple interest in Ezlyn (the “Ezlyn”) (formerly referred to as Sofi Westminster), a multifamily asset located in Westminster, Colorado for $81.3 million (exclusive of closing costs). The Ezlyn Joint Venture acquired Ezlyn and paid related closing costs through a combination of $53.0 million of property-level debt from the Federal Home Loan Mortgage Corporation, $26.2 million funded to the Ezlyn Joint Venture by the Company and $2.9 million funded by Holland. We own a 90% interest in the Ezlyn Joint Venture and Holland owns a 10% interest in the Ezlyn Joint Venture. We have control of the Ezlyn Joint Venture and Holland acts as the day-to-day property manager.

Two Liberty Center. On August 20, 2019, we partnered with Hines Interests Limited Partnership (“Hines”) through a joint venture (the “Liberty Joint Venture”) to acquire a fee simple interest in Two Liberty Center (the “Two Liberty Center”), a class “A” office asset located in Ballston, Virginia, for $91.2 million (excluding transaction costs). The Liberty Joint Venture acquired Two Liberty Center through a combination of $62.0 million of property-level debt from Bank of America Merrill Lynch and equity of $33.5 million funded from the Liberty Joint Venture (consisting of $32.3 million funded by us using borrowings under a line of credit and $1.1 million funded by Hines). We own 96.5% interest in the Liberty Joint Venture and Hines owns a 3.5% interest in the Liberty Joint Venture. We have control of the Liberty Joint Venture and Hines acts as the day-to-day property manager.

Anzio Apartments. On April 11, 2019, we partnered with TruAmerica through a joint venture (the “Anzio Joint Venture”) to acquire a fee simple interest in Anzio Apartments (the “Anzio Property”), a multifamily asset located in Lawrenceville, Georgia, from Anzio Apartments, LLC (the “Seller”) for $59.2 million (exclusive of closing costs). The Anzio Joint Venture acquired the Anzio Property and paid related closing costs through a combination of $44.4 million of property-level debt from the Federal Home Loan Mortgage Corporation (“Freddie Mac”), $14.9 million funded to the Anzio Joint Venture by us from borrowings under a line of credit and $1.7 million funded by TruAmerica. We have control of the Anzio Joint Venture and TruAmerica acts as the day-to-day property manager.

Investments in Real Estate-Related Loans and Securities

The following table details the Company’s commercial mortgage backed securities as of December 31, 2020:

Investment	Collateral	Interest Rate(1)	Maturity Date	Payment Terms	Trade Date	Ending Balance 12/31/20
BX 2020 BXLP G	Industrial Paper	L+2.50%	12/15/29	Principal due at maturity	01/23/20	$5,727,361
CGDB 2019 MOB F	Medical Office Mortgage Loans	L+2.55%	11/15/36	Principal due at maturity	02/04/20	3,861,200
BX 2019 IMC G	International Markets Center and AmericasMart Atlanta	L+3.60%	4/15/34	Principal due at maturity	03/19/20	3,320,380
BHMS 2018 ATLS D	Atlantis Paradise Island Resort	L+2.25%	7/15/35	Principal due at maturity	03/20/20	1,960,837
BHMS 2018 ATLS E	Atlantis Paradise Island Resort	L+3.00%	7/15/35	Principal due at maturity	03/30/20	1,505,980
BX 2020 VIVA D	MGM Grand and Mandalay Bay Resort and Casino Las Vegas	3.67%	3/9/44	Principal due at maturity	05/05/20	3,285,402
BX 2020 VIVA E	MGM Grand and Mandalay Bay Resort and Casino Las Vegas	3.67%	3/9/44	Principal due at maturity	05/05/20	2,193,095
CGCMT 2020-WSS F	WoodSpring Suites Extended Stay Hotel	L+2.71%	2/16/27	Principal due at maturity	07/08/20	2,859,340

						$24,713,595

(1)	The term “L” refers to the one-month US dollar-denominated London Interbank Offer Rate (“LIBOR”). As of December 31, 2020, one month LIBOR was equal to 0.14%.

The Company did not have any commercial mortgage backed securities as of December 31, 2019.

The following table details the Company’s real estate-related loan investments as of December 31, 2020:

						As of December 31, 2020
Investment	Collateral	Interest Rate(1)	Maturity Date	Payment Terms(2)	Prior Liens	Face Amount	Unamortized Discount	Carrying Amount
Atlantis Mezzanine Loan	Atlantis Paradise Island Resort	L + 6.67%	July 2021	Principal due at maturity	$1.525 billion(3)	$25,000,000	$—	$25,000,000
IMC/AMC Bond Investment	International Markets Center AmericasMart Atlanta	L + 6.15%	December 2023	Principal due at maturity	$1.643 billion(4)	25,000,000	(249,029)	24,750,971

						$50,000,000	$(249,029)	$49,750,971

(1)	The term “L” refers to the one-month US dollar-denominated London Interbank Offer Rate (“LIBOR”). As of December 31, 2020, one-month LIBOR was equal to 0.14%.
(2)	Neither investment is subject to delinquent principal or interest as of December 31, 2020.
(3)	The Atlantis Mezzanine Loan is subordinate to a first mortgage loan of $1.20 billion and a $325 million senior mezzanine loan.
(4)	The IMC / AMC Bond Investment is subordinate to a $1.15 billion first mortgage on properties owned by IMC and a $493 million first mortgage on properties owned by AMC.

Subsequent Events

Subsequent to December 31, 2020, the Company sold an aggregate of $4.9 million of floating-rate commercial mortgage backed securities.

On February 2, 2021, the Company had an initial funding of $4.1 million for a first mortgage loan secured by a condominium development in Brooklyn, New York.

On February 17, 2021, The Company had an initial funding of $12.7 million for a first mortgage loan secured by a condominium and apartment development in San Francisco, California.

Status of the Offering

As of April 29, 2021, the Company had sold an aggregate of 22,003,427 shares, net of repurchases, of its common stock (consisting of 15,182,847 Class S shares, 6,267,152 Class I shares and 553,428 Class C shares) in the Offering, resulting in net proceeds of $227.1 million to the Company as payment for such shares.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained the Adviser to manage the acquisition and dispositions of our investments, subject to the board of directors’ supervision.

We have a seven-member board. Our board of directors may change the number of directors, but not to fewer than three directors nor, unless our bylaws are amended, more than 15. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Oaktree or the Adviser. A director is deemed to be associated with Oaktree or the Adviser if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of us) in, is employed by, is an officer or director of, or has any material business or professional relationship with Oaktree, the Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Oaktree or advised by the Adviser. A business or professional relationship or an interest in our sponsor, the Adviser or any of their affiliates will be deemed material per se if the gross revenue derived by the director from Oaktree, the Adviser or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Oaktree, the Adviser or any of their affiliates. Our charter requires that a director have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been reviewed and ratified by a majority of our directors, including a majority of our independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. A vacancy created by an increase in the number of directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, or in the case of election of an independent director, after nomination by a majority of the remaining independent directors (if any remaining directors are independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our board of directors will generally meet quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on the Adviser and on information provided by the Adviser. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and the Adviser. Our board of directors is empowered to fix the compensation of all officers and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowings, the general terms of which are set forth in this prospectus. The board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and, at least annually, to determine that they are in the best interest of our stockholders.

Directors and Executive Officers

Our directors and executive officers are set forth below.

Name	Age	Position
John Brady	57	Chairman of the Board and Chief Executive Officer
Derek Smith	57	Chief Operating Officer and Director
Manish Desai	41	President and Director
Brian Grefsrud	50	Chief Financial Officer and Treasurer
Todd Liker	48	Managing Director of Acquisitions
Ambrose Fisher	52	Managing Director of Acquisitions
Justin Guichard	47	Managing Director of Acquisitions
Mark Jacobs	50	Managing Director of Acquisitions
Amy Johannes	42	Managing Director of Acquisitions
Ryan P. Delaney	42	Head of Asset Management
Cary Kleinman	46	Chief Legal Officer
Brian Price	36	Chief Securities Counsel and Secretary
Robert Cavanaugh	62	Independent Director
Howard Heitner	66	Independent Director
Catherine Long	64	Independent Director
James Martin	73	Independent Director

Executive Officers

John Brady has served as Chairman of our board of directors and Chief Executive Officer of the Company since February 2018. Mr. Brady joined Oaktree in 2007 as a managing director and head of the global Real Estate group. He serves as the portfolio manager for Oaktree’s Real Estate Opportunities, Income and Debt strategies. Prior thereto, Mr. Brady was a Principal at Colony Capital, LLC (now known as Colony NorthStar, Inc.), a private international real estate-related investment firm, which he initially joined in 1991. He began his career working in various capacities in the investment banking division of Merrill Lynch. Mr. Brady holds a B.A. degree in English from Dartmouth College and an M.B.A. with concentrations in corporate finance and real estate from the University of California, Los Angeles. He previously served on the Board of Directors of Taylor Morrison Home Corporation and was formerly Chairman of the Board of Directors of Homeboy Industries, a Los Angeles-based non-profit. We believe that Mr. Brady’s significant real estate investment experience, including his career with Oaktree, the depth of his knowledge of Oaktree and its affiliates and his leadership of the Real Estate group, qualifies him to serve on, and makes him a valuable member of, our board of directors.

Derek Smith has been a director of the Company since July 2017 and has served as the Chief Operating Officer of the Company since February 2018. As a managing director of Oaktree and Head of Operations for the Real Estate group, Mr. Smith is responsible for the execution and management of all real estate investments and the administration of Oaktree’s real estate funds. Prior to joining Oaktree in 2010, he spent 19 years at Paul, Hastings, Janofsky & Walker LLP, most recently as the Vice Chair of the Global Real Estate Department. In that role, Mr. Smith represented numerous opportunity funds, investment banks and other private investors in all aspects of their investments in all types of real estate. Mr. Smith also served as the chair of the Technology Committee of Paul Hastings, where he led the firm’s use and investment in information systems and technology. Mr. Smith holds a B.S. degree in computer science from Brigham Young University and a J.D. degree from Cornell University. We believe that Mr. Smith’s extensive experience with structuring real estate transactions as well as advising on real estate investments, including during his career with Oaktree, along with his knowledge of Oaktree and its affiliates and his operational role within the Real Estate group, qualifies him to serve on, and makes him a valuable member of, our board of directors.

Manish Desai has served as President of the Company since July 2017 and has been a director since February 2018. Mr. Desai joined Oaktree in 2004 and is involved in the investment and management of its real estate funds. As a managing director, his responsibilities include acquisitions, dispositions, financings/re-financings, asset management, development and redevelopment of all property types, with a primary focus on corporate transactions. He has worked with a number of Oaktree’s real estate portfolio companies and has served on the Board of Directors for STORE Capital and International Market Centers, Inc. (both specialty REITs). Prior to joining Oaktree, Mr. Desai served as an analyst for Morgan Stanley’s real estate investment strategies where he was involved in a number of advisory assignments, including the spin-off and restructuring of Fairmont Hotels, as well as the evaluation of numerous properties and portfolios for acquisition. Additional experience includes internships at American Enterprise Institute and the U.S. Office of Management and Budget in the executive offices of the White House. Mr. Desai holds a B.A. degree in public policy with a secondary major in economics from Stanford University. We believe that Mr. Desai’s significant experience with real estate investments, including during his career with Oaktree, qualifies him to serve on, and makes him a valuable member of, our board of directors.

Brian Grefsrud has served as Treasurer of the Company since July 2017 and as Chief Financial Officer of the Company since February 2018. Mr. Grefsrud joined Oaktree in 1998 and currently serves as a managing director. Prior to joining Oaktree, he worked in public accounting for two-and-a-half years, most recently with Cooper, Moss, Resnick, Spiegel & Co., LLP. Mr. Grefsrud holds a B.S. degree in accounting from California Lutheran University and is a Certified Public Accountant (inactive).

Todd Liker has served as a Managing Director of Acquisitions for the Company since February 2018. Mr. Liker joined Oaktree in 2008. He is a managing director and co-portfolio manager of Oaktree’s Real Estate Opportunities strategy and leads the Real Estate team in New York. Mr. Liker has investment experience across all major real estate asset types with a particular focus on Oaktree’s investment activities in the Southeastern and Midwestern regions of the United States. He also oversees the group’s focus in corporate real estate-related platforms and investment activities related to real estate companies. Prior to joining Oaktree, Mr. Liker was an Executive Director with J.P. Morgan Securities’ Real Estate, Lodging & Gaming Investment Banking group in New York and London. Prior to joining J.P. Morgan, Mr. Liker spent four years at ABN AMRO in Chicago and Singapore. Mr. Liker received a B.S. degree from the John M. Olin School of Business at Washington University and an M.B.A. from the Tuck School of Business at Dartmouth.

Ambrose Fisher has served as a Managing Director of Acquisitions for the Company since February 2018. Mr. Fisher joined Oaktree in 1995. He is a managing director and co-portfolio manager of Oaktree’s Real Estate Opportunities strategy. Mr. Fisher has been involved in the investment, management and fund raising of its real estate funds and predominantly focuses on West Coast opportunities. His responsibilities include acquisitions, dispositions, financings/re-financings, asset management, development and redevelopment of all property types, including office, hotels, retail, residential, land and other miscellaneous property types. Prior to joining Oaktree in 1995, Mr. Fisher was an assistant vice president in the Special Credits Real Estate Group at TCW. Before that, he managed a portfolio of non-performing and performing loans and real estate for the J.E. Robert Companies. Prior thereto, Mr. Fisher was a real estate loan workout specialist with Bank of America. He holds a B.S. degree in business administration from the School of Business Administration at Georgetown University.

Justin Guichard has served as a Managing Director of Acquisitions for the Company since March 2019. Mr. Guichard joined Oaktree in 2007. He is a managing director and co-portfolio manager for Oaktree’s Real Estate Debt and Structured Credit strategies. In addition to his strategy management responsibilities, Mr. Guichard is responsible for investing capital for Oaktree’s Real Estate Debt, Real Estate Income, Real Estate Opportunities, Structured Credit and Global Credit strategies. Prior to Oaktree, he worked for Barrow Street Capital which, he joined in 2005. Mr. Guichard began his career in Merrill Lynch & Co.’s Real Estate Investment Banking group. He received a B.A. degree from University of California, Los Angeles, where he was an Alumni Scholar, and an M.B.A. from MIT’s Sloan School of Management.

Mark Jacobs has served as a Managing Director of Acquisitions for the Company since February 2018. He joined Oaktree in 2001 and is a managing director and co-portfolio manager of the Real Estate Income strategy. Mr. Jacobs is responsible for sourcing, evaluating, executing and managing equity and debt investment opportunities across all property types. His primary focus is on commercial assets on the West Coast. Mr. Jacobs also oversees the group’s commercial nonperforming loans. Prior to joining Oaktree, Mr. Jacobs spent seven years with American Trading Real Estate Properties, Inc. / Lord Baltimore Properties. During this time, he was primarily focused on acquisitions, leasing and development of commercial real estate properties. Mr. Jacobs holds a B.S. degree in business administration and an M.B.A. from the Marshall School of Business at the University of Southern California. He is actively involved with NAIOP, the Commercial Real Estate Development Association, and Urban Land Institute. Mr. Jacobs is a member of the Executive Council of the USC Lusk Center for Real Estate.

Amy Johannes has served as Managing Director of Acquisitions for the Company since March 2020. She is an investment professional in the Real Estate group, where she serves as a managing director. Ms. Johannes works across the commercial real estate, structured finance and corporate securities sub-groups, where she focuses on investments in the greater New York area and the Southeast region of the US, as well as residential investments on the East Coast. Prior to joining Oaktree in 2008, Ms. Johannes was an associate in the Real Estate group at Morgan Stanley, where she focused on advisory assignments for investment banking clients and principal investing opportunities. Before that, Ms. Johannes was a project manager on the Hudson Yards team at the New York City Economic Development Corporation. Prior to that, she spent two years at UBS Warburg as an investment banking analyst in the Global Industrial group. Ms. Johannes graduated with a B.A. degree in economics and Latin American Studies magna cum laude from Wellesley College, where she was elected to Phi Beta Kappa. She then went on to receive an M.B.A. from the Stanford University Graduate School of Business. Ms. Johannes is a member of WX and sits on the Stanford Alumni Real Estate Council.

Ryan P. Delaney has served as Head of Asset Management for the Company since February 2018. Mr. Delaney is a managing director and the Head of Asset Management for Oaktree’s Real Estate group. He joined Oaktree in 2012 after having spent six years as a Principal and Head of Asset Management at Mesa West Capital, a Los Angeles-based commercial real estate finance company, and currently serves as a managing director. Prior experience includes five years in the Global Recovery Management Group at Credit Suisse First Boston (“CSFB”), where he was responsible for the workout of special situation assets including distressed real estate, syndicated bank debt and the restructuring of asset-backed transactions. Mr. Delaney began his career in New York in the Investment Banking Analyst program at CSFB in 2001. He holds a B.A. degree in economics from Hobart College, where he was elected to Phi Beta Kappa.

Cary Kleinman has served as Chief Legal Officer of the Company since February 2018. Mr. Kleinman is a managing director of Oaktree and the in-house counsel for the Real Estate group. Prior to joining Oaktree in 2006, Mr. Kleinman was an associate at the law firm of DLA Piper LLP, where his practice focused on complex real estate transactions. Mr. Kleinman came to DLA Piper along with several attorneys from his former group at Paul, Hastings, Janofsky & Walker LLP, where he was an associate and advised institutional and private clients on domestic and international real estate transactions. Before that, Mr. Kleinman spent four years as an associate at Stroock & Stroock & Lavan LLP, where he specialized in real estate and structured finance. Mr. Kleinman holds a B.A. degree with honors in government from Wesleyan University and a J.D. from Fordham University School of Law, where he was the Notes and Articles Editor of the Fordham Urban Law Journal. Mr. Kleinman is a member of the State Bar of California and the State Bar of New York.

Brian Price has served as Chief Securities Counsel and Secretary of the Company since November 2020. Mr. Price currently serves as a senior vice president within Oaktree’s Legal department. In this capacity, he is responsible for various legal matters concerning Oaktree’s Real Estate and Emerging Markets Debt strategies, with a focus on fund structuring, securities law and general corporate matters. Prior to joining Oaktree in 2016, Mr. Price worked as an associate in the Los Angeles office of Simpson Thacher & Bartlett LLP, where his practice focused on private funds, finance and mergers and acquisitions. Mr. Price also previously worked as a corporate counsel for Amazon in Seattle. Mr. Price graduated cum laude and Phi Beta Kappa with B.S. and B.A. degrees from the University of California, Los Angeles. He then went on to receive a J.D. from New York University School of Law, where he was a member of the Journal of Law and Business. Mr. Price is a member of the State Bar of California.

Directors

For biographical information concerning Messrs. Brady, Smith and Desai, see “Directors and Executive Officers—Executive Officers.”

Robert Cavanaugh has been a director of the Company since February 2018. Mr. Cavanaugh serves as the Chief Executive Officer of RFC Enterprises, a financial advisory and principal investment firm. He has held that position since founding the company in late 2016. Previously he served as Chief Executive Officer of ValueRock Investment Partners, an owner and operator of a large retail real estate portfolio. In addition, he served as Chief Investment Officer of Vestar Development Company, an owner/operator of large retail/entertainment properties located throughout the western US. Prior to joining Vestar, Mr. Cavanaugh was a Managing Director of DLJ Real Estate Capital Partners, a global real estate private equity firm where he oversaw all aspects of the firm’s West Coast operations and served as a member of its Investment Committee from October 1999 through October 2011. During his career, he has also held real estate positions with Deutsche Bank Securities, Goldman Sachs and Co., and LaSalle Partners. Mr. Cavanaugh has previously served as Chairman of the Board of Directors of The Hershey Trust Company, a $13 billion Pennsylvania based trust bank and as Chairman of the Board of Managers of the Milton Hershey School, a privately endowed school that serves disadvantaged children. He was a member of these boards from September 1991 through December 2016 and served as their Chairman from January 2012 through December 2015. In addition, from 2003 through 2017, he served as a member of the Board of Directors of the Hershey Company, a Fortune 500 confection and snacking company where he chaired the Compensation and Executive Organization Committee and at various times served on the Audit, Finance and Risk Management, Governance and Executive Committees. Mr. Cavanaugh earned a Bachelors of Science in Economics degree, cum laude, with dual finance and accounting majors from the Wharton School of Business at the University of Pennsylvania. He also holds a Masters of Business Administration degree from Harvard Business School where he earned academic honors. Mr. Cavanaugh brings extensive real estate, investment banking, finance, risk management, audit and governance experience to his position on the board of directors, which we believe makes him a valuable member of our board of directors.

Howard Heitner has been a director of the Company since February 2018. Mr. Heitner is currently the Chief Operating Officer of LaTerra Development, LLC, overseeing the day-to-day operations of the company’s development of multifamily housing in Southern California. Mr. Heitner previously served as the President of JRK Residential America, LLC and Chief Operating Officer of SunAmerica Affordable Housing Partners, Inc. participating as a member of their investment committees and overseeing the operations of both affordable and market rate housing across the United States. Prior to joining SunAmerica in 2000, Mr. Heitner was a real estate partner at O’Melveny & Myers LLP, where his practice focused on lending, workouts, affordable housing, partnership matters and purchase and sale agreements. Mr. Heitner currently serves on the Advisory Council of WNC, Inc. Mr. Heitner graduated summa cum laude with a B.A. degree in economics from Bucknell University. He went on to graduate with a joint J.D. with honors and M.B.A. degree from the University of Chicago, where he was on the Dean’s Honor List and was the elected president of the Law Students Association. We believe Mr. Heitner’s extensive experience in real estate transactions and his legal, business and finance expertise make him a valuable member of our board of directors.

Catherine Long has been a director of the Company since December 2019. Ms. Long is a co-founder and the Chief Financial Officer and Treasurer of STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust formed in 2011 to focus on single tenant operational real estate of middle market companies across the United States. As Chief Financial Officer, her responsibilities include financial planning, asset-liability management, treasury, accounting and controls, and serving on STORE

Capital’s executive investment committee. Prior to co-founding STORE Capital, she served as the Chief Financial Officer and Treasurer of Spirit Finance Corporation, a net-lease real estate investment trust, from its inception in 2003, through its initial public offering in 2004 and until 2010. Before that, Ms. Long served in various capacities with the real estate company Franchise Finance Corporation of America (FFCA) and its successor, GE Franchise Finance, including Principal Accounting Officer, actively participating in FFCA’s securitization transactions, limited partnership rollup and subsequent public offering. Prior to 1990, Ms. Long served with the international public accounting firm of Arthur Andersen, where she was a senior manager specializing in the real estate industry. Ms. Long holds a B.S. in accounting from Southern Illinois University and has been a certified public accountant since 1980. We believe Ms. Long’s extensive experience managing real estate investment trusts and her accounting expertise make her a valuable member of our board of directors.

James Martin has been a director of the Company since February 2018. Mr. Martin is currently the President and Chief Investment Officer of James R Martin Consulting, Inc. – d/b/a JRM Capital Management, a registered investment advisory firm located in Vancouver, Washington. Mr. Martin was also the Chief Investment Officer Emeritus of M. J. Murdock Charitable Trust, a private foundation with assets of over $1 billion and headquartered in Vancouver, Washington, and from 2005 to 2017. As Chief Investment Officer, Mr. Martin reported to a three person Board of Trustees and was responsible for asset allocation, investment strategy and oversight of investment managers and selection of investment products for all asset classes. Prior thereto, Mr. Martin was the Chief Financial Officer and Chief Investment Officer from 1988 to 2005. From 1970 to 1988, Mr. Martin served on the audit staff at Deloitte, where he served as a Partner from 1982. Mr. Martin is also a regular or ex-officio member of certain investment committees for organizations such as Legacy Health Systems, Asbury Theological Seminary and PeaceHealth SW Foundation. In addition, Mr. Martin also serves on the investment committees of the Rasmuson Foundation and a number of non-profit organizations. He graduated from Eastern Washington University with a degree in accounting, and is an inactive member of the AICPA. We believe Mr. Martin’s extensive experience as an investment professional and auditor and his investment and accounting expertise make him a valuable member of our board of directors.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Adviser, they have certain duties as executive officers of our company arising from Maryland law, our charter and our bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of directors from time to time.

Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portions of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Committees of the Board of Directors

Our entire board of directors is responsible for supervising our business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors. Members of each of the committees discussed below are appointed by our board of directors.

Audit Committee. Our board of directors has established an audit committee, which consists of Robert Cavanaugh, Howard Heitner, Catherine Long and James Martin. James Martin serves as the chairperson of the audit committee. Mr. Martin and Ms. Long each qualify as an “audit committee financial expert” as that term is defined by the SEC. The audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

Affiliate Transaction/Conflicts Committee. Our board of directors has established an affiliate transaction/conflicts committee, which consists of Robert Cavanaugh, Howard Heitner, Catherine Long and James Martin. Howard Heitner serves as the chairperson of the affiliate transaction/conflicts committee. The primary purpose of the affiliate transaction/conflicts committee is to review transactions between us and Oaktree or its affiliates (including the Adviser) or with related persons and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and Oaktree, or reduce the risks related thereto.

The affiliate transaction/conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Oaktree or its affiliates (including the Adviser) or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions. Generally, we may enter into transactions with Oaktree, the Adviser, our directors and their respective affiliates only if a majority of our board of directors, and a majority of the affiliate transaction/conflicts committee (which comprises each of our independent directors), not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. The affiliate transaction/conflicts committee is also responsible for reviewing the Adviser’s performance and the fees and expenses paid by us to the Adviser and any of its affiliates. See “—The Advisory Agreement—Management Fee, Performance Fee and Expense Reimbursement.”

Compensation Committee. Our board of directors has established a compensation committee, which consists of Robert Cavanaugh, Catherine Long and Derek Smith. Robert Cavanaugh serves as the chairperson of the compensation committee. The primary purpose of the compensation committee is to oversee our compensation programs. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if required, produces the report to be included in our annual proxy statement. We are externally managed by the Adviser pursuant to the Advisory Agreement and as of the date hereof we have no employees.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act and (ii) “outside directors” for the purposes of Section 162(m) of the Code.

Corporate Governance

Code of Ethics. We have adopted a Code of Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics, as it relates to those also covered by Oaktree’s code of ethics, operates in conjunction with, and in addition to, Oaktree’s code of ethics. Our Code of Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.

Compensation of Directors

Prior to this offering, the members of our board received no compensation for their service as directors. Following the commencement of this offering, we intend to compensate each of our non-employee directors who are not affiliated with the Adviser or Oaktree with an annual retainer of $65,000, plus an additional retainer of $10,000 to the chairperson of the Audit Committee and $5,000 to each chairperson of any other committee. We intend to pay in quarterly installments 75% of this compensation in cash and the remaining 25% in an annual grant of restricted stock based on the most recent prior month’s NAV. The restricted stock will generally vest one year from the date of grant; however, in connection with the directors’ first annual grant, the restricted stock vested on March 20, 2019 and was based on the per share price of our common stock offered in this initial primary offering. We do not intend to pay our directors additional fees for attending board meetings, but we intend to reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Adviser or Oaktree will not receive additional compensation for serving on the board of directors or committees thereof.

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Although we do not pay our executive officers any cash compensation, we pay the Adviser the fees described under the heading “—The Advisory Agreement.”

The Adviser and Oaktree

We are externally managed by our adviser, Oaktree Fund Advisors, LLC, a Delaware limited liability company. The Adviser is an affiliate of Oaktree, our sponsor.

Oaktree, our sponsor, is a leader among global investment managers specializing in alternative investments, with $148.0 billion in assets under management as of December 31, 2020. Oaktree’s mission is to deliver superior investment results with risk under control and to conduct its business with the highest integrity. Oaktree emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in real estate, distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities and listed equities. Over more than two decades, Oaktree has developed a large and growing client base through its ability to identify and capitalize on opportunities for attractive investment returns in less efficient markets.

Oaktree operates according to a unifying investment philosophy, which consists of six tenets—risk control, consistency, market inefficiency, specialization, bottom-up analysis and disavowal of market timing—and is complemented by a set of core business principles that articulate Oaktree’s commitment to excellence in investing, commonality of interests with clients, a collaborative and cooperative culture, and a disciplined, opportunistic approach to the expansion of products. Oaktree’s defining characteristics include specialized investment strategies, seasoned investment professionals, disciplined portfolio management and research techniques, sincere commitment to clients and an emphasis on seeking a high batting average rather than a mix of brilliant successes and dismal failures. The firm has a long-term track record of generating consistent, attractive risk-adjusted performance for its investors. In fact, Oaktree has generated positive net returns across nearly all of its 60 U.S.-focused closed-end funds with greater than 24 months of performance.

Oaktree’s Real Estate group has managed dedicated real estate vehicles since its inception in 1995 and has organized 24 real estate funds and separate accounts and six co-investment vehicles that, as of December 31, 2020, had total gross invested capital of approximately $29.8 billion (excluding TCW Special Credit Fund VI, L.P. and its related separate accounts). The Real Estate group consists of three strategies: Real Estate Income, Real Estate Opportunities and Real Estate Debt. For us, Oaktree Real Estate will employ the approaches pursued by both the Real Estate Income (which includes both core-plus and value-add strategies) and Real Estate Debt strategies. Oaktree’s Real Estate group has generated positive net returns in each of its funds since its inception in 1995.

See below for an overview of the Real Estate strategies.

As of December 31, 2020. For illustrative purposes only.

(1)

Includes both core-plus and value-add investments combined to produce income and long-term growth. Core/core-plus real estate is generally characterized by lower risk and lower potential return. Core/core-plus managers typically purchase assets that are fully or close-to-fully occupied on long-term leases, often in gateway markets. They generally employ low to moderate leverage and seek to generate a return primarily through current income. Value-add real estate refers to targeting a higher return than core managers by focusing on commercial assets that have the potential to generate medium to high current cash flow and allow the manager to add value through leasing and repositioning strategies. They tend to employ moderate levels of leverage and target an attractive risk-adjusted return consisting of a combination of current income and capital appreciation. Opportunistic Real Estate is characterized by higher risk and higher potential return. Opportunistic managers may target development deals, underperforming properties in less competitive markets or properties with unsustainable capital structures. They tend to employ higher levels of leverage and produce a significant appreciation component of the total return.

The Real Estate group is organized under five separate and synergistic investment areas, where team members develop deep, focused expertise and relationships while operating on a highly collaborative basis. Our primary focus will be commercial real estate, which represents the team’s most substantial area of investment over the past 10 years.

The U.S. real estate team is assigned market and relationship coverage responsibilities across the top-50 U.S. markets. The U.S. regional coverage and specialization of senior members of the Real Estate Group is shown below, as are certain key business metrics pertaining to their investment activities.

As of December 31, 2020

Note: Total invested capital represents the gross invested capital for U.S. Real Estate-led commercial investments across all Oaktree-managed funds from January 1, 2008 through December 31, 2020, including $78 million in equity deployed from real estate funds in non-Real Estate-led transactions.

The Investment Committee and Investment Decisions

Once a potential acquisition target has been identified, Oaktree’s underwriting process involves a thorough review and approval process by the Real Estate group’s investment committee. After the due diligence process is substantially complete, the deal team will prepare an internal ICM. The deal team then submits the ICM to the investment committee, which is comprised of the managing directors and senior vice presidents of the Real Estate group and chaired by the Real Estate group portfolio manager, John Brady. There are no requirements for majority or supermajority decisions; instead, final responsibility to approve or reject a proposed transaction rests with the Real Estate group’s portfolio manager, after taking into consideration input from the Oaktree Real Estate group and from Bruce Karsh, the Co-Chairman and Chief Investment Officer of Oaktree.

Senior Executives of Oaktree Capital Group

The Adviser is a subsidiary of Oaktree Capital Group, LLC (“OCG”). The biographies of the key executives of OCG, which are also the key executives of the Adviser, are included below.

Howard S. Marks is the Co-Chairman and a co-founder of OCG and has been a director of OCG since May 2007. Since the formation of OCG in 1995, Mr. Marks has been responsible for ensuring OCG’s adherence to its core investment philosophy; communicating closely with clients concerning products and strategies; and contributing his experience to big-picture decisions relating to investments and corporate direction. From 1985 until 1995, Mr. Marks led the groups at The TCW Group, Inc. that were responsible for investments in distressed debt, high yield bonds, and convertible securities. He was also Chief Investment Officer for Domestic Fixed Income at TCW. Previously, Mr. Marks was with Citicorp Investment Management for 16 years, where from 1978 to 1985 he was Vice President and senior portfolio manager in charge of convertible and high yield securities. Between 1969 and 1978, he was an equity research analyst and, subsequently, Citicorp’s Director of Research. Mr. Marks holds a B.S.Ec. degree, cum laude, from the Wharton School of the University of Pennsylvania with a major in finance and an M.B.A. in accounting and marketing from the Booth School of Business of the University of Chicago, where he received the George Hay Brown Prize. He is a CFA® charterholder. Mr. Marks is a Trustee and Chairman of the Investment Committees of the Metropolitan Museum of Art; Chairman of the Investment Committee and Board of Trustees of the Royal Drawing School; and an Emeritus Trustee of the University of Pennsylvania where from 2000 to 2010 he chaired the Investment Board.

Bruce A. Karsh is the Co-Chairman and one of the co-founders of OCG and has been a director of OCG since May 2007. He also is OCG’s Chief Investment Officer and serves as portfolio manager for OCG’s Distressed Debt, Value Opportunities and Multi-Strategy Credit strategies. Prior to co-founding OCG, Mr. Karsh was a managing director of TCW Asset Management Company, and the portfolio manager of the Special Credits Funds from 1988 until 1995. Prior to joining TCW, Mr. Karsh worked as Assistant to the Chairman of SunAmerica, Inc. Prior to that, he was an attorney with the law firm of O’Melveny & Myers LLP. Before working at O’Melveny &

Myers, Mr. Karsh clerked for the Honorable Anthony M. Kennedy, then of the U.S. Court of Appeals for the Ninth Circuit and retired Associate Justice of the U.S. Supreme Court. Mr. Karsh holds an A.B. degree in economics, summa cum laude, from Duke University, where he was elected to Phi Beta Kappa. He went on to earn a J.D. from the University of Virginia School of Law, where he served as Notes Editor of the Virginia Law Review and was a member of the Order of the Coif. Mr. Karsh serves on the boards of a number of privately held companies. He is a member of the investment committee of the Broad Foundations. Mr. Karsh is Trustee Emeritus of Duke University, having served as Trustee from 2003 to 2015, and as Chairman of the Board of DUMAC, LLC, the entity that managed Duke’s endowment from 2005 to 2014.

Jay S. Wintrob is OCG’s Chief Executive Officer and has served as a member of OCG’s Board of Directors since September 2011. Prior to joining OCG as Chief Executive Officer, he was President and Chief Executive Officer of AIG Life and Retirement, the U.S.-based life and retirement services segment of American International Group, Inc. from 2009 to 2014. Following AIG’s acquisition of SunAmerica in 1998, Mr. Wintrob was Vice Chairman and Chief Operating Officer of AIG Retirement Services, Inc. from 1998 to 2001, and President of Chief Executive Officer from 2001 to 2009. Mr. Wintrob began his career in financial services in 1987 as Assistant to the Chairman of SunAmerica Inc., and then went on to serve in several other executive positions, including President of SunAmerica Investments, Inc. overseeing the company’s invested asset portfolio. Prior to joining SunAmerica, Mr. Wintrob was with the law firm of O’Melveny & Myers LLP. He received his B.A. and J.D. from the University of California, Berkeley. Mr. Wintrob is a board member of several non-profit organizations, including The Broad Foundations, The Doheny Eye Institute, The Los Angeles Music Center and the Skirball Cultural Center.

John B. Frank is OCG’s Vice Chairman and works closely with Howard Marks, Bruce Karsh and Jay Wintrob in managing OCG. He has been a director of OCG since May 2007. Mr. Frank joined OCG in 2001 as General Counsel and was named OCG’s Managing Principal in early 2006, a position which he held for about nine years. As Managing Principal, Mr. Frank was the firm’s principal executive officer and responsible for all aspects of the firm’s management. Prior to joining Oaktree, Mr. Frank was a partner of the Los Angeles law firm of Munger, Tolles & Olson LLP where he managed a number of notable merger and acquisition transactions. While at that firm, he served as primary outside counsel to public- and privately-held corporations and as special counsel to various boards of directors and special board committees. Prior to joining Munger Tolles in 1984, Mr. Frank served as a law clerk to the Honorable Frank M. Coffin of the United States Court of Appeals for the First Circuit. Prior to attending law school, Mr. Frank served as a Legislative Assistant to the Honorable Robert F. Drinan, Member of Congress. Mr. Frank holds a B.A. degree with honors in history from Wesleyan University and a J.D. magna cum laude from the University of Michigan Law School, where he was Managing Editor of the Michigan Law Review and a member of the Order of the Coif. He is a member of the State Bar of California and, while in private practice, was listed in Woodward & White’s Best Lawyers in America. Mr. Frank is a member of the Board of Directors of Chevron Corporation and a Trustee of Wesleyan University, Polytechnic School, Good Samaritan Hospital of Los Angeles, and the XPRIZE Foundation.

Sheldon M. Stone is a Principal and co-founder of OCG and has been a director of OCG since May 2007. Mr. Stone is the head of OCG’s high yield bond area. In this capacity, he serves as co-portfolio manager of OCG’s U.S. High Yield Bond and Global High Yield Bond strategies and has supervisory responsibility for European High Yield Bonds. Mr. Stone, a co-founding member of OCG in 1995, established TCW’s High Yield Bond department with Mr. Marks in 1985 and ran the department for ten years. Prior to joining TCW, Mr. Stone worked with Mr. Marks at Citibank for two years where he performed credit analysis and managed high yield bond portfolios. From 1978 to 1983, Mr. Stone worked at The Prudential Insurance Company where he was a director of corporate finance, managing a fixed income portfolio exceeding $1 billion. Mr. Stone holds a B.A. degree from Bowdoin College and an M.B.A. in accounting and finance from Columbia University, where he serves on the Board of Overseers. In addition, he is Mr. Stone serves as a Trustee of Colonial Williamsburg Foundation and serves on the investment committee of Bowdoin College.

Todd E. Molz is OCG’s General Counsel, Chief Administrative Officer and Secretary. He oversees OCG’s Compliance, Internal Audit and Administration functions and all aspects of OCG’s legal activities, including fund formation, acquisitions and other special projects. Prior to joining OCG in 2006, Mr. Molz was a partner of the Los Angeles law firm of Munger, Tolles & Olson LLP, where his practice focused on tax and structuring aspects of complex and novel business transactions. Prior to joining Munger Tolles, Mr. Molz served as a law clerk to the Honorable Alfred T. Goodwin of the United States Court of Appeals for the Ninth Circuit. Mr. Molz holds a B.A. degree in political science, cum laude, from Middlebury College and a J.D. degree with honors from the University of Chicago. While at Chicago, Mr. Molz served on the Law Review, received the John M. Olin Student Fellowship and was a member of the Order of the Coif. Mr. Molz serves on the Board of Trustees of the Children’s Hospital of Los Angeles.

Daniel D. Levin is the Chief Financial Officer for OCG. He was previously OCG’s Head of Corporate Finance and Chief Product Officer and a senior member of OCG’s corporate development group. Prior to joining OCG in 2011, Mr. Levin was a vice president in the Investment Banking division at Goldman, Sachs & Co., focusing on asset management firms and other financial institutions. His previous experience includes capital raising and mergers and acquisitions roles at Technoserve and Robertson Stephens, Inc. Mr. Levin holds an M.B.A. with honors in finance from the Wharton School of the University of Pennsylvania and a B.A. degree with honors in economics and mathematics from Columbia University.

Acquisition by Brookfield

On September 30, 2019, Brookfield acquired 61.2% of Oaktree’s business in a stock and cash transaction (the “Acquisition”). The remaining 38.8% of the business continued to be owned by OCGH, whose unitholders consist primarily of Oaktree’s founders and certain other members of management and current and former employees. Brookfield and Oaktree currently expect to continue to operate their respective businesses independently, with each remaining under its current brand and led by its existing management and investment teams.

Brookfield is a global alternative asset manager with over $540 billion in assets under management. For a further description of the Acquisition please see the Form 10-K filed by Oaktree Capital Group, LLC with the SEC on March 2, 2020 (which Form 10-K does not form a part of this prospectus).

The Advisory Agreement

Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company. Pursuant to the Advisory Agreement, our board of directors has delegated to the Adviser the authority to implement our investment strategy, which includes making investment decisions in constructing our portfolio and providing related portfolio management services, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser will leverage the global resources of the Oaktree Real Estate group to achieve our investment goals and objectives.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•	serving as an advisor to us with respect to the establishment and periodic review of our investment guidelines and our investment and financing activities and operations;

•

purchasing, selling, exchanging, converting, trading, financing, refinancing, mortgaging, encumbering, conveying, assigning, pledging, constructing, lending or otherwise effecting transactions for our portfolio with respect to investment opportunities and our investments, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;

•

investigating, analyzing, evaluating, structuring and negotiating, on our behalf, potential acquisitions, purchases, sales, exchanges or other dispositions of investments with sellers, purchasers and other counterparties and, if applicable, their respective agents, advisors and representatives;

•	providing us with portfolio management and other related services, including managing, operating, improving, developing, redeveloping, renovating and monitoring our investments;

•	negotiating, arranging and executing any borrowings or financings in accordance with our investment guidelines;

•	engaging and supervising, on our behalf and at our expense, various service providers;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting matters with our joint venture or co-investment partners;

•	advising us as to our capital structure and capital raising activities; and

•	overseeing, or arranging for, the performance of the administrative services necessary for our operation.

The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.

Term and Termination Rights

The current term of the Advisory Agreement expires on April 30, 2022, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Adviser before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	immediately by us (1) for “cause,” (2) upon the bankruptcy of the Adviser or (3) upon a material breach of the Advisory Agreement by the Adviser;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by the Adviser.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.

Management Fee, Performance Fee and Expense Reimbursements

Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee of 1.00% of NAV per annum payable monthly. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance fee, stockholder servicing fees or distributions payable on our shares.

Performance Fee. We will also pay the Adviser a performance fee equal to 12.5% of our Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up. During the year ended December 31, 2020, the Adviser earned a performance fee of $2,215,134.

Expense Reimbursement. We will reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the acquisition, origination, financing and development of properties and real estate-related investments, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and other Real Estate Accounts)). We will not reimburse the Adviser for expenses related to personnel of the Adviser who provide investment advisory or administrative services to us, subject to certain exceptions set forth in the Advisory Agreement.

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through July 6, 2022 (which date reflects the Adviser’s agreement to extend the period during which it will advance such expenses from the previously agreed date of December 6, 2020). We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following July 6, 2022. We will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred after July 6, 2022. Our organization and offering expenses may include the organization and offering expenses of feeder vehicles primarily created to hold our shares.

Reimbursement by the Adviser. Our Total Operating Expenses, including the Adviser’s management fee and performance fee and any operating expenses of feeder vehicles primarily created to hold our shares advanced by us, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets and (b) 25.0% of our Net Income. . This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

•

“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and performance fee and any operating expenses of feeder vehicles primarily created to hold our shares advanced by us, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).the success of the Adviser in generating investments that meet our investment objectives.

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Adviser would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.

Independent Directors’ Review of Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;

•	the success of the Adviser in generating investments that meet our investment objectives;

•	rates charged to other externally-advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by the Adviser;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.

In addition to the management fee, performance fee and expense reimbursements, we have agreed to indemnify and hold harmless the Adviser and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents” below.

Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, the Adviser and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the Adviser or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Adviser or any affiliate of the Adviser for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•

a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Adviser and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers’ insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and state securities regulators take the position that indemnification against liabilities arising under the Securities Act and state securities laws, respectively, is against public policy and unenforceable.

Legal Proceedings

Neither we nor the Adviser is currently involved in any material litigation. As a registered investment advisor, the Adviser may be examined periodically by the SEC.

COMPENSATION

We will pay the Adviser and the Dealer Manager the fees and expense reimbursements described below in connection with performing services for us.

We do not intend to pay the Adviser or its affiliates any separate fees for property acquisitions, dispositions, financings or development (except interest and other payments to the lender in cases where the lender is an affiliate of the Adviser), or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We will, however, reimburse the Adviser for out-of-pocket expenses related to the foregoing activities to the extent such expenses are paid by the Adviser.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees(1)(2)—The Dealer Manager

The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; provided, however, that such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering and up to 0.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront or other selling commissions or dealer manager fees will be paid with respect to Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T, Class S and Class D share. Aggregate upfront selling commissions and dealer manager fees will equal approximately $29.0 million if we sell the maximum amount, in each case, in our primary offering, assuming payment of the full upfront selling commissions and upfront dealer manager fees (as applicable), that 1/4 of our offering proceeds are from the sale of each of Class T, Class S and Class D shares and that the transaction price of each of our Class T, Class S and Class D shares remains constant at $10.00.
Stockholder Servicing Fees(2)(3)—The Dealer Manager	Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-	Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For each of Class T and Class S shares,

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; provided, however, that with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•  with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We will not pay a stockholder servicing fee with respect to our outstanding Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to the stockholder servicing fees will equal approximately $3.3 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $1.0 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 1/4 of our offering proceeds are from the sale of Class T shares, 1/4 of our offering proceeds are from the sale of Class S shares and 1/4 of our offering proceeds are from the sale of Class D shares, and that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on the NAV for our Class T, Class S and Class D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable dealer agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (excluding the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our distribution reinvestment plan with respect thereto) held in such stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

share over approximately seven years from the date of purchase and with respect to a Class D share held in a stockholder’s account over approximately 33 years from the date of purchase, assuming a limit of 8.75% of gross proceeds, payment of the full upfront selling commissions and dealer manager fees (as applicable) and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.88.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Retainer of the Dealer Manager—The Dealer Manager	We and/or the Adviser pay the Dealer Manager, quarterly in arrears, a fee equal to $25,000 per month. The fees began to accrue beginning on August 1, 2017 (accruing at $10,000 per month prior to the initial effectiveness date of this registration statement). All fees will be paid to the Dealer Manager after the commencement of this offering.	This retainer will equal $300,000 per annum.

Organization and Offering Expense Reimbursement(2)(4)—The Adviser

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and the stockholder servicing fees) through July 6, 2022 (which date reflects the Adviser’s agreement to extend the period during which it will advance such expenses from the previously agreed date of December 6, 2020). We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following July 6, 2022. We will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred after July 6, 2022. Our organization and offering expenses may include the organization and offering expenses of feeder vehicles primarily created to hold our shares.

After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

We estimate our organization and offering expenses to be approximately $16 million if we sell the maximum offering amount.

Investment Activities

Acquisition Expense Reimbursement(5)—The Adviser	We do not intend to pay the Adviser any acquisition, financing or other similar fees in connection with making investments, though our charter	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
authorizes us to do so. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the acquisition, origination, financing and development of properties and real estate-related investments, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments, as described in “—Fees from Other Services” below.

Operational Activities

Management Fee, Performance Fee and Expense Reimbursements(6)—The Adviser

We will pay the Adviser (1) a management fee equal to 1.00% of NAV per annum payable monthly and (2) a performance fee equal to 12.5% of our Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein) payable annually.

Specifically, the Adviser will receive a performance fee in an amount equal to:

•  First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Adviser equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Adviser pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•  Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

Actual amounts of the management fee depend upon our aggregate NAV. The management fee will equal approximately $16 million per annum if we sell the maximum amount, in each case, in our primary offering, assuming that the NAV per share of each class of our common stock remains constant at $10.00 and before giving effect to any shares issued under our distribution reinvestment plan.

Actual amounts of the performance fee depend upon our actual annual total return and, therefore, cannot be calculated at this time.

Actual amounts of out-of-pocket expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i) all distributions accrued or paid (without duplication) on the shares outstanding at the end of such period since the beginning of the then-current calendar year; plus

(ii) the change in aggregate NAV of such shares since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of shares, (y) any allocation/accrual to the performance fee, and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of shares issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such shares.

“Hurdle Amount” for any period during a calendar year means the amount that results in a 5% annualized internal rate of return on the NAV of the shares outstanding at the beginning of the then-current calendar year and all shares issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such shares and all issuances of shares over the period and calculated in accordance with recognized industry practices. The ending NAV of the shares used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance fee and any applicable stockholder servicing fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

for any period will exclude any shares repurchased during such period, which shares will be subject to the performance fee upon repurchase as described below. Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any shares repurchased during such year, which shares will be subject to the performance fee upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Adviser’s performance fee. This is referred to as a “High Water Mark.”

The Adviser will also receive a performance fee with respect to all shares that are repurchased at the end of any month (in connection with our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such shares were outstanding, and proceeds for any such share repurchase will be reduced by the amount of any such performance fee.

The management fee and performance fee may be paid, at the Adviser’s election, in cash or Class I shares. If the Adviser elects to receive any

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

portion of its management fee and performance fee in Class I shares, we may repurchase such Class I shares from the Adviser at a later date. We expect to repurchase any such Class I shares as of a Repurchase Date at the transaction price in effect for repurchases made on such Repurchase Date under our share repurchase plan. Shares of our Class I common stock obtained by the Adviser will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. The Adviser will have the option of exchanging Class I shares for an equivalent aggregate NAV amount of Class T, Class S or Class D shares.

The Adviser agreed to waive its management fee for the first six months following December 6, 2019, the day the initial proceeds from the Offering were released from escrow. During the years ended December 31, 2019 and 2020, the Adviser earned a performance fee of $200,649 and $2,215,134.

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities and (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person. See “Management—The Advisory

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Agreement—Management Fee, Performance Fee and Expense Reimbursements.”

Fees from Other Services—Affiliates of the Adviser	We may retain third parties, including certain of the Adviser’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, consulting services, valuation, construction, servicing, leasing, development, operating, loan origination, property oversight, reporting and other property management services. Any fees paid to the Adviser’s affiliates for any such services will not reduce the management fee or performance fee. Any such arrangements will be on arm’s-length terms and subject to approval by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction.	Actual amounts depend on whether affiliates of the Adviser are actually engaged to perform such services.

(1)

Upfront selling commissions and dealer manager fees for sales of Class T and Class S shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Dealer Manager Fees.” If all shares sold in this offering are Class S shares, our total upfront selling commissions would be approximately $54.1 million if we raise the maximum offering, assuming that the maximum upfront selling commission is paid for each share sold in our primary offering, the NAV per Class S share is $10.00 and we do not reallocate any shares between our primary offering and our distribution reinvestment plan.

(2)

We will cease paying stockholder servicing fees at the date following the completion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)

In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares. If all shares sold in this offering are Class S shares, our total annual stockholder servicing fees would be approximately $13.1 million if we raise the maximum offering, assuming that our NAV per share for Class S shares is $10.00 and no shares are issued pursuant to our distribution reinvestment plan.

(4)

These amounts represent estimated expenses incurred in connection with our organization and this offering, including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) exceed 15% of the gross proceeds from this offering.
(5)

We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the Adviser or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price of the property.

(6)	In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance fee, stockholder servicing fees or distributions payable on our shares.

Our Total Operating Expenses, including the Adviser’s management fee and performance fee and any operating expenses of feeder vehicles primarily created to hold our shares advanced by us, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets and (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

•

“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and performance fee and any operating expenses of feeder vehicles primarily created to hold our shares advanced by us, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management—The Advisory Agreement—Management Fee, Performance Fee and Expense Reimbursements.”

Hypothetical Calculation of the Performance Fee

The following hypothetical illustrates how we would calculate the performance fee at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the shares outstanding at the end of the year. Actual results may differ materially from the following hypothetical calculation.

A.	Beginning NAV	$500,000,000
B.	Loss Carryforward Amount	$—
C.	Net proceeds from new issuances	$—
D.	Distributions paid (in 12 equal monthly installments)	$20,000,000
E.	Change in NAV required to meet 5% annualized internal rate of return(1)	$4,600,000
F.	Hurdle Amount(1) (D plus E)	$24,600,000
G.	Actual change in NAV	$25,000,000
H.	Annual Total Return prior to performance fee (D plus G)	$45,000,000
I.	Excess Proceeds (H minus the sum of B and F)	$20,400,000
J.	Performance fee is equal to 12.5% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Proceeds (I) to achieve the full Catch-Up	$5,625,000

(1)

Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is the amount that results in a 5% annualized internal rate of return on the NAV of the shares outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances of such shares during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment and is calculated according to a standard formula that determines the total return provided by gains on an investment over time.

CONFLICTS OF INTEREST

We are subject to conflicts of interest arising out of our relationship with Oaktree, including the Adviser and its affiliates. Oaktree has appointed three nominees to serve on our board of directors (one of whom serves as chairman of our board of directors), and our chief executive officer, chief financial officer, and our other executive officers are also executives of Oaktree and/or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Adviser, Oaktree and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Adviser or its affiliates will be subject to approval by our Affiliate Transaction/Conflicts Committee.

See “Risk Factors—Risks Related to Conflicts of Interest.”

General

Oaktree and its affiliates currently manage and may in the future manage other funds and accounts (collectively, the “Other Oaktree Accounts”) that invest in, and in some cases, have priority ahead of us, with respect to, properties, securities or obligations eligible for purchase by us. This situation presents the potential for conflicts of interest. While Oaktree will seek to manage such potential conflicts of interest in good faith, there may be situations in which our interests with respect to a particular investment or other matter conflict with the interests of one or more Other Oaktree Accounts, Oaktree or one or more of their respective affiliates. For example, such conflicts may arise in situations where we have invested in the securities of an issuer, but due to changed circumstances or otherwise, the investment opportunities with respect to such issuer subsequently fall within the investment focus of an Other Oaktree Account (or vice versa) or where we make an investment in the same portfolio issuer in which an Other Oaktree Account has an investment, including at a different level of such portfolio issuer’s capital structure. Such changed circumstances might include, among others: a fall in the prices of the securities of the issuer to distressed levels; workouts or other restructurings relating to an issuer’s capital structure; a decline in the issuer’s business or financial condition; or consideration by the issuer of strategic alternatives or other fundamental changes. Subject to the provisions of our charter, on any matter involving a potential or actual conflict of interest, Oaktree will be guided by its fiduciary duties to us as well as to the Other Oaktree Accounts and will manage such conflict in good faith and seek to ensure that our interests and the interests of all affected Other Oaktree Accounts are represented. However, if Oaktree determines it is necessary or appropriate (in its discretion) to resolve or mitigate such potential or actual conflict, Oaktree reserves the right to cause us to take such steps as Oaktree deems necessary or appropriate, even if (subject to applicable law) such steps would require us to, among other things, (a) forego an investment opportunity or divest an investment that, in the absence of such potential or actual conflict, we would have made or continued to hold or (b) otherwise take action that may have the effect of benefitting an Other Oaktree Account (or the Adviser, Oaktree or any of their respective affiliates) and therefore may not have been in the best interests of us or our stockholders.

The Real Estate Opportunities Funds have priority over us with respect to opportunistic equity investments in real estate. While this could potentially result in fewer investment opportunities being made available to us, we do not expect this priority to meaningfully impact the investment opportunities available to us as our investment strategy focuses on Real Estate Income (including core-plus and value-add assets) and not opportunistic real estate. No Other Oaktree Accounts other than the current vintage of the Real Estate Opportunities Funds currently have priority over us with respect to investment opportunities; however, future Other Oaktree Accounts may be granted allocation priorities over us (including with respect to specific sectors or geographies).

Our investment strategy will overlap with certain Other Oaktree Accounts that have investment strategies similar to ours, including Other Oaktree Accounts with Real Estate Income (including core-plus and value-add assets) investment strategies and performing real estate debt strategies. Currently, there is one actively investing Other Oaktree Account with Real Estate Income investment strategy that will overlap with our investment strategy. As of December 31, 2020, this Other Oaktree Accounts had approximately zero unused capital commitments.

Additionally, there are three Other Oaktree Accounts with a performing real estate debt strategy that have approximately $738 million of cumulative unused capital commitments. There may also be additional Other Oaktree Accounts with investment strategies that overlap with ours in the future.

If any matter arises that we and our affiliates (including the Adviser) determine in its good faith judgment constitutes an actual conflict of interest, the Adviser, Oaktree and/or such Oaktree affiliate may take such action as it determines in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Oaktree or Oaktree’s affiliates will require approval by our board of directors, including a majority of our independent directors. There can be no assurance that our board of directors or Oaktree will identify, mitigate or resolve all conflicts of interest in a manner that is favorable to us.

Fees of the Adviser

We pay the Adviser a management fee regardless of the performance of our portfolio. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We will be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

We also pay the Adviser a performance fee based on our total distributions plus the change in NAV per share, which may create an incentive for the Adviser to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the Adviser may receive performance fees based on unrealized gains in certain assets at the applicable measurement date and such gains may not be realized when those assets are eventually disposed of.

Allocations of Investment Opportunities

We may share in investment opportunities presented to one or more of the Other Oaktree Accounts to the extent that Oaktree in good faith deems such allocation to be prudent or equitable based on the Investment Allocation Considerations (as defined below), including after taking into account any priority co-investment rights or other co-investment allocations with respect to deals sourced by the investment teams of any Other Oaktree Accounts. Likewise, one or more Other Oaktree Accounts whose governing documents so permit (including other Oaktree funds and accounts that are dedicated to, or have a portion of their investment strategy dedicated to, core-plus or value-add real estate strategy (the “Real Estate Income Accounts”)) may share in investment opportunities presented to us to the extent that Oaktree in good faith deems such allocation to be prudent or equitable based on the Investment Allocation Considerations. Additionally, certain investment opportunities that may be appropriate for us may be subject to priority rights granted to another existing or future Other Oaktree Account (including the Real Estate Opportunities Funds). While Oaktree will seek to manage potential conflicts arising out of the potentially overlapping investment objectives of us and certain Other Oaktree Accounts, there can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by any Other Oaktree Account participating in such investments. The decision by Oaktree to allocate an opportunity to an Other Oaktree Account or provide any co-investment along such Other Oaktree Account could cause us to forego an investment opportunity we otherwise would have made.

As a general matter and except as otherwise described herein, if two or more closed-end or open-end Real Estate Income Accounts are still in their respective investment periods, an available real estate investment opportunity will be allocated pursuant to a rotational system consistent with the Oaktree Real Estate Income Strategy Rotational Allocation Policy described below, as amended by Oaktree from time to time. We will be considered an open-end Real Estate Income Account subject to the Oaktree Real Estate Income Strategy Rotational Allocation Policy with respect to core-plus and value-add investment opportunities.

Pursuant to the Oaktree Real Estate Income Strategy Rotational Allocation Policy, each Real Estate Income Account is assigned a place in the rotational system based on its initial closing date, and each investment opportunity is allocated to the first Real Estate Income Account in the rotational system queue. If such Account declines the opportunity offered, it maintains its place at the beginning of the rotational queue until it accepts an investment opportunity, subject to limited exceptions, and the declined opportunity is offered to the next Account in the queue. The Real Estate Income Account that accepts the investment opportunity will move to the back of the rotational queue; provided that, if the investment opportunity accepted by such Account is not consummated, such Account will move to the front of the rotational queue. If no Real Estate Income Account accepts the offered opportunity, it may be allocated by Oaktree to one or more Other Oaktree Accounts focusing on other strategies, if appropriate, pursuant to the Investment Allocation Considerations (as defined below). Oaktree may also, in its sole discretion, establish additional rotational queues comprised of a smaller group of Real Estate Income Accounts from time to time, to allocate particular categories or sub-categories of core-plus or value-add real estate investments to such Accounts. These special queues, which may or may not include us, may be established to ensure a fairer distribution of such opportunities among eligible Real Estate Income Accounts or to ensure diversification and limit the risk of excess concentration of particular types of investments in one or more Accounts. For example, Oaktree may establish special queues for investments located within or outside of particular geographic areas, for particular types of properties (e.g. multi-family residential properties), for opportunities requiring equity investments above or below a particular threshold or for investments with particular tax characteristics. The rotational system for these special queues operates in the same manner as the main rotational queue. Notwithstanding the foregoing, if an investment opportunity is reasonably regarded as a follow-on to an investment previously made by one or more Real Estate Income Accounts, as determined by Oaktree in its discretion, such investment will be allocated to the Accounts that made the original investment. If any such Account declines or is unable to make the follow-on investment and Oaktree determines that another Real Estate Income Account could reasonably pursue the opportunity, this opportunity may be allocated based on the rotational system described above and Oaktree will determine, in its sole discretion, whether the Account to which such opportunity is reallocated will move to the back of the rotation.

In the event that Oaktree determines that an investment opportunity allocated to us pursuant to the rotational system exceeds what should prudently be invested by us, Oaktree will, pursuant to the procedures set forth in the Oaktree Real Estate Income Strategy Rotational Allocation Policy and consistent with the Investment Allocation Considerations, determine, in its discretion and in good faith, which Other Oaktree Accounts (which may include other Real Estate Accounts) may participate in such investment along with, or instead of, us and the portion of such investment to be allocated thereto, to the extent applicable.

With respect to investment opportunities in real estate-related securities, except as otherwise set forth below (i) if two or more closed-end funds or accounts with the same overall investment focus are still in their respective investment periods, an available real estate-related securities investment opportunity will be allocated pro rata among them on the basis of available capital, except that the opportunity first will be allocated entirely to the oldest of the funds or accounts until that fund or account is 80% invested, committed for investment or reasonably reserved for follow-on investments, unless the terms of that fund or account provide that such fund or account will not have priority, and (ii) if two or more open-end funds or accounts (or a mix of open-end and closed-end funds and accounts), including us, with the same investment focus are still in their respective investment periods, an available real estate-related securities investment opportunity will be allocated pro rata to eligible accounts based on available capital and subject to limitations arising from concentration issues, along with other portfolio construction concerns as identified by Oaktree.

Similar to investment opportunities, sales, payoffs or other dispositions of an investment held by two or more closed-end funds or accounts generally will be allocated pro rata among them on the basis of their respective investments held, except that if Oaktree determines that opportunities to sell are limited, first priority may go to any funds or accounts in their liquidation periods (and, among funds in their liquidation periods, to the oldest of such funds). As between a closed-end fund or account that is in its investment period and an open-end fund or account (which typically does not have a limit on total size) with the same investment focus, investment opportunities will generally be allocated between us and the Other Oaktree Accounts based on Oaktree’s reasonable assessment of the amount of capital available for investment by each such fund or account, and sales of an investment will generally be allocated pro rata between them on the basis of their respective investments held (disregarding for this purpose the age of the funds or accounts or which of them is in a liquidation period).

Each of the foregoing allocations for both investments and sales may be overridden if Oaktree in good faith deems a different allocation to be prudent or equitable in light of (a) the size, nature and type of investment or sale opportunity, (b) principles of diversification of assets, (c) the investment guidelines and limitations governing any of such funds or accounts, including client instructions with respect to a specific investment and compressed ramp-up periods that are characteristic of certain investment vehicles, (d) liquidity considerations of the funds or accounts, including redemption/withdrawal requests received by a fund or account, proximity of a fund or account to the end of its specific term and cash availability (including cash that becomes available through leverage), (e) the magnitude of the investment, (f) the risk profile or the need to resize risk in a fund’s or account’s portfolio (including the potential for the proposed investment to create an industry, sector, issuer, geographic or currency imbalance in the relevant portfolio), (g) a determination by Oaktree that the investment or sale opportunity is inappropriate, in whole or in part, for one or more funds or accounts, (h) applicable transfer or assignment provisions, (i) the management of any actual or potential conflicts of interest, (j) the focus of the funds’ or accounts’ respective investment strategies (including the target return profile or targeted hold period of the funds or accounts), (k) applicable contractual obligations (including any priority rights granted to any Other Oaktree Account under its governing documents), (l) tax considerations, (m) applicable regulatory obligations, including any requirements to offer investment opportunities to an Other Oaktree Account pursuant to an SEC exemptive relief order, (n) the Oaktree investment team responsible for sourcing of the transaction, (o) avoiding a de minimis allocation and/or (p) such other factors as Oaktree may reasonably deem relevant, including the amount of leverage, if any, appropriate for such investment and any co-investments alongside an Other Oaktree Account (all of the foregoing factors being hereinafter referred to collectively as the “Investment Allocation Considerations”). In some cases, Oaktree’s observation and application of the Investment Allocation Considerations may affect adversely the price paid or received by us, or the size of the position purchased or sold by us.

The classification of an investment opportunity as appropriate or inappropriate for us or any of the Other Oaktree Accounts will be made by Oaktree, in good faith, at the time of purchase and will govern in this regard. This determination frequently will be subjective in nature. Consequently, an investment that Oaktree determined was appropriate (or more appropriate) for us (or that Oaktree determined was appropriate (or more appropriate) for any of the Other Oaktree Accounts) may ultimately prove to have been more appropriate for one of the Other Oaktree Accounts (or for us). Furthermore, the decision as to whether we or any of the Other Oaktree Accounts should make a particular follow-on investment, or whether the follow-on investment will be shared in the same proportion as the original investment, may differ from the decision regarding the initial purchase due to a changed determination on this issue by Oaktree. For example, due to Oaktree’s application of the allocation methodology described above, it is possible that certain Other Oaktree Accounts will participate in one or more follow-on investment opportunities. In addition, investments made by us towards the end of the Investment Period may be structured so that one or more Other Oaktree Accounts can make an anticipated follow-on investment on certain prearranged terms and conditions, including price (which may be based on cost of the original investment). Where potential overlaps with any of the Other Oaktree Accounts do exist, such opportunities will be allocated by Oaktree, in good faith, after taking into consideration the investment focus of each affected fund or account and the Investment Allocation Considerations. Without approval by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction, we will not purchase any investments from, or sell any investments to, any of the Other Oaktree Accounts.

Investments Where Other Oaktree Accounts Hold Related Investments

Other Oaktree Accounts, including Oaktree Real Estate Income Fund, L.P. (“REIF”), Oaktree Real Estate Debt Fund, L.P. (together with its parallel fund, “REDF I”), Oaktree Real Estate Debt Fund II, L.P. (together with any parallel funds, “REDF II”), Oaktree Real Estate Debt Fund III, L.P. (together with any parallel funds, “REDF III” and, together with REDF I and REDF II, the “Real Estate Debt Funds”), the Real Estate Opportunities Funds and any associated separate accounts hold a number of real estate-related investments and/or may in the future make further investments in real estate-related assets or securities. We may make investments either in those same assets or in related assets.

In addition, we have in the past and may in the future make investments in entities or assets in which an Other Oaktree Account holds an investment in a different class of the debt or equity securities of such entities or such assets. For example, we may make investments in the equity of entities or assets in which Other Oaktree Accounts have made or will make investments in various tranches of CMBS securitizations or other debt instruments. We may also make investments in debt securities, loans or other obligations that relate to (or are secured by) the underlying real estate assets or portfolio issuers in which such Other Oaktree Accounts have an existing investment. For example, we may make investments in entities or assets in which one or more Other Oaktree Accounts hold an investment in a different class of the debt or equity securities of such entities or such assets (such as a mezzanine or junior CMBS position relating to an issuer in which an Other Oaktree Account holds senior debt or a senior tranche of a CMBS securitization). We may also invest in different tranches of a CMBS securitization in which an Other Oaktree Account holds an investment, purchase loans that are part of the pool of loans relating to a CMBS securitization in which an Other Oaktree Account holds an investment or engage in transactions relating to the real estate assets that secure the pooled loans or with the entities that are the borrowers under those loans in such a CMBS securitization.

In the foregoing circumstances, to the extent we hold securities that are different (including with respect to relative seniority) than those held by such Other Oaktree Accounts, Oaktree could have conflicting loyalties between its duties to us and such Other Oaktree Accounts. For example, Oaktree could have an incentive to cause us to pay a higher purchase price (whether in an auction, the exercise of a fair value purchase option or otherwise) for a property that is collateral for a CMBS security held by an Other Oaktree Account. If we make an investment in or, through the purchase of debt obligations becomes a lender to, an issuer in which an Other Oaktree Account has an investment at a different level of such issuer’s capital structure or if an Other Oaktree Account participates in a separate tranche of a fundraising with respect to such issuer, Oaktree may have conflicting loyalties between its duties to us and such Other Oaktree Accounts. In addition, if we control or act as the operating advisor to a special servicer with respect to a loan in a CMBS securitization in which an Other Oaktree Account holds CMBS in a different tranche of the securitization, Oaktree similarly could have conflicting loyalties in directing the actions of the special servicer with respect to the loan if our interests and the interests of the Other Oaktree Account diverge. Likewise, if an Other Oaktree Account controls or acts as the operating advisor to a special servicer with respect to an issuer in which we hold an investment, the Other Oaktree Account may direct the special servicer to take certain actions with respect to the investment that may not be in our best interests. In addition, it is possible that in a bankruptcy proceeding, foreclosure proceeding or other similar restructuring or workout that our interest may be adversely affected by virtue of such Other Oaktree Accounts’ involvement and actions relating to its investment (or vice versa).

Oaktree anticipates that Other Oaktree Accounts may make investments in entities or assets in which an Other Oaktree Account holds an investment in a different class of debt or equity. In such circumstances, Oaktree may have conflicting interests between its duties to each such Other Oaktree Account. Generally speaking, Oaktree expects that we will make investments that potentially conflict with the interests of an Other Oaktree Account only when, at the time of investment by us, Oaktree believes that (a) such investment is in our best interests and (b)(i) the possibility of actual adversity between us and the Other Oaktree Account is remote, (ii) either the potential investment by us or the investment of such Other Oaktree Account is not large enough to control any actions taken by the collective holders of securities of such company or asset, or (iii) in light of the particular circumstances, Oaktree believes that such investment is appropriate for us, notwithstanding the potential for conflict. In those circumstances where we and an Other Oaktree Account hold investments in different classes of a company’s debt or equity, Oaktree may also, to the fullest extent permitted by applicable law, take steps to reduce the potential for adversity between us and the Other Oaktree Account, including causing us to take certain actions that, in the absence of such conflict, we would not take, such as (A) remaining passive in a restructuring, foreclosure, refinancing or similar situations (including electing not to vote or voting pro rata with other security holders), (B) investing in the same or similar classes of securities as the Other Oaktree Account in order to align their interests, (C) divesting investments or (D) otherwise taking an action designed to reduce adversity. Any such step could have the effect of benefiting an Other Oaktree Account (or Oaktree) and therefore may not have been in the best interests of, and may have been adverse to, us. A similar standard generally will apply if any Other Oaktree Account makes an investment in a company or asset in which we hold an investment in a different class of such company’s debt or equity asset or securities.

In addition to the foregoing, we may provide financing to third parties that are purchasing real estate or real estate-related assets from one or more Other Oaktree Accounts. The consent of our independent directors will not be required for us to provide such financing.

Participation in Follow-On Investments of Other Oaktree Accounts

To the extent any Other Oaktree Accounts have existing real estate or real estate-related debt investments and are afforded follow-on investment opportunities relating to such existing investments which would also be appropriate for us, subject to the terms of the governing documents of such Other Oaktree Accounts and the general requirement that such follow-on investments be allocated to such Other Oaktree Accounts as described more fully under “—Allocations of Investment Opportunities,” in the event such Other Oaktree Accounts do not have sufficient available capital to make any such follow-on investments, we may be afforded an allocation of such follow-on investment in an amount equal to such shortfall, subject to the Investment Allocation Considerations.

Oaktree-Related Securitizations and Other Oaktree Activities

Subject to the requirements of our charter, the Company may invest in (a) collateralized loan obligations for which an Oaktree entity serves as collateral manager, (b) securitizations originated or sponsored by other Oaktree-managed or Oaktree-advised funds and accounts and (c) any other securitizations in which Oaktree or other Oaktree-managed or Oaktree-advised funds and accounts (collectively, including Oaktree, “Other Oaktree Accounts”) may be involved or hold interests (including any refinancings thereof and purchases on the secondary market) (clauses (a) through (c) collectively, “Oaktree-Related Securitizations”).

The Company may also invest in other securitizations and asset-backed securities of any kind (collectively with Oaktree-Related Securitizations, “Securitizations”).

The Company’s investments in Securitizations may be made alongside Other Oaktree Accounts. Other Oaktree Accounts may be sponsoring such Securitizations and retaining an interest in the equity and/or debt tranches thereof or participating separately as purchasers (like the Company) in such Securitizations. Oaktree may receive fees or other benefits as collateral manager, sponsor or other party in an Oaktree-Related Securitization or as manager or advisor of Other Oaktree Accounts participating in such Oaktree-Related Securitization.

The Company may invest in the same or different tranches of the same Securitization as Other Oaktree Accounts or otherwise at different levels of the capital structure. In such circumstances, the Company and Other Oaktree Accounts may have conflicting interests. Generally speaking, Oaktree expects that the Company will make investments that potentially conflict with the interests of an Other Oaktree Account only when, at the time of investment by the Company, Oaktree believes that (a) such investment is in the best interests of the Company and (b)(i) the possibility of actual adversity between the Company and the Other Oaktree Account is remote, or

(ii) in light of the particular circumstances, Oaktree believes that such investment is appropriate for the Company, notwithstanding the potential for conflict. Investments by the Company and Other Oaktree Accounts in the same or different tranches may be potentially adverse to each other’s interests. On any matter involving a conflict of interest, Oaktree shall be guided by its fiduciary duties to the Company under this Agreement as well as its fiduciary duties to the Other Oaktree Accounts, as applicable. Among other conflicts, Oaktree’s fiduciary duties to Other Oaktree Accounts may include conflicting fiduciary duties in its capacity as collateral manager or sponsor of an Oaktree-Related Securitization. In each case, Oaktree will seek to act for the Company in the Company’s best interest while acting for Other Oaktree Accounts in such Other Oaktree Accounts’ best interests, even where these respective best interests conflict. Oaktree will not consider the Company’s interests in taking any action for any Other Oaktree Account, nor will Oaktree consider any Other Oaktree Account’s interests in taking any action for the Company. An investment by the Company may be a minority investment and/or may be in a non-controlling tranche of interests. An Other Oaktree Account may control the tranche in which the Company invests or may hold interests in different tranche that controls decisions for the entire Securitization; in such case, decisions made for such Other Oaktree Account in such Other Oaktree Account’s best interest may be directly adverse to the Company’s best interest (including decisions that result in forced redemptions or refinancings, amendments to Securitization terms, rights to direct remedies and other actions or determinations). Accordingly, Oaktree may take action, give direction or vote on behalf of the Company in a manner that is consistent, different or opposite from the action, direction or vote it may take in connection with the investments in the same or different tranches of the same Securitization by Other Oaktree Accounts. Moreover, the same investment team, and potentially the same investment professional, may be responsible for directing competing votes on behalf of the Company and Other Oaktree Accounts.

The Company will generally be excluded from voting to remove and replace Oaktree entities as collateral manager, servicer or other parties in certain Oaktree-Related Securitizations. The Company may invest in Securitizations on different terms than Other Oaktree Accounts investing in the same Securitizations.

If, during any period in which any Company assets are held in an Oaktree-Managed CLO, the Company pays or bears any fee payable to Oaktree in respect of any such Oaktree-Managed CLO (an “Oaktree-Managed CLO Fee”), then, during such period either (a) such fee will reduce on a dollar-for-dollar basis the Management Fee (but not below zero) or (b) the management fee base shall be deemed to exclude the portion of management fee base attributable to such Oaktree-Managed CLO; provided that the choice between (a) and (b) shall be made in Oaktree’s sole discretion. Oaktree shall determine in its reasonable discretion whether any tranche(s) of any such Oaktree-Managed CLO held as part of the Company assets, and therefore the Company (through such investment), bears any such Oaktree-Managed CLO Fee. An “Oaktree-Managed CLO” is any collateralized loan obligation for which Oaktree serves as collateral manager. “Oaktree” means Oaktree Capital Management, L.P. or an affiliate thereof (excluding from affiliates for this purpose any Oaktree-managed or Oaktree-advised funds or accounts and all portfolio entities).

Oaktree may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities by virtue of Oaktree’s activities for Other Oaktree Accounts, and such restrictions may result in the Company being unable to take certain actions in its own best interest (which may include not being able to initiate a transaction that it otherwise might have initiated and not being able to sell an investment that it otherwise might have sold). Additionally, Oaktree may in some instances seek to avoid the receipt of material, non-public information about the issuers of loans and other investments (including from the issuer itself), and Oaktree’s decision not to receive such material, non-public information may disadvantage a Securitization vehicle in which the Company invests. The Company will be subject to these risks without receiving any benefit from the activities of Oaktree or Other Oaktree Accounts giving rise to these restrictions.

Separate Accounts

To accommodate the needs of one or more specific investors (or related group of investors), Oaktree or its affiliates have established, and may in the future establish, one or more Separate Accounts. Such Separate

Accounts may invest in certain securities or other investments eligible for purchase by us. For investments in real estate, such Separate Accounts may (a) participate in investments alongside us on a pro rata basis (subject to the Investment Allocation Considerations) or (b) be allocated available investment opportunities pursuant to a rotational system consistent with Oaktree’s Real Estate Income Strategy Rotation Policy, as amended by Oaktree from time to time. In the event that Oaktree determines that an investment opportunity allocated to us pursuant to the rotational system exceeds what should prudently be invested by us, Oaktree will determine, in its discretion and in good faith, which Other Oaktree Accounts, including any Separate Accounts, may participate in such investment along with, or instead of, us and the portion of such investment to be allocated thereto, to the extent applicable.

For investments in real estate-related securities, to the extent that investment opportunities fall within the common objectives and guidelines of us and any Separate Account, the allocation of such investments between us and any such Separate Account may be pro rata based on available capital; however, the Adviser may alternatively allocate such investments on another basis that the Adviser determines to be consistent with the Investment Allocation Considerations in its discretion and in good faith. See “—Allocations of Investment Opportunities.”

Predecessor Real Estate Funds and Accounts

Similar to us, REIF was formed to make investments in commercial real estate, primarily office, multifamily and industrial assets. Similar to us, we also launched a fund-of-one in May 2016 that will primarily invest in core-plus real estate and value-add real estate assets within the U.S. with an emphasis on income and long-term growth. Oaktree also has six opportunistic real estate funds and accounts, which were also organized with objectives that overlap with ours. Oaktree may in the future organize subsequent opportunistic funds and may manage accounts with objectives substantially similar to those of the Real Estate Opportunities Funds. The allocation of investments between us and the Real Estate Opportunities Funds and such other funds and accounts will generally be based on Oaktree’s reasonable assessment of the Investment Allocation Considerations.

In addition, the Real Estate Debt Funds were organized with objectives substantially similar to ours. Oaktree or its affiliates also currently manage any associated separate accounts, four accounts focused on real estate debt that follow an investment strategy and approach that is similar to or overlaps with our investment strategy and approach. The separate accounts are structured as evergreen vehicles without fixed investment periods and accordingly may reinvest the proceeds of existing investments or accept additional capital for investment at any time.

Subsequent Real Estate Funds

In addition to creating a number of Separate Accounts, Oaktree or its affiliates may organize subsequent funds with objectives substantially similar to ours. If a subsequent fund is created, the allocation of investments between it and us will be pursuant to the process described above, subject to any priority rights any such subsequent fund may be granted. See “—Allocations of Investment Opportunities.”

Other Oaktree Accounts and Other Oaktree-Managed Investment Strategies

Oaktree or its affiliates currently manage or may in the future manage a large number of Other Oaktree Accounts and other investment strategies. The Other Oaktree Accounts currently include the Real Estate Opportunities Funds, the Legacy CMBS Fund and (a) the “Distressed Debt Funds” and “Strategic Credit Funds,” which are organized to invest in debt or other obligations of distressed companies and other “stressed” companies, but which have the ability to make real estate-related investments; (b) the “Emerging Markets Opportunities Funds,” which are organized to invest opportunistically in stressed, distressed and other value-oriented investments in the emerging markets, which may include real estate-related investments; (c) the “Special Situations Funds,” which are organized primarily to obtain control or significant influence over companies that are believed to be undervalued, with a bias for investments which are distressed in nature, but which have the ability to make real estate-related investments; (d) the “European Principal Funds,” which are organized primarily to make control and significant influence investments outside the United States, primarily in the European region, but which have the ability to make real estate-related investments; (e) the “Asia Principal Fund,” which is organized primarily to make control and significant influence investments outside the United States, primarily in Asia and the Pacific region, but which has the ability to make real estate-related investments; (f) the “Power Opportunities Funds,” which are organized to make control and significant influence investments primarily in companies in the power industry and related areas that focus largely on providing equipment, software and services used in the marketing, distribution, transmission, trading or consumption of power and similar services; (g) the “Infrastructure Funds,” which are organized to make investments in infrastructure opportunities, focused primarily on the energy, transportation and environmental services sectors in North America, but which have the ability to make real estate-related investments; (h) the “Emerging Markets Equity Accounts,” which are organized to focus primarily on publicly traded securities in emerging markets worldwide and in developed markets in Asia and the Pacific region; (i) the “Mezzanine Funds,” which are organized to invest primarily in mezzanine debt and equity investments, as well as in second lien and senior secured bank loans; (j) the “Value Opportunities Fund,” which is organized primarily to invest in readily tradable distressed debt securities, distressed debt and other value-oriented investments, but which has the ability to make real estate-related investments; (k) the “Senior Loan Funds and Accounts,” which are organized to invest primarily in bank loans and other senior debt obligations of companies; (l) the “Enhanced Income Funds,” which are organized primarily to make investments in bank loans and other senior debt obligations of companies on a leveraged basis; (m) the “Middle Market Senior Loan Fund” which is organized to invest primarily in middle market senior loans on a leveraged basis; (n) the “European Private Debt Funds,” which are organized primarily to invest in current cash yield instruments in the European lending market; (o) the “Value Equity Fund,” which is organized to invest with a long bias on an unleveraged basis in a concentrated portfolio of stressed, post-reorganization and value equities in developed markets; (p) the “Global Credit Fund and Accounts,” which is organized to invest in a diversified portfolio of global investments across Oaktree’s liquid credit platform, including high yield bonds, senior loans, convertibles, real estate debt securities, structured credit and emerging markets debt; and (q) the “Special Lending BDCs,” which are business development companies organized primarily to invest in first and second lien loans, unsecured and mezzanine loans and preferred equity. Other investment strategies managed by Oaktree include high yield fixed income securities, convertible securities and high income convertible securities.

Because the investment focus of certain of the Other Oaktree Accounts and Oaktree’s other investment strategies may overlap with our investment focus, not all investment opportunities suitable for us will be allocated to us. In addition, there is no assurance that future developments will not create additional potential conflicts of interest. In the event that a situation arises in the future where our interests with respect to a particular investment conflict with the interests of one or more Other Oaktree Accounts or Oaktree-managed investment strategies, Oaktree will in good faith seek to manage such conflicts of interest in a manner consistent with the procedures described herein, subject to the terms of our charter.

In some cases, even if an Other Oaktree Account has investment objectives, programs or strategies that are similar to those of the Company, Oaktree may give advice or take action with respect to the investments held by, and transactions of, such Other Oaktree Account that may differ from the advice given or the timing or nature of any action taken with respect to the investments held by, and transactions of, the Company for a variety of reasons, including differences in fund structure, regulatory differences, or differences in the stage of life of the Other Oaktree Account.

Allocation of Personnel

The Adviser and its affiliates will devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, Oaktree personnel will work on matters related to Other Oaktree Accounts and other Oaktree managed strategies. Conflicts may arise in the allocation of personnel among us and such other funds and strategies.

Conflicts Relating to Acquisition by Brookfield Asset Management

On September 30, 2019, Brookfield completed the acquisition of up to 62% of the business of Oaktree Capital Group, LLC, an indirect controlling parent of Oaktree, which together with certain related transactions results in Brookfield owning a majority economic interest in Oaktree’s business. Brookfield is a leading global alternative asset manager with over $350 billion in assets under management. It is expected that both Brookfield and Oaktree will continue to operate their respective investment businesses largely independently, with each remaining under its current brand and led by its existing management and investment teams, and Brookfield and Oaktree managing their investment operations independently of each other pursuant to an information barrier. So long as the information barrier remains in place, Brookfield, the funds and accounts managed by Brookfield (collectively, “Brookfield Accounts”), and their respective portfolio companies will not be treated as “affiliates” of Oaktree or the Company for purposes of Oaktree’s identification and management of conflicts of interest (e.g., allocation of investment opportunities, transactions or services with the Company and/or Other Oaktree Accounts).

There is (and in the future will continue to be) overlap in investment strategies and investments pursued by Oaktree and Brookfield. Nevertheless, Oaktree does not expect to coordinate or consult with Brookfield with respect to investment activities and/or decisions. While this absence of coordination and consultation, and the information barrier described above, will in some respects serve to mitigate conflicts of interests between Oaktree and Brookfield, these same factors also will give rise to certain conflicts and risks in connection with Brookfield’s and Oaktree’s investment activities, and make it more difficult to mitigate, ameliorate or avoid such situations. For example, because neither Brookfield nor Oaktree are expected to coordinate or consult with the other about investment activities and/or decisions made by the other, and neither Brookfield nor Oaktree is expected to be subject to any internal approvals over its investment activities and decisions by any person who would have knowledge and/or decision-making control of the investment decisions of the other, it is expected that Brookfield will pursue investment opportunities for Brookfield Accounts which are suitable for the Company or Other Oaktree Accounts, but which are not made available to the Company or such Other Oaktree Accounts. Brookfield and the Company may also compete for the same investment opportunities. Such competition may adversely impact the purchase price of investments. Brookfield will have no obligation to, and generally will not, share investment opportunities that may be suitable for the Company with Oaktree, and Oaktree and the Company will have no rights with respect to any such opportunities. In addition, Brookfield will not be restricted from forming or establishing new Brookfield Accounts, such as additional funds or successor funds, some of which may directly compete with the Company for investment opportunities. Any such Brookfield fund or other Brookfield Account will be permitted to make investments of the type that are suitable for the Company without the consent of the Company or Oaktree. The Company and Brookfield Accounts may purchase or sell an investment from each other. Brookfield and Oaktree will seek to ensure that any such transaction is executed on an arm’s length basis and subject to approvals, if any, that may be required from a regulatory or other perspective. In addition, from time to time Brookfield Accounts are expected to hold an interest in an investment (or potential investment), or subsequently purchase (or sell) an interest in an investment. In such situations, Brookfield Accounts could benefit from the Company’s activities. Conversely, the Company could be adversely impacted by Brookfield’s activities. In addition, as a result of different investment objectives and views, it is expected that Brookfield will manage certain of its funds’ interests in a way that is different from the Company (including, for example, by investing in different portions of an issuer’s capital structure, short selling securities, voting securities in a different manner, and/or selling its interests at different times than the Company), which could adversely impact the Company’s interests. Brookfield and its affiliates are also expected to take positions, give advice and provide recommendations that are different, and potentially contrary to those which are taken by, given to or provided to the Company, and hold interests that potentially are adverse to those of the Company. The Company and any such Brookfield Account will have divergent interests, including the possibility that the interest of the Fund is subordinated to or otherwise adversely affected by virtue of such Brookfield Account’s involvement and actions related to the applicable investment, which could adversely impact the Company’s interests.

Brookfield and Oaktree are likely to be deemed to be affiliates for purposes of certain laws and regulations, notwithstanding their operational independence and information barrier. As such, Brookfield and Oaktree likely will need to aggregate certain investment holdings, including holdings of the Company, for certain securities law purposes (including securities law reporting, short-swing transactions and time or volume restrictions under Rule 144) and other regulatory purposes (including (i) public utility companies and public utility holding companies; (ii) bank holding companies; (iii) owners of broadcast licenses, airlines, railroads, water carriers and trucking concerns; (iv) casinos and gaming businesses; and (v) public service companies (such as those providing gas, electric or telephone services)). Consequently, Brookfield’s activities could result in earlier disclosure of the Company’s investments and restrictions on transactions by the Company, affect the prices of the Company’s investments or the ability of the Company to dispose of its investments, subject the Company to penalties or other regulatory remedy (including disgorgement of profits), or otherwise create conflicts of interests for the Company. In conducting any of the activities described herein, Brookfield will be acting for its own account or on behalf of Brookfield Accounts and act in its or their own interest, without regard to the interests of the Company.

The potential conflicts of interest described herein may be magnified as a result of the lack of information sharing and coordination between Brookfield and Oaktree. The Company’s investment team is not expected to be aware of, and will not have the ability to manage, such conflicts. This will be the case even if it is aware of Brookfield’s investment activities through public information.

Brookfield and Oaktree may decide at any time to remove or modify the information barrier between Brookfield and Oaktree. In the event that the information barrier is removed or modified, it would be expected that Brookfield and Oaktree will adopt certain protocols designed to address potential conflicts and other considerations relating to the management of their investment activities in a different framework.

Breaches (including inadvertent breaches) of the information barrier and related internal controls by Brookfield and/or Oaktree could result in significant consequences to Oaktree (and Brookfield) as well as have a significant adverse impact on the Company, including (among others) potential regulatory investigations and claims for securities laws violations in connection with the Company’s investment activities. These events could have adverse effects on Oaktree’s reputation, result in the imposition of regulatory or financial sanctions, negatively impact Oaktree’s ability to provide investment management services to the Company, and result in negative financial impact to the Company’s investments.

Brookfield will not have any obligation or other duty to make available for the benefit of the Company any information regarding the activities, strategies or views of Brookfield or any Brookfield Accounts. Furthermore, to the extent that the information barrier is removed or otherwise ineffective and Oaktree has the ability to access analysis, models and/or information developed by Brookfield and its personnel, Oaktree will not be under any obligation or other duty to access such information or effect transactions on behalf of the Company or any Other Oaktree Account in accordance with such analysis and models, and in fact may be restricted by securities laws from doing so. The Company may make investment decisions that differ from those it would have made if Oaktree had pursued such information, which may be disadvantageous to the Company.

Brookfield or an affiliate thereof may be retained by Oaktree to provide a variety of different non-investment management services to the Company or its portfolio companies that would otherwise be provided by an independent third-party. Such persons may provide such services at different rates than those charged to the Company or its affiliates than it will charge to the Brookfield funds. While Oaktree will determine in good faith what rates and expenses it believes are acceptable for the services being provided to the Company, there can be no assurances that the rates and expenses charged to the Company will not be greater than those that would be charged in alternative circumstances. In addition, Oaktree may be retained by Brookfield or a portfolio company thereof to perform services that it also provides to the Company. The rates charged by Oaktree for such services to Brookfield are expected to be different than those charged to the Company, and the rates charged to Brookfield may be less than the rates charged to the Company.

Each investor acknowledges that these conflicts do not purport to be a complete list or explanation of all actual or potential conflicts that may arise as a result of the Oaktree acquisition by Brookfield, and additional conflicts not yet known by Brookfield or Oaktree may arise in the future and that conflicts will not necessarily be resolved in favor of the Company’s interests. Because of the extensive scope of both Brookfield’s and Oaktree’s activities and the complexities involved in combining certain aspects of existing businesses, the policies and procedures to identify and resolve such conflicts of interest will continue to be developed over time.

Conflicts with Portfolio Companies of Oaktree and Other Oaktree Accounts

Timbers Holdings, LLC. Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”), owns a 75% equity interest in Timbers Holdings, LLC (“Timbers”), a developer, operator and manager of luxury private resorts and residence clubs. Timbers acts as sales and marketing agent for a private residence club owned by Oaktree Real Estate Opportunities Fund V, L.P. (“ROF V”), an arrangement that existed prior to ROF VI’s investment in Timbers) and has been engaged to act as development manager for a property owned by ROF VI. Oaktree expects that Timbers may be engaged to provide services to one or more of our portfolio investments. While the payment of fees to a portfolio company of an Other Oaktree Account may give rise to potential conflicts of interest, Oaktree intends to address any such conflicts by requiring that only Timbers’ management be involved in negotiating fees with Oaktree-managed funds. Any fee arrangements with Timbers are expected to be comparable to fees that could be obtained in an arm’s-length transaction with a third party. Oaktree anticipates that third-party clients will constitute a substantial majority of Timbers’ business.

Victoria Asset Management (formerly known as Sabal Financial Europe, LLC). The Real Estate group uses the services of Victoria Asset Management (“VicAsset”), an affiliate of Oaktree, in connection with the underwriting, servicing and asset management of small-balance commercial loan portfolios and foreclosed real estate assets. VicAsset is an international diversified financial services firm specializing in the valuation, management and servicing of commercial real estate and commercial and residential acquisition, development and construction loans and mortgages, as well as in providing assistance with bid submissions and other aspects of the acquisition process for such loans and mortgages. VicAsset provides credit advisory services and loan portfolio management and performance assessments for investment and commercial banks, including capital assessment based upon portfolio and ALLL (Allowance for Loan and Lease Loss) analysis. VicAsset and a related entity in which VicAsset holds a minority investment, and with which it shares certain management and other personnel, also have lending operations for small- to mid-size real estate loans that are generally commercial in nature, including residential developer loans. Oaktree Investment Holdings, L.P., an affiliate of Oaktree, owns a majority interest in VicAsset.

VicAsset provides services to portfolios of commercial non-performing loans and real estate owned properties owned by certain Other Oaktree Accounts, including ROF V, ROF VI, Oaktree Real Estate Opportunities Fund VII, L.P. (“ROF VII”) and Oaktree Remington Investment Fund, L.P. (the “Remington Account”), and oversees loan origination platforms for one or more of such Other Oaktree Accounts. VicAsset also provides loan servicing for certain investments made by the Real Estate Debt Funds and any associated separate accounts and may provide similar services to us. We may also engage VicAsset as a special servicer in connection with non-performing loans or foreclosures. Oaktree believes that its investment in VicAsset puts us and the Other Oaktree Accounts in an attractive position with respect to these portfolios and platforms by allowing them to offer an integrated team of capital and asset managers who can underwrite, fund and service the portfolios, as well as source attractive lending opportunities, often with significant flexibility to tailor the transaction to the needs of the seller or the borrower. Nevertheless, Oaktree’s ownership of VicAsset presents certain potential conflicts of interest.

First, since we and the Other Oaktree Accounts will be paying VicAsset for its services, Oaktree, as an owner of VicAsset, will share in any profit. This potential profit has been minimized by having only fees run through VicAsset, with any performance fee paid directly to VicAsset employees through entities in which Oaktree does not have an economic interest. Oaktree has ensured it does not benefit at the expense of us and the Other Oaktree

Accounts that use VicAsset’s services by agreeing to rebate (through an offset to its management fee or, if necessary, the carried interest distributions) Oaktree’s share of any net income of VicAsset attributable to any fees paid by us and the Other Oaktree Accounts to the extent that such net income is received by Oaktree (as determined by the relevant advisor or general partner in good faith). Second, VicAsset provides services to third parties and may engage in its own real estate investment activities, including origination of real estate loans through certain VicAsset affiliates. Such investments are generally expected not to be appropriate for us, but in certain cases could be appropriate for us. Any investment activity by VicAsset or its affiliates in debt opportunities that could be appropriate for us would be conducted independently of Oaktree, and Oaktree’s Real Estate group will not refer lending opportunities to VicAsset that are appropriate for us. However, Oaktree will benefit from the profits generated by any third-party business and may also provide the capital used by VicAsset to make investments (thereby realizing any returns on any such investment). Finally, Oaktree may benefit from a sale of its equity interests in VicAsset, if and when that were to occur.

Minority Investments in Asset Management Firms. Oaktree and Other Oaktree Funds and their related parties may make minority investments in alternative asset management firms. Other Oaktree Funds and their portfolio entities may engage in transactions, including with respect to purchase and sale of investments, with these asset management firms and their sponsored funds and portfolio companies. The Oaktree related party with an interest in the asset management firm may be entitled to a share of incentive compensation and net fee income or revenue generated from the various activities of the third-party asset management firm, or a subset of such activities such as transactions with a Oaktree related party. In addition, while such minority investments are generally structured so that Oaktree does not “control” such third-party asset management firms, Oaktree may nonetheless be afforded certain governance rights in relation to such investments, such as negative control rights and anti-dilution protection, as well as certain reporting and consultation rights that afford Oaktree the ability to influence the firm. In addition, Oaktree could in certain cases have control rights. Nonetheless, such third-party asset managers will not be deemed “affiliates” of Oaktree, and transactions and other commercial arrangements between such third-party asset managers and Other Oaktree Funds and their portfolio companies are not subject to approval by our board of directors. There can be no assurance that the terms of these transactions between parties related to Oaktree, on the one hand, and Other Oaktree Funds and their portfolio companies, on the other hand, will be at arm’s length or that Oaktree will not receive a benefit from such transactions, which can be expected to incentivize Oaktree to cause these transactions to occur.

Conflicts Relating to Expenses

Industry Specialists. Oaktree or the Company may from time to time retain consultants, senior advisors or operating partners to provide assistance with deal sourcing, industry insight or due diligence, offer financial and structuring advice and perform other services for us, Other Oaktree Accounts or their respective portfolio companies (“Industry Specialists”), including services that may be similar in nature to those provided by the portfolio management team. Such services may be provided to Oaktree, the Company, or Other Oaktree Funds on an exclusive basis. Oaktree may make collective arrangements between an Industry Specialist and one or more of Oaktree and the Company whereby we compensate such Industry Specialist for his, her or its services to such party. Our share of any retainer fees, success fees, promotes, profit sharing or other fees paid to Industry Specialists (“Industry Specialist Fees”) will be borne by us (whether paid by us directly, by an issuer or by Oaktree and subsequently reimbursed by us). While such Industry Specialist Fees are believed by Oaktree to be reasonable and generally at market rates for the relevant services provided, exclusive arrangements or other factors may result in Industry Specialist Fees not always being comparable to costs, fees and expenses charged by other third parties. In addition to Industry Specialist Fees, we will also generally bear our share of any travel costs or other out-of-pocket expenses incurred by Industry Specialists in connection with the provision of their services. Accounting, network, communications, administration and other support benefits, including office space, may be provided by Oaktree or the Company to Industry Specialists without charge. Fees or other payments or benefits received by Industry Specialists in connection with their services, including any amounts paid in connection with particular transactions or investments, will not be considered Deal Fees (as defined below) and consequently will not reduce the management fee paid by us.

Industry Specialists may be granted the right to participate alongside us in transactions that they source or for which they provide advice. Such co-investment rights may result in us investing less capital than we otherwise would have in such transactions. In addition, such Industry Specialists may invest directly in us as stockholders.

Industry Specialists may also serve on the boards of portfolio companies or as employees or consultants in an operations capacity. Any directors’ fees, salaries, consultant fees, other cash compensation, stock options or other forms of equity or other compensation received by Industry Specialists in such capacities will be borne by the portfolio companies, will not be considered Deal Fees and consequently will not reduce the management fee paid by us.

With respect to former Oaktree employees who become Industry Specialists, the fees and expenses associated with retaining such Industry Specialists will be considered a company expense only if the former employee is permanently terminating their employment with Oaktree. Services provided by these Industry Specialists may include, without limitation, providing services directly to an individual portfolio company, whether as an employee or service provider of such portfolio company, and will otherwise conform to the description of the role of Industry Specialists above.

Bellwether Asset Management, Inc. Oaktree has retained Bellwether, a privately held real estate services provider, as a consultant to certain Other Oaktree Accounts (including REIF, the Real Estate Opportunities Funds, the Real Estate Debt Funds and any associated separate accounts) and will retain Bellwether as an outside service provider to us and/or our investments. Services performed by Bellwether include assisting with property management (including development projects), gathering data from operating partners at the real estate properties owned by Oaktree-managed funds and accounts, analyzing and sorting data from servicers and borrowers, synthesizing data into standardized management reports and analysis tools used by Oaktree to streamline financial and operational reporting, monitoring covenant compliance by borrowers, market surveillance, underwriting investment and disposition opportunities, modeling projected cash flows and associated investment returns, providing foundational data for valuations along with other valuation services, reviewing draw requests from borrowers, performing property-level accounting services along with other support services.

Oaktree believes there is significant value in having an objective third party such as Bellwether provide these services instead of relying on operating partners or borrowers to report directly to Oaktree. Using Bellwether to manage the reporting process also helps ensure that management reports present data in an organized manner for all portfolio investments, allowing the Adviser to have better information with which to monitor our portfolio. Such reporting would be difficult (and likely more expensive) for many of operating partners or borrowers to prepare on their own.

Oaktree and Bellwether may from time to time agree to expand or reduce the scope of services that Bellwether provides to us or to Other Oaktree Accounts.

While neither Oaktree nor the Adviser are owners of or investors in Bellwether or are employers of Bellwether’s employees, Bellwether may provide asset management services to Oaktree-managed funds and accounts on an exclusive basis or nearly on an exclusive basis. While Oaktree’s arrangement with Bellwether is no longer exclusive, Oaktree-managed funds and accounts remain Bellwether’s primary source of business; if other clients were to stop doing business with Bellwether, the arrangement could revert to an exclusive one again in the future. The costs, fees and expenses relating to the services provided by Bellwether are borne by the funds and accounts to which such services are provided. Any costs, fees and expenses allocated to us will be treated as an expense borne by us (whether paid by us directly, by a portfolio company or by the Adviser or Oaktree and subsequently reimbursed by us). While such costs, fees and expenses are believed by the Adviser to be reasonable and generally at market rates for the relevant services provided, the arrangement with Bellwether may result in such costs, fees and expenses not always being comparable to those charged for such services by other third parties. Oaktree and the Adviser believe the largely exclusive arrangement with Bellwether will benefit our investors by improving the quality of reporting that Oaktree receives on our investments.

Amounts paid to Bellwether or its employees in connection with their services to Oaktree-managed funds and accounts, including any amounts paid in connection with particular transactions or investments, will not be considered Deal Fees and consequently will not reduce the management fee paid by us. Our overall share of costs, fees and expenses related to Bellwether’s engagement will vary based on the particular scope of services provided to us by Bellwether. We may also enter into similar loan sourcing arrangements with consultants who are not employees of Bellwether.

Other Service Providers. Services that Oaktree has historically performed in-house for Other Oaktree Accounts may for certain reasons, including efficiency considerations, be outsourced in whole or in part to third parties in the discretion of Oaktree or the Adviser in connection with our operation. Such outsourced services may include, without limitation, asset management, accounting, tax, compliance, trade settlement, information technology or legal services. Outsourcing may not occur uniformly for all Oaktree-managed funds and accounts and, accordingly, certain costs may be incurred by us through the use of third-party service providers that are not incurred for comparable services used by Other Oaktree Accounts. The decision by Oaktree to initially perform particular services in-house for us will not preclude a later decision to outsource such services, or any additional services, in whole or in part to third parties. In addition, certain internal service providers (such as internal accountants) may “shadow” or otherwise review the reports or other services provided by such third parties. The costs, fees or expenses of any such third-party service providers will be treated as company expenses borne by us.

Moreover, certain advisors and other service providers (including, without limitation, accountants, administrators, lenders, bankers, brokers, attorneys, consultants, investment or commercial banking firms, developers or property managers and certain other advisors and agents) to us, Oaktree and/or certain entities in which we have an investment, or affiliates of such advisors or service providers, may also provide goods or services to or have business, personal, political, financial or other relationships with Oaktree, its affiliates, Other Oaktree Accounts or their portfolio companies. Such advisors or service providers (or their employees) may be investors in us or Other Oaktree Accounts, Oaktree and/or their respective affiliates, sources of investment opportunities, co-investors or commercial counterparties or entities in which Oaktree and/or Other Oaktree Accounts have an investment, and payments by us and/or such portfolio companies may indirectly benefit Oaktree and/or such Other Oaktree Accounts. Additionally, certain Oaktree employees may have family members or relatives employed by advisors and service providers. These service providers and their affiliates may contract or enter into any custodial, financial, banking, advising or brokerage, placement agency or other arrangement or transaction with us, the Adviser, Oaktree or any investor in us or any portfolio company in which we have made an investment. These relationships may influence the Adviser or Oaktree in deciding whether to select or recommend such a service provider to perform services for us or a portfolio company (the cost of which will generally be borne directly or indirectly by us).

Advisors and service providers often charge different rates or have different arrangements for specific types of services. For example, the fee for a particular type of service may vary based on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by us are different from those used by Oaktree, Other Oaktree Accounts, their portfolio companies or their respective affiliates, any of the foregoing may pay different amounts or rates than those paid by us with respect to any particular advisor or service provider.

Management Fee Offset. Oaktree generally offsets 100% of any transaction fees, directors’ fees, break-up fees or other similar fees received by the Adviser, Oaktree or their affiliates (excluding us) in connection with our investments, net of any related company expenses paid by the Adviser or Oaktree (“Deal Fees”) against the management fee payable to the Adviser and, to the extent necessary to absorb any excess Deal Fees, the incentive fee otherwise payable to the Adviser. Deal Fees include fees and income paid by portfolio companies to Oaktree or its employees (other than certain ordinary course stock option grants). For example, we may establish arrangements in which portfolio companies pay transaction fees or monitoring fees to Oaktree, including monitoring arrangements that include acceleration of such fees or early termination payments equal to the monitoring fees that would have been earned had the monitoring arrangement continued. In addition, Oaktree employees may be seconded temporarily to certain portfolio companies on either a full-time or a part-time basis to provide services to such portfolio companies. Those companies may pay such Oaktree employees directors’ fees, salaries, consultant fees, other cash compensation, stock options or other compensation. Oaktree may also advance compensation to seconded employees and be subsequently reimbursed by the applicable portfolio companies. Even if not so advanced, any compensation customarily paid directly by Oaktree to such employees will typically be reduced to reflect amounts paid directly by the portfolio company. As described above, any amounts paid to seconded employees by a portfolio company will be fully offset first against the management fee otherwise payable to the Adviser and, to the extent necessary to absorb any excess amounts, the incentive fee (if any) otherwise payable to the Adviser. While there may be timing differences between when Oaktree receives such fees and income and when such amounts are applied as offsets against the management fee or the incentive fee, Oaktree or its affiliates would receive the benefit of such fees or income only in the event that the total amount of such fees and income exceeded the total amount of management fees and incentive fee otherwise payable by us.

Other Conflicts

Further conflicts could arise once we and Oaktree or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Oaktree Account, our interests and the interests of such Other Oaktree Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Adviser to recommend actions in our best interests might be impaired.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Following the end of each full calendar month, our NAV for each class of shares will be based on the net asset values of our investments (including real estate-related debt and real estate-related securities), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, and will also include the deduction of any stockholder servicing fees specifically applicable to such class of shares, in all cases as described below.

General

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor will review our valuation guidelines and methodologies related to investments in real property with the Adviser and our board of directors at least annually. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. Because the fair value calculations of our real estate properties will involve significant professional judgment in the application of both observable and unobservable inputs, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other public REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Our Independent Valuation Advisor

With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc. to serve as our independent valuation advisor. At the end of each month, our independent valuation advisor will prepare update appraisals for each of our properties other than those for which we obtained third-party annual appraisals for such month, and review annual appraisals, prepared by another third-party appraisal firm, of our properties. The independent valuation advisor also will prepare monthly appraisals of our real estate-related debt investments and property-level debt liabilities. When identified by the Adviser, individual property appraisals will be updated for events that materially impact our gross asset value; however, there may be a lag in time between the occurrence of such event(s) and the determination of the impact on our gross asset value. The Adviser, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows. While our independent valuation advisor performs an important role with respect to our property valuations, our independent valuation advisor is not responsible for, and does not calculate, our NAV. The Adviser is ultimately responsible for the determination of our NAV.

Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines. Our board of directors will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by State Street, and such calculation will be reviewed and confirmed by the Adviser.

We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its reports on a quarterly basis. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor is not based on the estimated values of our properties.

Our independent valuation advisor and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal review, valuation management and real estate valuation advisory services to Oaktree and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Our independent valuation advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Oaktree and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor or the applicable appraiser as certified in the applicable appraisal report.

Valuation of Investments

Consolidated Properties

For the purposes of calculating our monthly NAV, our properties initially will be valued at cost, which we expect to represent fair value at that time. We expect to receive an appraisal performed by an independent third-party appraisal firm prior to acquisition.

Each property will then be appraised monthly by our independent valuation advisor and annually by a third-party appraiser thereafter. Annual appraisals completed by the independent third-party appraisal firm will be conducted on a rotating basis with approximately one quarter of our properties being appraised each quarter. Each month thereafter our independent valuation advisor will appraise our properties that are not being appraised by an independent third-party appraisal firm. Such appraisals will be based on the then most recent appraisals provided by either our independent valuation advisor or an independent third-party appraisal firm, current market data and other relevant information. Although monthly update appraisals of each of our real properties will be determined by our independent valuation advisor, such appraisals are based on asset and portfolio level information provided by the Adviser, including historical operating revenues and expenses of the properties, lease agreements on the properties, budgeted revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information will be reviewed and professional skepticism applied as to its reasonableness but will not be independently verified by our independent valuation advisor. Properties purchased as a portfolio may be appraised as a single asset and will exclude any portfolio discounts or premiums. Each third-party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice and reviewed by the independent valuation advisor for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated fair value of the property. Each third-party appraisal must be reviewed, approved and signed by an individual with the professional MAI designation of the Appraisal Institute. Each appraisal performed by the independent valuation advisor is performed in accordance with the Uniform Standards of Professional

Appraisal Practice and reviewed by the Adviser. Upon conclusion of the appraisal performed by the independent valuation advisor, the independent valuation advisor prepares a written report with an estimated fair value of the property. Each appraisal prepared by the independent valuation advisor must be reviewed, approved and signed by an individual with the professional MAI designation of the Appraisal Institute. All property appraisals shall reflect the current fair value of our interest in each property consistent with the funds accounting policy (i.e. unit of account). We believe our policy of obtaining annual appraisals by independent third parties as well as having our independent valuation advisor prepare updated appraisals at the end of each month will meaningfully enhance the accuracy of our NAV calculation. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation guidelines and will not be considered in our NAV calculation until our independent valuation advisor has reviewed and confirmed the reasonableness of such appraisal.

The Adviser will monitor our properties for events that the Adviser believes may be expected to have a material impact on the most recent estimated values of such property and will notify our independent valuation advisor of such events. If, in the opinion of the Adviser, an event becomes known to the Adviser (including through communication with the independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected properties, the independent valuation advisor will be requested to produce an update appraisal of such properties. State Street will then incorporate the updated appraisal into our NAV, which will then be reviewed and confirmed by the Adviser.

For example, an appraisal update may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property that may cause the value of a wholly-owned property to change materially. An appraisal update may also be appropriate to reflect the occurrence of broader market-driven events identified by the Adviser or our independent valuation advisor which may impact more than a specific property, such as a significant capital market event. Any such appraisal updates will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. If deemed appropriate by the Adviser or our independent valuation advisor, any necessary appraisal updates will be determined as soon as practicable. An appraisal received during the year for one property may also trigger an appraisal update for another property.

In general, we expect that any updates to appraised values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Adviser. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the discounted cash flow methodology (income approach) as the primary methodology to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed market supported discount and terminal cap rate. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization and discount rate, and projections of future rent and expenses based on appropriate market evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and cost approaches. Under the sales comparison approach, the independent third-party appraiser or independent valuation advisor, as applicable, develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The cost approach is based on the understanding that market participants relate value to cost. The value of a property is derived by adding the estimated land value to the current cost of constructing a replacement for the improvements and then subtracting the amount of depreciation in the structures from all causes. Because appraisals performed by third-parties and the independent valuation advisor and any subsequent updates to the valuation of our properties made by the Adviser involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.

In conducting their investigations and analyses, our independent valuation advisor and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) budgeted revenues and expenses of the property; (iv) information regarding recent or planned capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent appraisers may review and apply professional skepticism to information supplied or otherwise made available by the Adviser for reasonableness and will confirm such reasonableness of the Adviser’s valuation, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. The independent appraisers will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties, real estate-related debt investments and property level debt. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent appraisers, our independent appraisers will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Adviser, and will rely upon the Adviser to advise our independent appraisers promptly if any information previously provided becomes inaccurate or was required to be updated during the period of review.

The appraisals and other estimates of value provided by the independent appraisers will be submitted to the Adviser based on general economic, social and political factors in existence at the time that the appraisal or estimate is delivered. As required under our valuation guidelines, the Adviser will review the appraisals and/or estimates submitted by our independent appraisers in the event of a material change in general economic, political or social factors, and will take such steps to obtain updated or revised appraisals and estimates as are appropriate under the circumstances. Any such updated or revised appraisals or estimates may have an impact on our NAV.

In performing their analyses, the Adviser, our independent valuation advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and our control, as well as certain factual matters. For example, our independent valuation advisor and other independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective reports that qualify the conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Pursuant to our valuation services agreement with our independent valuation advisor, each individual appraisal report for our assets will be addressed solely to us to assist the Adviser in calculating our NAV. The appraisal reports relating to our properties will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing appraisal reports, independent third-party appraisal firms and our independent valuation advisor will not, and will not be requested to, solicit third-party indications of interest for our common stock or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.

Unconsolidated Properties Held Through Joint Ventures

Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined in a manner consistent with the guidelines describe above for consolidated properties and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by the Adviser using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment. Our independent valuation advisor will not be responsible for the calculation of our joint venture NAV.

Real Estate-Related Debt Investments and Real Estate-Related Securities

Our investments in private real estate loans and real estate related securities will initially be valued at cost. Thereafter real estate related securities will be valued monthly by the Adviser using quotations from third party pricing vendors. The independent valuation advisor will prepare monthly appraisals of our real estate related debt investments. Market quotations may be obtained from third-party pricing service providers or broker-dealers. When reliable market quotations for such assets are available, the Adviser will seek to obtain at least two quotations from primary and secondary pricing services for the subject or similar securities. Should the primary and secondary pricing services be available and substantially agree, the quotation from the primary pricing service will generally be used. Where two pricing services are not available, or they do not represent fair value, a broker quote may be obtained and used to value the asset. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. Pursuant to the valuation guidelines adopted by our board of directors, if market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the independent valuation advisor each calendar quarter and the Adviser for other months. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations). Our board of directors has delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of our real estate-related debt investments and real estate-related securities and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events. The valuation of our real estate-related securities prepared by the Adviser will not be reviewed or appraised by our independent valuation advisor.

Liabilities

We will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Adviser and the Dealer Manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to stockholder servicing fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class. Our debt will typically be valued at fair value in accordance with GAAP. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser through July 6, 2022 will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs.

The independent valuation advisor will prepare monthly appraisals for our property-level debt liabilities that will be used by us in calculating our NAV. The Adviser’s valuation of other liabilities, including any third-party incentive fee payments or deal terms and structure will not be reviewed or appraised by the independent valuation advisor.

NAV and NAV Per Share Calculation

We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. We are also offering Class C shares pursuant to a private offering. Our NAV will be calculated for each of these classes by State Street. Our board of directors, including a majority of our independent directors, may replace State Street with another party, including our Adviser, if it is deemed appropriate to do so. The Adviser is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by State Street.

Each class of our common stock will have an undivided interest in our assets and liabilities, other than class-specific stockholder servicing fees. In accordance with the valuation guidelines, State Street will calculate our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties, (2) our real estate-related investments for which third-party market quotes are available, (3) our other real estate-related investments, if any, and (4) our other assets and liabilities. Because stockholder servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ.

At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) will be allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation will be available generally within 15 days after the end of the applicable month. Changes in our monthly NAV will include, without limitation, accruals of our net portfolio income, interest expense, the management fee, the performance fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV will also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through July 6, 2022 (which date reflects the Adviser’s agreement to extend the period during which it will advance such expenses from the previously agreed date of December 6, 2020). We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following July 6, 2022. We will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred after July 6, 2022. Our organization and offering expenses may include the organization and offering expenses of feeder vehicles primarily created to hold our shares. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser through July 6, 2022 will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, State Street will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific stockholder servicing fees. For each applicable class of shares, the stockholder servicing fee will be calculated as a percentage of the aggregate NAV for such class of shares. Please see the hypothetical calculation in the paragraph below for an example of how the stockholder servicing fee will affect the calculation of NAV of each applicable class of shares each month. The declaration of distributions will reduce the NAV for each class of our common stock in an amount equal to the accrual of our liability to pay any such distribution to our stockholders of record of each class. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

A hypothetical calculation illustrating the various components that are likely to impact our NAV on any given month is below. For purposes of this illustration, we assume that the calculation occurs on a hypothetical month during a year of our operations that does not include any payment or accrual of distributions on our shares or any operating expenses other than the management fee and the performance fee. As described above and in the footnote to the table below, each class of shares will have a different NAV per share because stockholder servicing fees will differ with respect to each class. Net portfolio income and unrealized/realized gains on assets and liabilities for any month is allocated proportionately among the share classes according to the NAV of the classes at the beginning of the month. The stockholder servicing fee for each applicable class of shares will be calculated by multiplying the monthly stockholder servicing fee rate (1/12th of the total annual stockholder servicing fee rate for each applicable class of shares) by the aggregate NAV of such class of shares for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities, management fee and performance fee expense. All amounts shown in the hypothetical calculation below are for illustrative purposes only, are not indicative of our current or projected financial condition or performance and actual results could be materially different.

		Class T NAV	Class S NAV	Class D NAV	Class C NAV	Class I NAV	Total NAV
A	Beginning NAV Before New Purchases for Hypothetical Month	$37,500,000	$37,500,000	$37,500,000	$37,500,000	$37,500,000	$187,500,000
B	Share Purchases(1)	—	—	—	—	—	—
C	Beginning NAV After New Purchases for Hypothetical Month	37,500,000	37,500,000	37,500,000	37,500,000	37,500,000	187,500,000
D	Net Portfolio Income (Loss) (Before Fees)	196,875	196,875	196,875	196,875	196,875	984,375
E	Unrealized/Realized Gains (Losses) on Assets and Liabilities	84,375	84,375	84,375	84,375	84,375	421,875
F	Management Fee (1/12th of 1.00% multiplied by the sum of C + D + E)	(31,484)	(31,484)	(31,484)	(31,484)	(31,484)	(157,420)
G	Performance Fee (accrued equal to 12.5% of the sum of D + E + F because Total Return exceeds the Hurdle Amount by enough for full Catch-Up)	(31,221)	(31,221)	(31,221)	(31,221)	(31,221)	(156,105)
H	Stockholder Servicing Fee (1/12th of annual stockholder servicing fee rate; multiplied by the sum of C through G)	(26,717)	(26,717)	(7,858)	—	—	(61,293)
I	NAV Before Share Repurchases (Sum of C through H)	37,691,828	37,691,828	37,710,687	37,718,545	37,718,545	188,531,432
J	Share Repurchases(1)	—	—	—	—	—	—
K	Ending NAV for Hypothetical Month (Sum of I + J)	$37,691,828	$37,691,828	$37,710,687	$37,718,545	$37,718,545	$188,531,432

(1)

Monthly sales and repurchases of shares at the transaction price (which is generally equal to the prior month’s NAV) will increase or decrease our NAV per share depending on whether sales and repurchases of shares are made at an amount greater than or less than that month’s NAV per share and whether sales are greater than or less than repurchases.

The combination of the Class T NAV, Class S NAV, Class D NAV, Class C NAV and Class I NAV will equal the aggregate net asset value of our assets, less our liabilities, including liabilities related to class-specific stockholder servicing fees.

Relationship between NAV and Our Transaction Price

Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.

In addition, we may, but are not obligated to, offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. See “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments” for examples of valuation adjustment events that may cause a material change to our NAV per share.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimates of fair value for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the fair value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our common stock, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Risk Factors—Valuations and appraisals of our properties and real estate-related debt investments are estimates of fair value and may not necessarily correspond to realizable value,” “—Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “—It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•

a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	shares of our common stock would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

•	the NAV per share would equate to a market price of an open-ended real estate fund.

March 31, 2021 NAV Per Share

Our total NAV presented in the following tables includes the NAV of our Class S, Class T, Class D, and Class I common stockholders. The following table provides a breakdown of the major components of our total NAV as of March 31, 2021:

Components of NAV	March 31, 2021
Investments in real properties	$354,292,838
Investments in real estate-related securities	86,312,240
Cash and cash equivalents	27,382,618
Restricted cash	3,740,400
Other assets	5,383,045
Debt obligations	(226,259,025)
Accrued performance fee(1)	(2,989,605)
Accrued stockholder servicing fees(2)	(107,295)
Management fee payable	(370,937)
Dividend payable	(802,614)
Subscriptions received in advance	—
Other liabilities	(14,465,915)
Non-controlling interests in joint ventures	(12,071,896)

Net asset value	$220,043,854

Number of shares outstanding	20,662,400

(1)	Includes accrued performance fee that became payable to the Adviser on December 31, 2019 and December 31, 2020.
(2)

Stockholder servicing fees only apply to Class S, Class T and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers.

The following table provides a breakdown of our total NAV and NAV per share by share class as of March 31, 2021:

NAV Per Share	Class S Shares	Class I Shares	Class C Shares	Class T Shares	Class D Shares	Total
Net asset value	$152,188,623	$67,063,168	$792,063	$—	$—	$220,043,854
Number of Shares Outstanding	14,338,773	6,249,667	73,960	—	—	20,662,400

NAV per share as of March 31, 2021	$10.6138	$10.7307	$10.7093	$—	$—

As of March 31, 2021, we had not sold any Class T shares or Class D shares.

The following table presents our monthly NAV per share for each of the five classes of shares beginning from when we broke escrow for this offering:

Date	Class S	Class I	Class C	Class T	Class D
December 6, 2019	10.0458	10.0458	—	10.0458	10.0458
December 31, 2019	10.0686	10.0687	—	10.0687	10.0687
January 31, 2020	10.2171	10.2204	—	10.2204	10.2204
February 29, 2020	10.2187	10.2347	—	10.2347	10.2347
March 31, 2020	10.3008	10.3170	—	10.3170	10.3170
April 30, 2020	10.1559	10.1873	—	10.1873	10.1873
May 31, 2020	10.2782	10.3009	—	10.3009	10.3009
June 30, 2020	10.2789	10.3121	—	10.3121	10.3121
July 31, 2020	10.3257	10.3643	—	10.3643	10.3643
August 31, 2020	10.2991	10.3503	—	10.3503	10.3503
September 30, 2020	10.3603	10.4261	—	10.4261	10.4261
October 31, 2020	10.3658	10.4444	—	10.4444	10.4444
November 30, 2020	10.4433	10.5409	—	10.5409	10.5409
December 31, 2020	10.4993	10.6190	—	10.6190	10.6190
January 31, 2021	10.5020	10.6220	—	10.6220	10.6220
February 28, 2021	10.5287	10.6480	—	10.6480	10.6480
March 31, 2021	10.6138	10.7307	10.7093	10.7307	10.7307

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 26, 2021 by (i) each person or entity known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons and/or entity named below is in care of our principal executive offices at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of All Shares
Directors and Officers
John Brady	100,000	*
Brian Grefsrud	7,902	*
Derek Smith	10,536	*
Manish Desai	100,000	*
Robert Cavanaugh(2)	5,381	*
Howard Heitner(2)	5,346	*
Catherine Long(2)	2,014	*
James Martin(2)	5,766	*

All directors and executive officers as a group (11 persons)(2)	239,444	1.1%

5% Stockholder
Oaktree Fund GP I, L.P.	4,805,947	21.5%

*	Less than 1%
(1)	All shares listed in the table above are Class I shares.
(2)	Each of our non-employee directors received grants of restricted Class I shares as part of their annual compensation. See “Management—Compensation of Directors.”

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of the material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find More Information; Incorporation by Reference” section below.

Under our charter, we have authority to issue a total of 1,050,000,000 shares of capital stock. Of the total shares of stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share (of which 250,000,000 are classified as Class T shares, 250,000,000 are classified as Class S shares, 125,000,000 are classified as Class D shares, 125,000,000 shares are classified as Class C shares and 250,000,000 are classified as Class I shares) and 50,000,000 shares are classified as preferred stock with a par value $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. The holders of common stock vote together as a single class on all actions to be taken by the stockholders; provided, however, that with respect to (i) any amendment of the charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of common stock or (ii) any matter submitted to stockholders that relates solely to a particular class of common stock, only the affirmative vote of the holders of a majority of such affected class of common stock, with no other class of common stock voting except such affected class of common stock voting as a separate class, is required. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a duly authorized committee of our board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.

We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Class T Shares

Each Class T share issued in the primary offering will be subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase; provided, however, that such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this stockholder serving fee consists of an advisor stockholder servicing fee and a dealer stockholder servicing fee. We expect that generally the advisor stockholder servicing fee will equal 0.65% per annum and the dealer stockholder servicing fee will equal 0.20% per annum, of the aggregate NAV for the Class T shares. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

The upfront selling commission and dealer manager fee will not be payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class T shares.

We will cease paying the stockholder servicing fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T share was issued) of the gross proceeds from the sale of such share (excluding the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class T share (and any shares issued under our distribution reinvestment plan with respect thereto) held in such stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share held in a stockholder’s account over approximately seven years from the date of purchase, assuming a limit of 8.75% of gross proceeds, payment of the full upfront selling commissions and dealer manager fees (as applicable) and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.91.

In addition, we will cease paying the stockholder servicing fee on the Class T shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class S Shares

Each Class S share issued in the primary offering will be subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

The upfront selling commission will not be payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class S shares.

We will cease paying the stockholder servicing fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (excluding the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class S share (and any shares issued under our distribution reinvestment plan with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately seven years from the date of purchase, assuming a limit of 8.75% of gross proceeds, payment of the full upfront selling commissions and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $0.91.

In addition, we will cease paying the stockholder servicing fee on the Class S shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class D Shares

Each Class D share issued in the primary offering will be subject to an upfront selling commission of up to 0.5% of the transaction price of each Class D share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We will pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

Class D shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the stockholder servicing fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (excluding the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class D share (and any shares issued under our distribution reinvestment plan with respect thereto) held in such stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 33 years from the date of purchase, assuming a limit of 8.75% of gross proceeds, payment of the full upfront selling commissions and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.88.

In addition, we will cease paying the stockholder servicing fee on the Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class I Shares

No upfront selling commissions or stockholder servicing fees will be paid for sales of any Class I shares.

Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Oaktree or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus.

Class C Shares

We are conducting a private offering of Class C shares to a feeder vehicle primarily created to hold our Class C shares, which in turn will offer interests in itself to investors. We will conduct such offerings pursuant to exemptions to registration under the Securities Act and not as a part of this offering. No selling commissions, dealer manager fees or stockholder servicing fees are charged to purchasers in connection with the sale of any Class C shares. The Class C shares are not being offered pursuant to this prospectus.

Other Terms of Common Stock

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described in the “—Class T Shares,” “—Class S Shares” and “—Class D Shares” sections above, each Class T share, Class S share and Class D share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash or securities listed on a national securities exchange or (iii) the end of the month following termination of the primary portion of the offering in which such Class T shares, Class S shares and Class D shares were sold on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of the offering. In addition, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share, Class D share and Class C share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Each Class C share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares and (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.

However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. We have no present plans to issue any preferred stock, but we may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairman of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the distribution of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders holding a majority of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or dissolve us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors and certain amendments to our charter, prior to a stockholder vote, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If the Adviser or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, the Adviser and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Oaktree Real Estate Income Trust, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our charter provides for, and our board of directors may grant, limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.

Distribution Policy

We have declared, and intend to continue to declare, monthly distributions as authorized by our board of directors (or a duly authorized committee of the board of directors) and have paid, and intend to continue to pay, such distributions to stockholders of record on a monthly basis. We commenced paying distributions in December 2019 and have paid distributions each month since such date.

Our distribution policy will be set by our board of directors and is subject to change based on available cash flows, among other factors. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable record date. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock. We then calculate each stockholder’s specific distribution amount for the month using applicable record and declaration dates, and your distributions begin to accrue on the date you are admitted as a stockholder.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares and Class C shares will likely differ because of different allocations of class-specific stockholder servicing fees. We expect to use the “record share” method of determining the per share amount of distributions on Class T shares, Class S shares, Class D shares, Class I shares and Class C shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific stockholder servicing fees for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific stockholder servicing fees allocable to such class.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. See the “Material U.S. Federal Income Tax Considerations—Taxation of REITs in General—Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs” sections of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in Class I shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments along with tax and Investment Company Act considerations relating thereto. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe that the likelihood that we pay distributions from sources other than cash flow from operations, such as offering proceeds, borrowings and return of capital, will be higher in the early stages of the offering.

Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to shares of our Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Account Statements

Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to the Adviser; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.

Vacancies on Board of Directors; Removal of Directors

Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or an increase in the number of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.

Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT beginning with our taxable year ended December 31, 2019. We believe that we have been organized and have operated and will continue to operate in such a manner as to maintain our qualification for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

Simpson Thacher & Bartlett LLP previously rendered an opinion that, commencing with our taxable year ended December 31, 2019, we would be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation would enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of Simpson Thacher & Bartlett LLP was based upon customary assumptions, was conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and will not be binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of Simpson Thacher & Bartlett LLP was based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute.

Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

7.	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

8.	that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business (or 50% for taxable years beginning in 2019 and 2020), which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by any of our taxable REIT subsidiaries. This limitation does not apply to any part of its business that the REIT has elected to treat as an “electing real property trade or business” under Section 163(j)(7)(B) of the Code.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We expect that the CMBS and residential mortgage-backed securities (“RMBS”) in which we invest generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s-length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of any Subsidiary Partnerships

General. We may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by any subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in the any subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships, including any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes. Such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to a subsidiary partnership or limited liability company in exchange for equity in such subsidiary partnership or limited liability company in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by a subsidiary partnership or limited liability company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

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a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. Under the Tax Cuts and Jobs Act, U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, the deduction would sunset after 2025.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than

60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.

We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder of our common stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “qualified foreign pension fund”. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.

Even if we were not a domestically-controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 15% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.

We urge non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts).

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution. Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by (i) ERISA Plans (including “Keogh” plans and “individual retirement accounts”), (ii) plans and other arrangements that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan or arrangement described in clause (ii) (each of the foregoing described in clauses (i), (ii) and (iii) being referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of an ERISA Plan and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the shares on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when an ERISA Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Operating Company

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

It is anticipated that, from and after the date we make our first investment, either (i) our shares of common stock will qualify for the exception for a “publicly offered security” or (ii) the terms and conditions of our investments, and the rights obtained and exercised with respect to such investments, will enable us to qualify as a REOC within the meaning of the Plan Assets Regulation. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

Representations

By acceptance of any Class T, Class S, Class D and Class I shares, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase and holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

By acceptance of any class of our shares of our common stock, each Plan investor also will be deemed to have acknowledged and represented (which acknowledgment and representation shall be deemed repeated and reaffirmed on each day the Plan holds any shares of our common stock):

1)

Neither we, the Adviser, the Dealer Manager, Oaktree Real Estate, Oaktree, or any of our or their respective affiliates (collectively, the “Oaktree Entities”) has been relied upon for any advice with respect to the Plan’s decision to purchase or hold any shares of our common stock and none of the Oaktree Entities shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to purchase, continue to hold, transfer, vote or provide any consent with respect to any such shares;

2)

The Plan is aware of and acknowledges that (a) none of the Oaktree Entities is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s investment in the shares of common stock, (b) the Oaktree Entities have a financial interest in the Plan’s investment in the shares of common stock on account of the fees and other compensation they expect to receive from us and their other relationships with us, as disclosed in this prospectus and (c) any such fees received by the Oaktree Entities do not constitute fees rendered for the provision of investment advice to the Plan; and

3)	The Plan’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:

a.	is independent of the Oaktree Entities;

b.	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this prospectus; and

c.

is a fiduciary in connection with the Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the Plan’s investment in us and any related transactions.

Notwithstanding the foregoing, any ERISA Plan investor that is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (3) above.

Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to the Oaktree Entities about whether an investment in our shares of common stock, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.

PLAN OF DISTRIBUTION

We are offering up to $2,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Independent Brokerage Solutions LLC, the Dealer Manager, a registered broker-dealer that is not affiliated with the Adviser. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $1,600,000,000 in shares in our primary offering and up to $400,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.

We are offering to the public four classes of shares of our common stock pursuant to this prospectus: Class T shares, Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and different ongoing stockholder servicing fees.

Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Oaktree or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. We also offer Class I shares and Class C shares to certain feeder vehicles primarily created to hold our Class I shares or Class C shares, which in turn offer interests in themselves to investors; we conduct such offerings pursuant to exemptions to registration under the Securities Act and not as a part of this offering. We may also offer Class I shares or Class C shares to other investment vehicles. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. If you are eligible to purchase all four classes of shares being offered pursuant to this prospectus, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class T, Class S or Class D shares. Before making your investment decision, consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in

Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus any applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may, but are not obligated to, offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments” for examples of valuation adjustment events that may cause a material change to our NAV per share. Each class of shares may have a different NAV per share. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

Underwriting Compensation

We entered into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. For its services, we compensate the Dealer $25,000 per month. Such fees will be paid to the Dealer Manager after the commencement of this offering. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 0.5%	None
Class I shares	None	None

The following table shows the stockholder servicing fees we will pay the Dealer Manager with respect to the Class T, Class S, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees will be paid monthly in arrears.

	Stockholder Servicing Fee as a % of NAV
Class T shares	0.85%	(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)	Consists of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum.

Upfront Selling Commissions and Dealer Manager Fees

Class T, Class S and Class D Shares. Subject to any discounts described below, the Dealer Manager will be entitled to receive upfront selling commissions of up to 3.0% and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; provided, however, that such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Subject to any discounts described below, the Dealer Manager will be entitled to receive upfront selling commissions of up to 0.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers. We will reimburse Oaktree for any upfront selling commissions and dealer manager fees advanced to certain participating broker-dealers during the escrow period.

Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T or Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class T Share	Upfront Selling Commissions as a % of Transaction Price of Class S Share
Up to $149,999.99	3.00%	3.50%
$150,000 to $499,999.99	2.50%	3.00%
$500,000 to $999,999.99	2.00%	2.50%
$1,000,000 and up	1.50%	2.00%

If you qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class T or Class S shares issued and sold in this offering you will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.

Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class T or Class S shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares.

Class I Shares. No upfront selling commissions will be paid with respect to Class I shares sold in this offering.

Stockholder Servicing Fees—Class T, Class S and Class D Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable dealer agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (excluding the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our distribution reinvestment plan with respect thereto) held in such stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately seven years from the date of purchase and with respect to a Class D share held in a stockholder’s account over approximately 33 years from the date of purchase, assuming a limit of 8.75% of gross proceeds, payment of the full upfront selling commissions and dealer manager fees (as applicable) and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.88.

Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class T, Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the Dealer Manager will waive the stockholder servicing fee that broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

We or the Adviser may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and stockholder servicing fees).

Limitations on Underwriting Compensation

In addition to the conversion feature described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares,” we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and the Adviser pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class S shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class S shares are sold with the highest possible upfront selling commissions and (5) NAV per share remains $10.00. The following table also assumes that we will cease paying stockholder servicing fees with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (excluding the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto).

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $1,600,000,000

Upfront selling commissions	$54,106,280	3.38%
Stockholder servicing fees(1)	$85,893,720	5.37%
Retainer of the Dealer Manager(2)	$960,000	0.06%
Wholesaling reimbursements(3)	$19,040,000	1.19%

Total	$160,000,000	10.0%

(1)

We will pay the Dealer Manager a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The Dealer Manager will reallow (pay) the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

(2)

The table above assumes that the compensation is paid to the Dealer Manager for a period of six months prior to the effectiveness of this registration statement and three years after the effectiveness of this registration statement (the period of time for which we may use this registration statement for this Offering).

(3)

Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, and (c) certain expense reimbursements for actual costs incurred by registered representatives of the Dealer Manager in the performance of wholesaling activities. We will reimburse the Dealer Manager or its affiliates for the expenses set forth above, in each case, to the extent permissible under applicable FINRA rules.

Term of the Dealer Manager Agreement

Either party may terminate the Dealer Manager Agreement upon 30 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

HOW TO SUBSCRIBE

You may buy or request that we repurchase shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies, suspends or terminates the share repurchase plan.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•

Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “Oaktree Real Estate Income Trust, Inc.” or “Oaktree REIT.” For Class T, Class S and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus any applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.oaktreeREIT.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus any applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may, but are not obligated to, offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments” for examples of valuation adjustment events that may cause a material change to our NAV per share. Each class of shares may have a different NAV per share because stockholder servicing fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class.

Shares are offered pursuant to our distribution reinvestment plan at the transaction price for such shares at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus any applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•

Generally, within 15 days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•

Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 833-OAK-REIT (625-7348).

•

You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.oaktreeREIT.com, including supplements to the prospectus.

Our transaction price will generally be based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.oaktreeREIT.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments” for examples of valuation adjustment events that may cause a material change to our NAV per share. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASES

General

While you should view your investment as long-term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.

You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•

Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.

•

A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, 833-OAK-REIT (625-7348). The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•

If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the purchase order will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

•

Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus and our share repurchase plan filed as an exhibit to this registration statement of which this prospectus forms a part. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase plan. Written requests should be sent to the transfer agent at the following address:

DST Systems, Inc.

PO Box 219663

Kansas City, MO 64121

Overnight Address:

DST Systems, Inc.

430 W 7th St. Suite 219349

Kansas City, MO 64105

Toll Free Number: 833-OAK-REIT (625-7348)

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•

For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•

Processed repurchases of more than $100,000 will be paid only via wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide wiring instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive repurchase proceeds via wire transfer, provided the payment amount is at least $2,500. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund repurchases or for other corporate purposes.

Repurchase Limitations

We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the total amount of aggregate repurchases of shares of our common stock will be limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis after the Company has repurchased all shares for which repurchase has been requested due to death or disability. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of us as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.

Early Repurchase Deduction

There is no minimum holding period for shares of our common stock and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan, or to shares the Adviser elects to receive instead of cash in respect of its management fee or performance fee.

The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances:

•	repurchases resulting from death or qualifying disability; or

•	in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance.

As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written repurchase request within 12 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of repurchase upon death does not apply.

Furthermore, as set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written repurchase request within 12 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of repurchase upon disability does not apply.

Items of Note

When you make a request to have shares repurchased, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•

all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling our customer service number at 833-OAK-REIT (625-7348), we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $2,500 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At our discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure by the stockholder or its agent to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of the Adviser and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of the management fee and any other fees paid to the Adviser and any affiliate of the Adviser by us or third parties doing business with us during the year;

•	our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;

•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•

a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.oaktreeREIT.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. Simpson Thacher & Bartlett LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The statements included in our prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments,” relating to the role of our independent valuation advisor, have been reviewed by Altus Group U.S. Inc., an independent valuation firm, and are included in our prospectus given the authority of such firm as experts in property valuations and appraisals. Altus Group does not admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix C to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices as required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus. The following documents, which have been filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 31, 2021;

•	our Current Report on Form 8-K filed on February 16, 2021; and

•	our definitive Proxy Statement on Schedule 14A filed on April 21, 2021.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Call the SEC at (800) SEC-0330 for further information about the public reference room.

Website Disclosure

Our website at www.oaktreeREIT.com will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.oaktreeREIT.com.

APPENDIX A: DISTRIBUTION REINVESTMENT PLAN

This Distribution Reinvestment Plan (the “Plan”) is adopted by Oaktree Real Estate Income Trust, Inc. (the “Company”) pursuant to its Articles of Amendment and Restatement (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (collectively the “Shares”) pursuant to the Company’s continuous public offering (the “Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who are participants in the Plan (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

2. Effective Date. The effective date of this Plan shall be the date the Company breaks escrow for the Offering.

3. Procedure for Participation. Any Stockholder (unless such Stockholder is a resident of Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan) who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement. Any Stockholder who is a resident of Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan who has received a Prospectus, as contained in the Company’s registration statement filed with the SEC, will become a Participant only if they elect to become a Participant by noting such election on their subscription agreement. If any Stockholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the Offering or any soliciting dealer participating in the distribution of Shares for the Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling shares on behalf of the Company to the Participant, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares. Participants will acquire Shares from the Company (including Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Plan (the “Plan Shares”) at a price equal to the NAV per Share applicable to the class of Shares purchased by the Participant on the date that the distribution is payable (calculated as of the most recent month end). No upfront selling commissions will be payable with respect to shares purchased pursuant to the Plan. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.

A-1

B. Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares registered with the SEC in connection with the Offering or (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE IN RESPECT OF THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

8. Reports. On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the Plan during the quarter; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering 10 days’ prior written notice to the Company. This notice must be received by the Company prior to the last day of a month in order for a Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last day of a month in which it is timely received and will not affect participation in the Plan for any prior month). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

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SAMPLE

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement for Shares of Oaktree Real Estate Income Trust, Inc.

1.	Your Investment

	Investment Amount $	☐ Initial Purchase

☐ Subsequent Purchase

Investment Method

☐ By mail	Attach a check to this agreement. Make all checks payable to: OAKTREE REAL ESTATE INCOME TRUST, INC.

☐ By wire	Name: DST as Agent for Oaktree Real Estate Income Trust, Inc.

Bank Name: UMB Bank, N.A.

ABA: 101000695

DDA: 98 7229 2448

☐ Broker-dealer/Financial advisor

* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or travelers checks are not accepted.

SHARE CLASS SELECTION (required)

☐ Share Class T (minimum investment $2,500; minimum subsequent investment $500)

☐ Share Class S (minimum investment $2,500; minimum subsequent investment $500)

☐ Share Class D (minimum investment $2,500); minimum subsequent investment $500; available for eligible investors as disclosed in the prospectus)

☐ Share Class I (minimum investment $1,000,000 (unless waived); minimum subsequent investment $500; available for eligible investors as disclosed in the prospectus)

If you are an Oaktree Employee, Officer, Director, or Affiliate, select one below (required)

☐ Oaktree Employee	☐ Oaktree Officer or Director	☐ Oaktree Affiliate	☐ Not Applicable

2.	Ownership Type (Select only one)

Non-Custodial Account Type	Third-Party Custodial Account Type

BROKERAGE ACCOUNT NUMBER	CUSTODIAN ACCOUNT NUMBER

☐ INDIVIDUAL OR JOINT TENANT WITH RIGHTS OF SURVIVORSHIP	☐ IRA
☐ TRANSFER ON DEATH (Optional Designation. Not Available for Louisiana Residents. See Section 3C.) ☐ TENANTS IN COMMON	☐ ROTH IRA ☐ SEP IRA ☐ SIMPLE IRA
☐ COMMUNITY PROPERTY	☐ OTHER

CUSTODIAN INFORMATION (To BE COMPLETED BY CUSTODIAN)
☐ UNIFORM GIFT/TRANSFER TO MINORS STATE OF
CUSTODIAN NAME

☐ PENSION PLAN (Include Certification of Investment Powers Form)	CUSTODIAN TAX ID #

☐ TRUST (Include Certification of Investment Powers Form)	CUSTODIAN PHONE #

☐ CORPORATION / PARTNERSHIP / OTHER

(Corporate Resolution or Partnership Agreement Required)

SAMPLE

Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name Tax ID Number	Date of Trust:	Exemptions (See Form W-9 instructions at www.irs.gov)
Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp	☐ C-Corp ☐ LLC ☐ Partnership	Exempt payee code (if any)

☐ Other	Jurisdiction (if Non-U.S.)	Exemption from FATCA reporting

	(Attach a completed applicable Form W-8)	code (if any)

3.	Investor Information

A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)

(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)
First Name	(MI)	Last Name		Gender

Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)	Country of Citizenship

If you are an Oaktree Employee, Officer, Director or Affiliate, Select One below (required)

☐ Oaktree Employee	☐ Oaktree Officer or Director	☐ Oaktree Affiliate

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name	(MI)	Last Name		Gender

Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)	Country of Citizenship

If you are an Oaktree Employee, Officer, Director or Affiliate, Select One below (required)

☐ Oaktree Employee	☐ Oaktree Officer or Director	☐ Oaktree Affiliate

SAMPLE

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary

☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary

☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary

☐ Secondary %

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary

☐ Secondary %

4.	Contact Information (If different than provided in Section 3A)

Email Address

Mailing Address	City	State	ZipCode

5.	Select How You Want to Receive Your Distributions (Select only one)

IF YOU ARE NOT AN ALABAMA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON INVESTOR, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN.

If you do not wish to be enrolled in the Distribution Reinvestment Plan, initial this box and complete the information below:

☐
Initials

Initial this box ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

IF YOU ARE AN ALABAMA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON INVESTOR, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

If you wish to enroll in the Distribution Reinvestment Plan, initial this box*: ☐ Initials

If you do not wish to enroll in the Distribution Reinvestment Plan, complete the information below.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

A. ☐ Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.)
B. ☐ Cash/Check Mailed to Third Party/Custodian
Name/Entity Name/Financial Institution		Mailing Address
City	State	Zip Code	Account Number (Required)
C. ☐ Cash/Direct Deposit - Attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize Oaktree Real Estate Income Trust, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Oaktree Real Estate Income Trust, Inc. in writing to cancel it. In the event that Oaktree Real Estate Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State
Your Bank’s ABA Routing Number		Your Bank Account Number

ATTACH A PRE-PRINTED VOIDED CHECK

*

A participant may terminate participation in the Distribution Reinvestment Plan at any time, without penalty, by delivering 10 days’ prior written notice to Oaktree Real Estate Income Trust, Inc.. This notice must be received by Oaktree Real Estate Income Trust, Inc. prior to the last day of a month in order for a participant’s termination to be effective for such month. Upon termination, future distributions will be distributed in cash.

SAMPLE

6.	Broker-Dealer/Financial Advisor Information (Required Information. All fields must be completed.)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker-Dealer		Financial Advisor Name
Advisor Mailing Address
City	State		Zip Code
Financial Advisor Number	Branch Number		Telephone Number
E-mail Address		Fax Number

Note that unless previously agreed to in writing by Oaktree Real Estate Income Trust, Inc., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and all related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, including Regulation Best Interest, as applicable, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

If you do not have another broker-dealer or other financial intermediary introducing you to Oaktree Real Estate Income Trust, Inc., then Independent Brokerage Solutions LLC (“IndeBrokers”) may be deemed to act as your broker of record in connection with any investment in Oaktree Real Estate Income Trust, Inc. IndeBrokers is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If IndeBrokers is your broker-dealer of record, then your Shares will be held in your name on the books of Oaktree Real Estate Income Trust, Inc. IndeBrokers will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker-dealer or other financial intermediary.

X			X

	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

7.	Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Oaktree Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to email, initial the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize us to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery
Initials

Email

If blank, the email provided in Section 4 or Section 3A will be used.

SAMPLE

8.	Subscriber Signatures

Oaktree Real Estate Income Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Oaktree Real Estate Income Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

Note: All Items Must Be Read and Initialed In order to induce Oaktree Real Estate Income Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:
(a)	I have received a copy of the final Prospectus.
		Initials	Initials
(b)	I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.
		Initials	Initials
(c)	In addition to the general suitability requirements described above in 8(b), I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”
		Initials	Initials
(d)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.
		Initials	Initials
(e)	I am purchasing the Shares for my own account.
		Initials	Initials
(f)	I understand that the transaction price per share at which my investment will be executed will be made available at www.oaktreeREIT.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.
		Initials	Initials
(g)	I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Oaktree Real Estate Income Trust, Inc.’s toll-free, automated telephone line, 833-OAK-REIT (625-7348).
		Initials	Initials
(h)	If I am not an Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington resident, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.
		Initials	Initials
(i)	If I am an Alabama resident, my investment in Oaktree Real Estate Income Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth.
		Initials	Initials
(j)	If I am a California resident, my investment in Oaktree Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth.
		Initials	Initials
(k)	If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Oaktree Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth.
		Initials	Initials
(l)	If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my net worth.
		Initials	Initials

SAMPLE

(m)	If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-traded real estate investment trusts to not more than 10% of such investor’s liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.
		Initials	Initials
(n)	If I am a Kentucky resident, my investment in Oaktree Real Estate Income Trust, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth.
		Initials	Initials
(o)	If I am a Maine resident, I understand that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth.
		Initials	Initials
(p)	If I am a Massachusetts resident, my investment in Oaktree Real Estate Income Trust, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth.
		Initials	Initials
(q)	If I am a Missouri resident, no more than 10% of my liquid net worth may be invested in the securities of Oaktree Real Estate Income Trust, Inc.
		Initials	Initials
(r)	If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth.
		Initials	Initials
(s)	If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liabilities) that consists of cash,
	cash equivalents and readily marketable securities. In addition, my investment in Oaktree Real Estate Income Trust, Inc., and its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.	Initials	Initials

New Jersey investors are advised that the Class T and Class S shares will, with limited exceptions, be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% and Class D shares will, with limited exceptions, be subject to upfront selling commissions of up to 0.5%, which, in each case, will reduce the amount of the purchase price that is available for investment.

New Jersey investors are also advised that Oaktree Real Estate Income Trust, Inc. will pay stockholder servicing fees, subject to certain limits, with respect to outstanding Class T, Class S and Class D shares in an annual amount equal to 0.85%, 0.85% and 0.25%, respectively, of the aggregate NAV of the outstanding Class T, Class S or Class D shares. The stockholder servicing fees will reduce the NAV or, alternatively, the amount of distributions that are paid with respect to Class T, Class S and Class D shares. Stockholder servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, which may cause the NAV per share for our share classes to be different. No upfront selling commissions, dealer manager fees or ongoing stockholder servicing fees are paid with respect to Class I shares. Your financial advisor may charge a separate wrap account or similar fee with respect to Class I shares or Class D shares.

(t)	If I am a New Mexico resident I must limit my investment in Oaktree Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my net worth.
		Initials	Initials
(u)	If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Oaktree Real Estate Income Trust, Inc.
		Initials	Initials
(v)	If I am an Ohio resident, my investment in Oaktree Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprises cash, cash equivalents, and readily marketable securities.
		Initials	Initials
(w)	If I am an Oregon resident, my investment in Oaktree Real Estate Income Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth.
		Initials	Initials
(x)	If I am a Pennsylvania resident, my investment in Oaktree Real Estate Income Trust, Inc. may not exceed 10% of my net worth.
		Initials	Initials

SAMPLE

(y)	If I am a Puerto Rico resident, my investment in Oaktree Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
		Initials	Initials
(z)	If I am a Tennessee resident, I have a liquid net worth of at least 10 times my investment in Oaktree Real Estate Income Trust, Inc.
		Initials	Initials
(aa)	If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
		Initials	Initials

For purposes of the acknowledgments above, an affiliate of Oaktree Real Estate Income Trust, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Oaktree Real Estate Income Trust, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Oaktree Real Estate Income Trust, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Oaktree Real Estate Income Trust, Inc., including any partnership in which Oaktree Real Estate Income Trust, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Oaktree Real Estate Income Trust, Inc.

If you do not have another broker-dealer or other financial intermediary introducing you to Oaktree Real Estate Income Trust, Inc., then IndeBrokers may be deemed to be acting as your broker of record in connection with any investment in Oaktree Real Estate Income Trust, Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Oaktree Real Estate Income Trust, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and repurchase information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Oaktree Real Estate Income Trust, Inc. at the number indicated below.

CERTAIN FIRPTA CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that the address shown on this subscription agreement is my home address (in the case of an individual) or office address (in the case of an entity) and that I am not a foreign person.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

SAMPLE

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X

	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9.	Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Oaktree Real Estate Income Trust, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Oaktree Real Estate Income Trust, Inc. and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Oaktree Real Estate Income Trust, Inc.

Return to:

DST Systems, Inc.

PO Box 219663

Kansas City, MO 64121

Overnight Address:

DST Systems, Inc.

430 W 7th St. Suite 219349

Kansas City, MO 64105

Toll Free Number: 833-OAK-REIT (625-7348)

Oaktree Real Estate Income Trust, Inc. Investor Relations: 833-OAK-REIT (625-7348)

APPENDIX C: PRIVACY POLICY NOTICE

Oaktree Real Estate Income Trust, Inc. Privacy Notice	rev. 2/2018

FACTS	WHAT DOES OAKTREE REAL ESTATE INCOME TRUST, INC. DO WITH YOUR PERSONAL INFORMATION?
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
•	Social security number, assets and income
•	Account transactions
•	Checking account information or wire transfer instructions
How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Oaktree Real Estate Income Trust, Inc. chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Oaktree Real Estate Income Trust, Inc. share?	Can you limit this sharing?
For our everyday business purposes -
such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes - to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes - information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes - information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For non-affiliates to market to you	No	We don’t share
Questions?	Call us at 833-OAK-REIT (625-7348)

C-1

Who we are
Who is providing this notice?	Oaktree Real Estate Income Trust, Inc.
What we do
How does Oaktree Real Estate Income Trust, Inc. protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Oaktree Real Estate Income Trust, Inc. collect my personal information?	We collect your personal information, for example, when you
	•	Open an account or buy securities from us
	•	Give us your contact and income information
	•	Tell us where to send the money
We also collect your personal information from other financial services companies.
Why can’t I limit all sharing?	Federal law gives you the right to limit only:
	•	sharing for affiliates’ everyday business purposes - information about your creditworthiness
	•	affiliates from using your information to market to you
	•	sharing for non-affiliates to market to you
State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.
Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.
•

Our affiliates include companies within the asset management industry that are controlled by or under common control with Oaktree Capital Group, LLC, typically bearing the name “Oaktree” or “OCM”. Such companies include Oaktree Capital Management, L.P., Oaktree Fund Advisors, LLC, and OCM Investments, LLC.

Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies.
	•	Oaktree Real Estate Income Trust, Inc. does not share with non-affiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.
	•	Our joint marketing partners include financial services companies
Other important information

California Residents: In accordance with California law, we will not share information we collect about California residents with non-affiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will also limit the sharing of information about you with our affiliates to the extent required by applicable California law.

Vermont Residents: In accordance with Vermont law, we will not share information we collect about Vermont residents with non-affiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will not share creditworthiness information about Vermont residents among Oaktree Real Estate Income Trust, Inc.’s affiliates except with the authorization or consent of the Vermont resident.

C-2

Oaktree Real Estate Income Trust, Inc.

Maximum Offering of $2,000,000,000

Common Stock

Prospectus

May 4, 2021

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Oaktree Real Estate Income Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.